Exhibit (c)(7)
FAIR MARKET VALUATION
EMPLOYEE STOCK OWNERSHIP PLAN
Prepared for:
Greenville Federal Financial Corporation
Greenville, Ohio
Effective Date of Valuation:
June 30, 2009

Prepared By:
RP® Financial, LC.
1700 North Moore Street
Suite 2210
Arlington, Virginia 22209

RP® FINANCIAL, LC.
Financial Services Industry Consultants since 1988
September 28, 2009
First Bankers Trust Services
Trustee for the Greenville Federal Financial Corporation
Employee Stock Ownership Plan
690 Wagner Avenue
Greenville, Ohio 45331
To Whom It May Concern:
     Pursuant to your request, RP® Financial, LC. (“RP Financial”) hereby provides an independent appraisal of the outstanding shares of the common stock of Greenville Federal Financial Corporation, Greenville, Ohio (“Greenville Federal Financial” or the “Corporation”), which are owned by the Greenville Federal Financial Employee Stock Ownership Plan (“ESOP”). The Corporation is a savings and loan holding company with its major activity consisting of ownership of Greenville Federal (“Greenville Federal” or the “Bank”), a wholly-owned subsidiary. This appraisal does not place a value on the non-ESOP shares held by either insiders or the general public.
     It is our opinion that, pursuant to the “Statement of Relevant Considerations” and the detailed analysis which follow, as of June 30, 2009, the value of the 89,053 shares of common stock owned by the ESOP was equal to $4.00 per share, or $356,212 in the aggregate. Greenville Federal Financial shares owned by the ESOP are subject to a “put option” as described in the ESOP Plan documents which require the ESOP Trust or the Corporation to repurchase distributed shares if the employee so wishes. The “put option” increases the liquidity of the ESOP shares over non-ESOP, or public, shares and thus decreases the discount ascribed to ESOP shares for illiquidity.
     Our valuation is not intended, and must not be construed as, a recommendation of any kind as to the advisability of purchasing or selling shares of common stock. Moreover, because such valuation is necessarily based upon estimates and a projection of a number of matters, all of which can be subject to change from time to time, no assurance can be given that such persons who purchase or sell shares of common stock at the price concluded herein will thereafter be able to purchase or sell such shares at the same price.

Respectfully submitted,

RP® Financial, LC.

Washington Headquarters
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RP® Financial, LC.	TABLE OF CONTENTS
TABLE OF CONTENTS
GREENVILLE FEDERAL FINANCIAL CORPORATION
Greenville, Ohio

PAGE
DESCRIPTION	NUMBER

Appraiser’s Certification	—
Statement of Relevant Considerations	1

SECTION I OVERVIEW AND FINANCIAL ANALYSIS
Introduction	I.1
The ESOP	I.1
Financial Condition	I.2
Income Statement	I.6
Asset Quality	I.8
Interest Rate Risk	I.9
Additional Operational Areas	I.9

SECTION II OPERATING ENVIRONMENT AND MARKET AREA
Introduction	II.1
National Economic Factors	II.1
Interest Rate Environment	II.2
Market Area Demographics	II.3
Local Economy	II.4
Unemployment Rate	II.5
Deposit Trends and Competition	II.6
Summary	II.7

SECTION III PEER GROUP ANALYSIS
Selection of Peer Group	III.1
Financial Condition	III.3
Income and Expense Analysis	III.5
Loan Portfolio Composition	III.7
Credit Risk	III.7
Interest Rate Risk	III.10
Summary	III.11

SECTION IV APPRAISAL OF FAIR MARKET VALUE
Recent Trading Activity in the Corporation’s Stock	IV.1
Standard Valuation Methodologies	IV.1
1. P/E Approach	IV.1
2. P/B Approach (Reported)	IV.3
3. P/B Approach (Fully Converted)	IV.3
Valuation Summary Before Marketability Discounts	IV.5
Marketability Discount	IV.6
Conclusion	IV.6

LIST OF TABLES
GREENVILLE FEDERAL FINANCIAL CORPORATION

TABLE
NUMBER	DESCRIPTION	PAGE

1.1	Historical Balance Sheets	I.3
1.2	Historical Income Statements	I.7
1.3	Non-Performing Assets and Allowance for Loan Losses	I.9

2.1	Summary Demographic Data	II.3
2.2	Darke County Major Employers	II.4
2.3	Primary Market Area Employment Sectors	II.5
2.4	Market Area Unemployment Trends	II.5
2.5	Market Area County Deposit Competitors	II.6
2.6	Market Area Deposit Summary	II.7

3.1	Peer Group of Publicly-Traded Thrifts	III.2
3.2	Balance Sheet Composition and Growth Rates	III.4
3.3	Income as a Percent of Average Assets and Yields, Costs, Spreads	III.6
3.4	Loan Portfolio Composition and Related Information	III.8
3.5	Credit Risk Measures and Related Information	III.9
3.6	Interest Rate Risk Measures and Net Interest Income Volatility	III.11

4.1	Market Pricing Comparatives (Nominal Basis)	IV.2
4.2	Market Pricing Comparatives (Fully Converted Basis)	IV.4
4.3	Valuation Summary: Public Equivalent Value	IV.5

RP® Financial, LC.	APPRAISER’S CERTIFICATION
APPRAISER’S CERTIFICATION
     This report has been prepared by RP® Financial, LC. for the confidential use of First Bankers Trust Services, Trustee for Greenville Federal Financial’s Employee Stock Ownership Plan, using standard valuation techniques and practices, which are defined herein.

Respectfully submitted, RP® FINANCIAL, LC.

RP® Financial, LC.	STATEMENT OF RELEVANT CONSIDERATIONS
1
STATEMENT OF RELEVANT CONSIDERATIONS
Statement of Purpose
     This valuation was prepared by RP Financial, LC. (“RP Financial”) for First Bankers Trust Services, trustee for the Employee Stock Ownership Plan of Greenville Federal Financial. The purpose of the valuation is to establish the fair market value of the shares of common stock owned by the Corporation’s Employee Stock Ownership Plan.
     The Corporation is a thrift holding company formed in 2005 with its primary activity consisting of ownership of all outstanding shares of its wholly-owned subsidiary, Greenville Federal. The Corporation also engages in management of cash and investments held at the holding company level, pays cash dividends to shareholders and engages in certain capital management strategies such as stock repurchases.
RP Financial, LC.
     RP Financial, of Arlington, Virginia, is a financial consulting firm that among other things specializes in the fair market valuation of thrift and banking institutions and their subsidiary companies. RP Financial has been approved as a qualified thrift appraisal firm by the Office of Chief Counsel of the Office of Thrift Supervision (“OTS”). The principals and senior staff of RP Financial have served as fair market appraisers and valuation consultants for over 500 thrift and banking transactions including initial and secondary offerings, mutual-to-stock conversion transactions, mergers, acquisitions and other business combinations. The principals and senior staff of RP Financial have further overseen the preparation of numerous one time and annual stock valuations for such purposes as estate valuations, contributions of stock to a trust, valuations of shares held in qualified benefit plans such as ESOPs and pension plans, and expert testimony in civil matters. Neither RP Financial nor its employees have any present or contemplated future interest in the stock of the Corporation or any other interest that might tend to prevent making a fair and unbiased appraisal.
Definition of Fair Market Value
     Throughout this valuation, the terms “market value” and “fair market value” are considered to represent the value at which a willing buyer and willing seller, both being informed of the relevant facts about the business, could reasonably conduct a transaction, neither party acting under any compulsion to do so. Among other factors, this appraisal takes into consideration all elements of appraisal listed in Internal Revenue Service Ruling 59-60, which provides guidelines for the appraisal of closely held stocks. Revenue ruling 59-60 states that all relevant factors should be taken into consideration, including the following:
(1)	The nature of the business and the history of the enterprise from its inception.

(2)	The economic outlook in general and the condition and outlook of the specific industry in particular.

(3)	The book value of the stock and the financial condition of the business.

(4)	The earning capacity of the company.

RP® Financial, LC.	STATEMENT OF RELEVANT CONSIDERATIONS
2
(5)	The dividend-paying capacity of the company.

(6)	Whether or not the enterprise has goodwill or other intangible value.

(7)	Sales of the stock and the size of the block of stock to be valued.

(8)	The market price of stocks of banks and savings banks engaged in the same or similar line of business having their stocks actively traded in a free and open market, either on an exchange or over the counter.
     Additionally, we have followed guidelines set forth in Section 3(18) of ERISA which refers to fair market value determined in good faith “and in accordance with regulations promulgated by the Secretary (of Labor),” and proposed regulations issued by the Department of Labor (Setting forth general guidelines regarding the determination of “adequate consideration” for a security for which there is no generally recognized market).
Sources of Information Used
     Several sources of financial and other information on the Corporation and the ESOP were used in this appraisal, including: (i) audited and draft audited financial information and regulatory information for the fiscal years ended June 30, 2005 through June 30, 2009; (ii) unaudited shareholder and internal financial information through June 30, 2009; (iii) the ESOP Plan, Trust Agreement, and amendments thereto; and (iv) management discussions. All information (financial and other reports) concerning the Corporation and the ESOP was provided by the management of Greenville Federal Financial. All information received has been accepted by RP Financial to be correct and accurate with no further investigation. More specifically, we have not performed a review or appraisal of individual loan or other asset files.
     We have had conversations with members of the Corporation’s management regarding the Corporation’s financial condition, operating results and other characteristics. In addition, where appropriate, we considered information based on other available published sources that we believe is reliable, but we cannot guarantee their accuracy or completeness. Information on publicly-traded comparable companies used in the valuation was derived from data published by SNL Financial, LC., a Charlottesville, Virginia-based company that maintains a financial database of publicly-traded financial institutions. Demographic and economic data on the Corporation’s market area was provided by SNL Financial. Branch deposit data was obtained from the FDIC.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
Page I.1
I. OVERVIEW AND FINANCIAL ANALYSIS
Introduction
     Greenville Federal Financial is a unitary thrift holding company, headquartered in Greenville, Ohio, whose sole subsidiary is the Bank. As of June 30, 2009, the Corporation maintained total assets of $119.6 million, deposits of $72.9 million, and equity of $18.6 million, or 15.6% of assets. The Bank’s operations are conducted through the headquarters office location and a supermarket branch office, both of which are located in Greenville, Ohio. Greenville Federal Financial and the Bank are subject to examination, supervision and regulation by the Office of Thrift Supervision (“OTS”). Deposits are insured by the Deposit Insurance Fund (“DIF”) and administered by the Federal Deposit Insurance Corporation (“FDIC”), with deposits insured up to the applicable limits for each depositor. The Bank is also a member of the Federal Home Loan Bank (“FHLB”) system. Greenville Federal Financial’s year end 2009 financial data is presented in Exhibit I-1.
     Currently, the Corporation’s primary activity consists of holding 100% of the stock of Greenville Federal. Greenville Federal Financial was incorporated in 2005 for the purpose of becoming the holding company of Greenville Federal in connection with the mutual-to-stock conversion of the Bank. Greenville Federal reorganized into the mutual holding company form of ownership and completed a public stock offering on January 4, 2006. As a result of these transactions, Greenville Federal Financial became a public company, issuing 1,264,126 shares of stock, a 55% ownership interest, to Greenville Federal MHC (the “MHC”) and selling 1,034,285 shares of its common stock to non-MHC investors, including the employee stock ownership plan (“ESOP”). In conjunction with the public stock offering, Greenville Federal Financial raised approximately $10.3 million of proceeds. Greenville Federal Financial’s activities include management of cash and investments held at the holding company level. The Corporation’s stock is traded on the OTC Bulletin Board (“OTCBB”) under the symbol “GVFF”.
The ESOP
     The Corporation’s ESOP was established in 2006 originally funded by a loan from the Corporation as part of the minority stock offering and mutual-to-stock conversion of the Bank. The ESOP currently owns 89,053 shares of the Corporation’s common stock. Based on 1,033,725 public common shares outstanding of the Corporation as of June 30, 2009, the ESOP stock represented an 8.61% ownership interest in the shares held by non-MHC investors, and a 3.8% ownership interest in Greenville Federal Financial. The ESOP shares are subject to a “put option” whereby distributed ESOP shares are subject to a required repurchase by the Corporation if the employee so wishes, a feature which improves the liquidity of the ESOP shares over non-ESOP shares.
     The ESOP is administered by Crowe Horwath, LLC, Columbus, Ohio (the “Administrator”). The Administrator is responsible for managing the ESOP, which includes remitting the Bank’s contributions to the Trustee, directing the Trustee with respect to disbursement of benefits, and establishing and maintaining records appropriately to permit the ESOP to be administered according to its terms and the requirements of applicable law. The Trustee of the ESOP is First Bankers Trust Services, Quincy, Illinois. The responsibilities of the Trustee include holding and overseeing ESOP funds, preparing and filing written reports with the Administrator regarding the ESOP’s investments, receipts and disbursements, distributing benefits to participants as required under the ESOP and obtaining independent appraisals on at

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
Page I.2
least an annual basis of the shares owned by the ESOP since a ready market does not exist for the common stock.
     Shares of stock held by the ESOP are allocated among employees based upon compensation level and length of service. The shares an employee is entitled to under the ESOP generally become fully vested after five years of service, which includes service prior to establishment of the ESOP. Prior to five years of service, benefits are not vested. Once an employee receives a distribution of ESOP shares upon termination, death, disability, or retirement, the employee or estate has a “put option” that, subject to the availability of retained earnings, effectively requires the Corporation to repurchase the distributed shares from the employee if the employee so wishes, during the 16 month period after the employee receives the stock as a distribution of the ESOP shares. These features are important because they improve the liquidity of the stock held by the ESOP relative to the shares owned by other shareholders. Allocation of benefits under the ESOP is made as of June 30, the last day of the ESOP’s fiscal year.
Financial Condition
     Table 1.1 presents summary balance sheet information for Greenville Federal Financial. The Corporation has record a modest decline in assets since June 30, 2005, with total assets decreasing by a total of 5.14%, or 1.31% annually. Assets declined to $119.6 million as of June 30, 2009 from $126.1 as of June 30, 2008, as maturing investment securities were not reinvested, but were used to fund deposit outflows and loan growth. Between 2005 and 2009, assets have fluctuated within a relatively narrow range. Equity decreased as of June 30, 2009 as a result of the net loss incurred in the same year.
     The balance of Greenville Federal’s loan portfolio has increased steadily since fiscal 2005, increasing from a low of $78.2 million, or 62.0% of assets, to a high of $91.7 million, or 76.7% of assets as of June 30, 2009. For fiscal 2009, loans increased by $1.8 million, continuing the steady growth, as the Bank focused on the origination of additional loans that were placed into portfolio to enhance income. However, the loans/deposit ratio decreased slightly during fiscal 2009 to 125.7%, due to stronger growth in deposits. A majority of the Bank’s loans are secured by property within Darke County, Ohio, the location of the Bank’s office facilities, and essentially all of the loans are secured by property within Darke County and the contiguous counties in Ohio and Indiana to the west.
     Greenville Federal’s lending activities have traditionally emphasized the origination of first mortgage loans secured by owner occupied 1-4 family residential property. Beyond 1-4 family loans, lending diversification by the Bank includes modest amounts of non-residential real estate mortgage, commercial business, multi-family property, consumer and construction loans. Greenville Federal originates both fixed rate and adjustable rate 1-4 family residential mortgage loans, and the current practice is to retain substantially all originations for its own portfolio in order to build the loan portfolio to increase income. Residential first mortgage loans totaled $72.4 million, or 78.5% of total loans as of June 30, 2009.
     For residential lending activities, the Bank will originate loans with loan-to-value (“LTV”) ratios of up to 100%, with private mortgage insurance for any loans with an LTV in excess of 80%. Fixed rate residential loans are generally originated with terms of up to 30 years. Adjustable rate residential loans are offered with generally the same terms and conditions as fixed rate residential real estate loans. The adjustable rate loans currently are adjustable after one, three or five years, with annual adjustments after the initial fixed rate period. The adjustments are generally tied to a similar maturity of the U.S. Treasury constant maturities index. The maximum allowable adjustment for one-year adjustment periods is generally 2%,

RP Financial, LC.
Table 1.1
Greenville Federal Financial Corp.
Historical Balance Sheets

											6/30/05-
											6/30/09
	As of June 30,										Annual.
	2005		2006		2007		2008		2009		Growth Rate
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Pct
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	(%)
Total Amount of:
Assets	$126,048	100.00%	$130,708	100.00%	$129,708	100.00%	$126,126	100.00%	$119,570	100.00%	-1.31%
Loans Receivable (net)	78,189	62.03%	83,452	63.85%	87,413	67.39%	89,851	71.24%	91,663	76.66%	4.05%
Cash and Equivalents	3,716	2.95%	3,254	2.49%	3,527	2.72%	7,220	5.72%	4,474	3.74%	4.75%
Mortgage-Backed Securities	1,737	1.38%	2,172	1.66%	1,684	1.30%	1,280	1.01%	1,822	1.52%	1.20%
Investment Securities	35,536	28.19%	35,114	26.86%	29,969	23.10%	20,154	15.98%	13,902	11.63%	-20.91%
Bank-Owned Life Insurance	3,571	2.83%	3,705	2.83%	3,849	2.97%	4,002	3.17%	4,151	3.47%	3.83%
Fixed Assets	2,133	1.69%	2,069	1.58%	2,022	1.56%	1,907	1.51%	1,958	1.64%	-2.12%
Other Assets	1,166	0.93%	942	0.72%	1,244	0.96%	1,712	1.36%	1,600	1.34%	8.23%

Deposits	$78,898	62.59%	$78,782	60.27%	$79,633	61.39%	$83,697	66.36%	72,918	60.98%	-1.95%
FHLB Advances, Other Borrowed Funds	32,243	25.58%	28,177	21.56%	26,125	20.14%	19,214	15.23%	26,903	22.50%	-4.43%
Other Liabilities	1,248	0.99%	1,167	0.89%	1,206	0.93%	1,359	1.08%	618	0.52%	-16.11%
Stockholders Equity	13,659	10.84%	22,582	17.28%	22,744	17.53%	21,856	17.33%	18,614	15.57%	8.05%

AFS Adjustment	(207)	-0.16%	($315)	-0.24%	($339)	-0.26%	$0	0.00%	67	0.06%	NM

Public Shares Outstanding	NA		1,034,285		1,034,285		1,034,285		1,033,725		—
MHC Shares Outstanding	NA		1,264,126		1,264,126		1,264,126		1,264,126		—

Total Shares Outstanding	NA		2,298,411		2,298,411		2,298,411		2,297,851		—

Book Value/Share	NA		$9.83		$9.90		$9.51		$8.10		—
Loans/Deposits	99.10%		105.93%		109.77%		107.35%		125.71%		—
Offices Open	2		2		2		2		2		—

(1)	Ratios are as a percent of ending assets.

Source: Audited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
Page I.4
with a maximum 6% adjustment over the life of the loan. Until fiscal 2003, Greenville Federal followed a strategy of selling long-term fixed rate residential mortgage loans into the secondary market, servicing retained, for interest rate risk purposes. This strategy was discontinued in order to retain loans in portfolio to increase interest income. As of June 30, 2009, the Bank maintained a loans-serviced-for-others portfolio of $9.1 million, reflecting these previously sold loans. Greenville Federal also held a servicing rights asset on its books in the amount of $74,000.
     Greenville Federal also originates residential home equity loans, lines of credit and second mortgage loans. Such loans carry both fixed rates and adjustable rates, LTVs of generally up to 80% and terms of up to 15 years. If the Bank currently has the first mortgage on a residential property, Greenville Federal will lend up to a 90% LTV. Total home equity, home equity lines of credit and second mortgage loans were $5.1 million as of June 30, 2009, equal to 5.5% of total loans.
     Greenville Federal originates multi-family and non-residential real estate loans as a strategy to operate as a full-service lender and to provide for loan portfolio diversification, increase overall earning asset yields and assist in interest rate risk management. Multi-family loans totaled $3.8 million, or 4.1% of total loans at June 30, 2009 and are generally originated with fixed or adjustable rates, a maximum LTV of 80% and a maximum term of 30 years. The Bank also originates nonresidential real estate loans, secured by property such as churches, retail businesses, offices and farm land. As of June 30, 2009, nonresidential real estate loans totaled $5.6 million, or 6.0% of total loans and land loans were approximately $200,000 or 0.2% of total loans.
     Construction loans are a minor area of activity for Greenville Federal, and totaled $146,000 or 0.7% of total loans as of June 30, 2009. Construction loans are made on both residential and nonresidential real estate. Such loans are either speculative loans or loans to the eventual owner and resident of the property. All construction loans are written as permanent loans with interest-only payments until construction is completed, usually within a twelve month period. Maximum LTVs for construction loans are 97% for single family homes, 90% for two family homes and 80% for all other construction loans.
     Greenville Federal also does a modest amount of non-mortgage lending, including commercial business loans and consumer loans. Commercial business loans totaled $2.3 million or 2.4% of total loans at June 30, 2009 and are generally secured by various business collateral, including inventory, business equipment, vehicles and accounts receivable. Commercial business loans are made at fixed rates of up to ten years and one-year balloon loans with interest only payments until maturity. Consumer loans ($2.7 million or 2.9% of total loans at June 30, 2009), primarily consist of automobile loans, which comprised 75% of total consumer loans. Automobile loans are originated with LTVs of up to 100% and terms of up to six years, depending on the age of the vehicle. Other consumer loans include loans on deposit, recreational vehicles and personal loans.
     Greenville Federal manages interest rate risk from both the asset and liability sides of the balance sheet. In order to reduce exposure to interest rate risk, the Bank: (1) maintains balances of adjustable rate and other short-term investment securities, including cash and equivalents, investment in an adjustable rate mortgage mutual fund and a laddered investment in U.S. agency bonds; (2) maintains a high ratio of interest-earning assets to total assets in order to maximum revenue from the asset base; (3) originates adjustable rate or short-term to maturity construction, multi-family, nonresidential real estate, commercial business and consumer loans; (4) maintains a balance of core deposits that are less interest rate sensitive; (5) funds earning assets in part with a portfolio of FHLB advances that have various maturities

RP®Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
Page I.5
extending out in excess of ten years; and, (6) maintains a large balance of interest free capital to support the net interest income ratio.
     The intent of the Bank’s investment policy is to provide adequate liquidity and to generate a favorable return within the context of supporting overall credit and interest rate risk objectives. Over the past five fiscal years, the Bank’s level of cash and equivalents ranged from 5.7% of assets at June 30, 2008 to a low of 2.5% of assets at June 30, 2006. Such assets totaled $4.5 million, or 3.7% of assets at June 30, 2009. Cash and cash equivalents are maintained for liquidity purposes for use in daily business operations. Mortgage-backed securities (“MBS”) comprise a small portion of the investment portfolio, with the portfolio consisting substantially of securities guaranteed or insured by a federal agency or government sponsored enterprises (“GSEs”). As of June 30, 2009, the portfolio consisted of $1.8 million of both fixed rate and adjustable rate pass through certificates issued by Fannie Mae, Freddie Mac and Ginnie Mae. All of the MBS were classified as held-to-maturity. MBS are not a strategic part of the Bank’s investment strategy, as Greenville Federal prefers to place available funds into whole loans receivable for income enhancement.
     Beyond the Bank’s investment in MBS, investment securities held by Greenville Federal at June 30, 2009 consisted of an AMF mortgage mutual fund ($11.9 million), FHLB stock ($2.0 million), and state and municipal obligations ($11,000). Interest rate risk management is pursued through the investment portfolio, as the agency obligations have terms to maturity of less than two years and the mortgage mutual fund contains adjustable rate mortgage loans.
     Greenville Federal reported a modest investment in fixed assets as of June 30, 2009, equal to $2.0 million, or 1.6% of assets, most of which represents the net book value investment of the main office. This level of investment in fixed assets permits additional investment in earning assets by the Bank. The Bank also maintains an investment in bank-owned life insurance (“BOLI”) policies, which cover the lives of some of the Bank’s senior officers. The life insurance policies earn tax-exempt income through cash value accumulation and death proceeds. As of June 30, 2009, the cash surrender value of the BOLI equaled $4.2 million.
     Over the past five fiscal years, Greenville Federal’s funding needs have been substantially met through retail deposits, borrowings, internal cash flows and retained earnings. As shown in Table 1.1, and reflecting the overall asset shrinkage, from year end 2005 through 2009 the Bank’s deposits decreased at an annual rate of 2.0%, with most of the decline occurring in fiscal year 2009. Since fiscal 2005, deposits have fluctuated modestly in balance. The changes in balances of deposits and assets have resulted in a minimal decrease in the ratio of deposits-to-assets from 60.3% at year end 2006 to 61.0% at June 30, 2009. Core deposit accounts included passbook accounts, interest-bearing and non-interest bearing checking accounts and money market accounts. Certificates of deposits totaled $41.5 million and regular savings accounts $21.6 million or 29.7% of total deposits.
     Borrowed funds totaled $26.9 million, or 22.5% of assets, as of June 30, 2009, and the level of borrowings have declined since reaching a high of $32.2 million at June 30, 2005. The Bank has been reducing the level of borrowings based on alternative funding costs, funding demands, and interest rate risk management considerations, although such balances increased in fiscal 2009 in order to replace a portion of the deposit loss. Borrowed funds currently consist solely of FHLB advances, and the advances include fixed rate, fixed maturity advances and amortizing advances, with terms of up to 20 years through 2024. The advances have a laddered maturity profile as part of interest rate risk management.
     The capital ratio increased from 10.8% to 17.3% of assets between fiscal year end 2005 and 2008, due to additions to retained earnings and the additional capital from the mutual holding company stock offering in 2006. However, the capital ratio slightly declined as of June

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
Page I.6
30, 2009 to 15.6%, due to the net losses reported for the past two years. In addition, the AFS adjustment related to the investment in available-for-sale securities has also had a fluctuating impact on stated equity. The Bank is in compliance with all regulatory capital requirements, qualifying as a “well-capitalized” institution. Book value per share and tangible book value per share equaled $8.10 at year end 2009 based on 2,297,851 common shares outstanding.
Income Statement
     Table 1.2 presents the Bank’s historical income statements for the past five fiscal years. The Bank has reported fluctuating results, including two net losses over that time period, with income ranging from a high of 0.49% of average assets in fiscal 2007 to a low of a loss of 2.59% of average assets during the fiscal year ended June 30, 2009. Reported fiscal 2009 earnings equaled a net loss of $3.2 million, or $1.42 per share and estimated core earnings posted a loss of $559,000. Since 2005, earnings have been impacted by non-operating items, including gains or losses on the sale of investment securities, loans and other assets, along with a gain on the sale of stock of the Bank’s former data processing provider and an expense related to the termination of a defined benefit plan in fiscal 2005. Earnings were impacted by a $1.8 million impairment charge on securities in fiscal 2008 and another impairment charge of $3.3 million in fiscal 2009. There have also been losses on real estate owned of $31,000 and $274,000 reported in 2008 and 2009.
     Greenville Federal has recorded an improving net interest income ratio since fiscal 2005, reflecting the yield-cost spreads maintained in the balance sheet. Over the past five years, the Bank’s net interest income to average assets ratio ranged from a high of 3.53% during 2009 to a low of 2.76% during 2005. The higher net interest income ratio since fiscal 2005 has resulted from the increase in the loan portfolio balance and the related loans/assets ratio and a reduction in funding costs as higher costing FHLB borrowings have matured and been replaced with lower cost borrowings. The Bank’s interest expense ratio has also been affected by changes in interest rates over the past five years, as the Federal Reserve has acted to decrease and increase market interest rates. Overall, the Bank’s interest income ratio has increased from 5.28% of average assets during 2005 to 5.79% of average assets during fiscal 2008, an increase of 51 basis points. Over the same time period, the Bank’s interest expense ratio increased by only 14 basis points. The interest income ratio for fiscal 2009 declined modestly to 5.59% of average assets.
     Non-interest operating income has been a noticeable earnings contributor for the Bank, and consists of deposit account fee and service charge income, income from BOLI, and other miscellaneous fees and service charges. Over the past five years, non-interest operating income ranged from a low of 0.59% of average assets during 2006 to a high of 0.69% of average assets during 2009, equal to $837,000.
     Operating expenses represent a major component of the Bank’s income statement, ranging from a low of 2.87% of average assets during 2006 to a high of 3.75% of average assets for fiscal 2009. After remaining relatively stable through fiscal 2008, both in balance and as a percent of assets, Greenville Federal’s operating expenses increased notably in fiscal 2009 due to higher personnel and occupancy expenses. In addition, the Corporation experienced higher costs in relation to legal and outside consulting services, in part as the Corporation has begun the process of deregistering from the SEC reporting requirements, and thus has engaged various professional services firms. The most significant expense categories remain personnel compensation and benefits, office occupancy and equipment, and data processing expenses. Since 2005, the Bank’s expenses also have been impacted by various expenses related to the conversion to a public company, including various professional fees related to SEC filings. The

RP Financial, LC.
Table 1.2
Greenville Federal Financial Corp.
Historical Income Statements

	For the Fiscal Year Ended June 30,
	2005		2006		2007		2008		2009
	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)	Amount	Pct(1)
	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)	($000)	(%)

Interest Income	$6,245	5.28%	$6,974	5.34%	$7,471	5.71%	$7,422	5.79%	$6,809	5.59%
Interest Expense	(2,977)	-2.52%	(3,290)	-2.52%	(3,592)	-2.75%	(3,416)	-2.66%	(2,511)	-2.06%

Net Interest Income	$3,268	2.76%	$3,684	2.82%	$3,879	2.97%	$4,006	3.12%	$4,298	3.53%
Provision for Loan Losses	(216)	-0.18%	(25)	-0.02%	(20)	-0.02%	(189)	-0.15%	(155)	-0.13%

Net Interest Income after Provisions	$3,052	2.58%	$3,659	2.80%	$3,859	2.95%	$3,817	2.98%	$4,143	3.40%

Other Income	$739	0.62%	$772	0.59%	$820	0.63%	$859	0.67%	$837	0.69%
Operating Expense	(3,793)	-3.21%	(3,750)	-2.87%	(3,786)	-2.89%	(3,978)	-3.10%	(4,566)	-3.75%

Net Operating Income	($2)	0.00%	$681	0.52%	$893	0.68%	$698	0.54%	$414	0.34%

Gain(Loss) on Sale of Securities	$0	0.00%	$0	0.00%	$0	0.00%	$0	0.00%	($6)	0.00%
Gain(Loss) on Sale of Intreive, Inc.	329	0.28%	35	0.03%	0	0.00%	0	0.00%	0	0.00%
Gain(Loss) on Sale of Assets	24	0.02%	31	0.02%	5	0.00%	(1)	0.00%	6	0.00%
Termination of Benefit Plan	(312)	-0.26%	0	0.00%	0	0.00%	0	0.00%	0	0.00%
Impairment Charge on Securities	0	0.00%	0	0.00%	0	0.00%	(1,820)	-1.42%	(3,329)	-2.60%
Provision for Loss on REO	0	0.00%	0	0.00%	0	0.00%	(31)	-0.02%	(274)	-0.21%

Net Income Before Tax	$39	0.03%	$747	0.57%	$898	0.69%	($1,154)	-0.90%	($3,189)	-2.62%
Income Taxes	32	0.03%	(212)	-0.16%	(257)	-0.20%	231	0.18%	36	0.03%

Net Income (Loss)	$71	0.06%	$535	0.41%	$641	0.49%	($923)	-0.72%	($3,153)	-2.59%

Adjusted Earnings:
Net Income	$71	0.06%	$535	0.41%	$641	0.49%	($923)	-0.72%	($3,153)	-2.59%
Add(Deduct): Non-Operating (Inc)/Exp	(41)	-0.03%	(66)	-0.05%	(5)	0.00%	1,852	1.44%	3,603	2.96%
Tax Effect (2)	11	0.01%	18	0.01%	1	0.00%	(519)	-0.40%	(1,009)	-0.83%

Adjusted Earnings:	$41	0.04%	$487	0.37%	$637	0.49%	$410	0.32%	($559)	-0.46%

Shares Outstanding	NA		NA		2,215,651		2,218,584		2,223,734
Earnings Per Share	NA		NA		$0.29		($0.42)		($1.42)
Dividends Per Share	NA		NA		$0.28		$0.28		$0.28

Expense Coverage Ratio	86.2%		98.2%		102.5%		100.7%		94.1%
Efficiency Ratio	94.7%		84.2%		80.6%		81.8%		88.9%
Return on Average Equity	0.5%		3.1%		2.8%		-4.2%		-19.7%
Effective Tax Rate	-82.1%		28.4%		28.6%		20.0%		1.1%

(1)	Ratios are as a percent of average assets.

(2)	Assumes a 28% effective tax rate.

Source: Audited financial statements and RP Financial calculations.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
Page 1.8
Bank’s efficiency ratio (reflecting the ratio of operating expenses to the sum of net interest income and non-interest income), has fluctuated between a low of 80.6% in fiscal 2007 to a high of 94.7% in fiscal 2005. The Bank reported an efficiency ratio of 88.9% in fiscal 2009, representing a modest improvement since fiscal 2005.
     Over the past five fiscal years, maintenance of favorable credit quality measures has served to limit the amount of loss provisions established during the period. Since fiscal 2005, loan loss provisions booked by the Bank ranged from a low of $20,000 in fiscal 2007 to a high of $216,000 in fiscal 2005 and equaled $155,000 in fiscal 2009.
     The majority of non-operating gains reported since fiscal 2005 consisted of gains on the sale of an investment in the Bank’s data processing provider in fiscal 2005 and 2006. Non-operating losses have included the expense related to the termination of a defined benefit pension plan in fiscal 2005, gains and losses on sale of securities and assets, and more significantly, losses on impairment charges related to a mutual fund investment. These impairment losses totaled $1.8 million in fiscal 2008 and $3.3 million in fiscal 2009. Reflecting the current asset quality issues, expenses related to real estate owned (“REO”) properties totaled $274,000 in fiscal 2009.
     Pertaining to the $3.3 million impairment loss, during fiscal 2008 and 2009, management continuously evaluated Greenville Federal’s investment in an asset management fund (the “Fund”) and the unrealized loss that had accumulated on the investment. Rating agency downgrades of the underlying mortgage-related securities held in the Fund had significantly decreased the net asset value of the Fund. In light of the continuing decline in the fair value of the Fund and the securities downgrades; the Board of Directors of Greenville Federal determined that the impairment in the value of the Fund was other-than-temporary, and accordingly recognized the impairment, totaling $3.3 million, through a charge to the operating statement. The impairment was recognized based upon the fair value of the investment as of June 30, 2009, and Greenville Federal has established a new cost basis of the investment as of that date. The Corporation had also recorded an impairment charge for the Fund of $1.8 million in fiscal 2008.
     The Bank recorded a return on average equity of negative 19.7% for fiscal 2009, a decrease from negative 4.2% in fiscal 2008, mainly due to the higher non-operating losses reported by the Corporation for the most recent fiscal year. Reported and estimated core diluted earnings per share totaled negative $1.42 and negative $0.25 for fiscal 2009. Cash dividends of $0.28 per share were paid in fiscal 2009. As dividends were only paid on the outstanding public shares, the dividend payout ratio approximated 45%, based on the number of public shares outstanding.
Asset Quality
     Table 1.3 displays various credit risk measures at the end of the last three fiscal years. Non-performing assets (“NPAs”) increased over the time period shown to 1.15% of assets and non-accruing loans (“NPLs”) increased to $384,000. Accruing loans greater than 90 days delinquent and real estate owned decreased from prior year levels. As of June 30, 2009, essentially all non-accruing loans and REO were secured by residential property.
     ALLLs as a percent of NPLs, also known as the “reserve coverage ratio”, decreased during fiscal 2009 due to the higher level of NPLs. As of June 30, 2009, the ALLL balance totaled $577,000, or 0.63% of net loans receivable, and 150.26% of non-accruing loans.

RP® Financial, LC.	OVERVIEW AND FINANCIAL ANALYSIS
Page 1.9
Table 1.3
Greenville Federal
Non-Performing Assets and Allowance for Loan Losses

	6/30/07	6/30/08	6/30/09
	($000)	($000)	($000)

Non-Accruing Loans (“NPLs”)	$72	$244	$384
Accruing Loans Greater Than 90 Days Del.	399	503	434
Real Estate Owned (Net)	247	687	559

Total Non-Performing Assets (“NPAs”)	$718	$1,434	$1,377

NPAs as % of Total Assets	0.55%	1.14%	1.15%
NPLs as % of Net Lns Rec.	0.08%	0.27%	0.42%

Allowance for Loan Losses (ALLL)

ALLL	$579	$583	$577
ALLL/NPLs (%)	804.20%	238.93%	150.26%
ALLL/NPAs (%)	80.64%	40.66%	41.90%
ALLL/Net Loans Receivable (%)	0.66%	0.64%	0.63%

Source:	Greenville Federal Financial’s Audited Financial Reports.
Interest Rate Risk
     The Bank’s earnings performance is subject to interest rate risk to the extent that interest-bearing liabilities with short and intermediate-term maturities re-price more rapidly or on a different basis than interest-earning assets, particularly in a rising rate environment. Greenville Federal has successfully reduced exposure to rising interest rates through various asset and liability strategies to more closely match the repricing characteristics of the asset and liability bases. In addition, the Bank maintains a strong interest free capital base. As of March 31, 2009, based on the OTS’s calculation of interest rate risk exposure, the Bank’s net portfolio value would decrease by 67 basis points under an instantaneous and permanent 100 basis point decrease in interest rates and would have a post-shock NPV ratio of 10.21%. This same calculation places Greenville Federal’s interest risk in the “minimal” category pursuant to OTS classifications.
Additional Operational Areas
     There were no significant legal proceedings underway or pending at the Bank other than those in the normal course of business as of June 30, 2009. There were also no outstanding environmental issues as of June 30, 2009 regarding loans receivable, property held as REO or for office facilities.

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA
Page II.1
II. OPERATING ENVIRONMENT AND MARKET AREA
Introduction
     The Bank conducts operations in Darke County, Ohio, in the west central portion of Ohio through its headquarters office location in the city of Greenville, Ohio and one supermarket branch office, also in the city of Greenville. A total of six ATMs are also operated by Greenville Federal, including one at each of the two offices, one ATM in a McDonald’s restaurant, and one each in a gas station, a bar/grill and at a local manufacturing company. Most of these ATMs are located in the vicinity of Greenville city. Darke County represents the Bank’s primary market area, with a majority of the Bank’s business conducted there, with the remaining business operations conducted in the contiguous Ohio counties of Preble, Auglaize, Miami, Shelby and Mercer, and Randolph and Wayne Counties in Indiana. Darke County had a population of approximately 53,000 as of the year 2009, representing a slight decline from the 2000 census. Darke County is a primarily rural and agriculture-based county.
     The Bank holds a 10.2% market share of deposits in Darke County, ranking Greenville Federal with the third highest market share, and thus has potential for additional growth. Greenville Federal competes with a number of national, regional and locally-based financial institutions. The primary banking competitors include Greenville National Bank, Second National Bank, Fifth Third Bank, N.A., Farmers State Bank and Chase Bank, representing a mixture of larger superregional banks and smaller local community banks. In addition, the Bank faces competition from mortgage banking companies, consumer finance companies, investment houses, mutual funds, insurance companies and other financial intermediaries, along with electronic delivery systems, such as the Internet.
     Future growth opportunities for the Bank depend on future growth and stability of the regional economy, demographic growth trends and the nature and intensity of the competitive environment. These factors have been briefly examined in the following pages to help determine the growth potential that exists for the Bank and the relative economic health of the Bank’s market area, and the relative impact on value.
National Economic Factors
     The business potential of a financial institution is partially dependent on the future operating environment and growth opportunities for the banking industry and the economy as a whole. The national economy has experienced a severe downturn in the most recent 12-18 months, as the fallout of the housing crisis has caused the wider economy to falter, with most significant indicators of economy activity declining by substantial amounts. The overall economic recession has been the worst since the great depression of the 1930s. During the 12 month period ending June 2009, total U.S. employment has decreased by 5.5 million jobs, as consumers have cut back on spending, causing a reduction in the need for many products and services. Total personal wealth has declined notably due to the housing crisis and drop in real estate values. The nation’s gross domestic product fell at an annualized rate of 5.5% in the first quarter of 2009, compared to a 6.3% annualized decline in the fourth quarter of 2008 and 0.9% growth in the year ago first quarter. The economic recession has caused the inflation rate to decrease notably during the first six months of 2009. Inflation totaled 3.85% for all of 2008, and was a negative 7.1% on an annualized basis for the six months ended June 30, 2009, indicating a deflationary period. The reduction in employment has also led to fears of a prolonged period

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA
Page II.2
of economic stagnation, as consumers will be unwilling or unable to increase spending. The unemployment rate increased to 9.5% as of June 2009, the highest level since the early 1980s, and an increase from 5.6% in June 2008. There remains significant uncertainty about the near term future, particularly in terms of the speed at which the economy will recover, the impact of the housing crisis on longer term economic growth, and the near-term future performance of the real estate industry, including both residential and commercial real estate prices, all of which have the potential to impact future economic growth. The current and projected size of government spending and deficits also has the ability to impact the longer-term economic performance of the country.
     The major stock exchange indices have reflected this downturn in the national economy, reporting significant volatility and a strong downward trend during the most recent 12 month period. This decline in stock prices has also materially impacted household wealth, which also could impact future economic growth. As an indication of the changes in the nation’s stock markets over the last 12 months, as of June 30, 2009, the Dow Jones Industrial Average closed at 8,447.00, a decrease of 25.6% from June 30, 2008, while the NASDAQ Composite Index stood at 1,835.04, a decrease of 20.0% over the same time period. The Standard & Poors 500 Index totaled 919.14 as of June 30, 2009, a decrease of 28.2% from June 30, 2008.
     Regarding factors that most directly impact the banking and financial services industries, in the past year the number of housing foreclosures have reached historical highs, medium home values have declined by double digits in most areas of the country, and the housing construction industry has been decimated. These factors have led to substantial losses at many financial institutions, and subsequent failures of institutions. Many analysts continue to express uncertainty as to when the housing market will bottom-out, nationally, and resume an upward trend as far as home values. Commercial lending trends are also showing weakness, particularly in the area of refinancing of existing debt, leading to uncertainty for the coming periods.
Interest Rate Environment
     Through the first half of 2004, in a reaction to try to avoid a significant slowdown of the economy, the Federal Reserve lowered key market interest rates to historical lows not seen since the 1950s, with the federal funds rate equal to 1.00% and the discount rate equal to 2.00%. Beginning in June 2004, the Fed began slowly, but steadily increasing the federal funds and overnight interest rates in order to ward off any possibility of inflation. Through June 2006, the Fed had increased interest rates a total of 17 times, and as of June 2006, the Fed Funds rate was 5.25%, up from 1.00% in early 2004, while the Discount Rate stood at 6.25%, up from 2.00% in early 2004.
     The Fed then held these two interest rates steady until mid-2007, at which time the downturn in the economy was evident, and the Fed began reacting to the increasingly negative economic news. Beginning in August 2007 and through December 2008, the Fed decreased market interest rates a total of 12 times in an effort to stimulate the economy, both for personal and business spending. As of December 2008, the Discount Rate had been lowered to 0.50%, and the Federal Funds rate target was 0.00% to 0.25%. These historically low rates were intended to enable a faster recovery of the housing industry, while at the same time lower business borrowing costs, and such rates have remained in effect through June 30, 2009. The effect of the interest rate decreases since mid-2007 has been most evident in short term rates, which decreased more than longer term rates, increasing the slope of the yield curve. As of

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA
Page II.3
June 30, 2009, one- and ten-year U.S. government bonds were yielding 0.56% and 3.53%, respectively, compared to 4.91% and 5.03%, respectively, as of June 30, 2007. This has had a positive impact on the net interest margins of many financial institutions, as they rely on a spread between the yields on longer term assets and the costs of shorter term funding sources.
Market Area Demographics
     Table 2.1 presents information regarding the demographic and economic trends for the Bank’s market area from 2000 to 2009 and projected through 2014, with additional data provided in Exhibit II-1. Data for the nation and the State of Ohio is included for comparative purposes. The Bank’s Darke County market area contained a total population of approximately 53,000 as of 2009, and reported a declining population base since 2000. These results are less favorable than the state (an annual increase of 0.2%), and below the national average (an annual increase of 1.1%). These population trends represent a limiting trend for the Bank as they are indicative of a relatively slow growth market area and a lack of an influx of new residents that may require banking services. The number and growth of households performed somewhat better over the same time period, although this reflects a national trend towards a lower average household size and an increase in the number of households overall. In addition, the declining population trends described above is forecasted to continue over the next five years, indicating that the situation is not expected to improve in the foreseeable future.
Table 2.1
Greenville Federal
Summary Demographic Data

				Growth	Growth
	Year			Rate	Rate
	2000	2009	2014	2000-09	2009-2014
Population(000)
United States	281,422	309,732	324,063	1.1%	0.9%
Ohio	11,353	11,577	11,649	0.2%	0.1%
Darke County	53	53	52	-0.2%	-0.3%

Households(000)
United States	105,480	116,523	122,109,448	1.1%	301.9%
Ohio	4,446	4,611	4,663	0.4%	0.2%
Darke County	20	21	21	0.2%	-0.1%

Median Household Income($)
United States	$42,164	$54,719	$56,938	2.9%	0.8%
Ohio	40,998	50,660	58,568	2.4%	2.9%
Darke County	39,363	48,100	50,678	2.3%	1.0%

Per Capita Income($)
United States	$21,587	$27,277	$28,494	2.6%	0.9%
Ohio	21,003	26,868	32,511	2.8%	3.9%
Darke County	18,670	22,588	23,539	2.1%	0.8%

	Less Than	$25,000 to	$50,000 to
2009 HH Income Dist.(%)	$ 25,000	50,000	100,000	$100,000 +
United States	20.94%	24.45%	35.34%	19.26%
Ohio	21.36%	25.87%	36.66%	16.10%
Darke County	22.92%	28.86%	38.27%	9.94%

Source:	SNL Financial, LC.

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA
Page II.4
     Examination of another characteristic of the Bank’s market area, median household income and per capita income, revealed that median household income levels in Darke County are below the statewide and national averages, indicative of the more rural nature of Darke County, which generally has lower income levels than more urbanized areas. Similarly, per capita income levels were lowest in Darke County, below statewide and nationwide averages. These income statistics are also evident in the household income distribution figures of Table 2.1, with Darke County having the lowest distribution of income. The Darke County population base is somewhat older, as well, and while this may provide a base of financial institution deposits for institutions such as Greenville Federal, the lower number of younger residents may act to restrict future sources of business for financial institutions in terms of lending, deposits and other financial services.
Local Economy
     Darke County is one of the top agricultural counties in Ohio. Major farm products include soybeans, corn, hogs, poultry, livestock, wheat, diary products and beef cattle. As is typical of more rural areas, non-agricultural employment includes a somewhat higher proportion of manufacturing based employment. As shown in the table below, the employment base is well diversified, a positive operating factor for financial institutions as there is no dependence on one area of the economy. Table 2.2 shows the county’s major employers who influence the local economy and employment base.
Table 2.2
Greenville Federal
Darke County Major Employers

Employer	Industry/Product

Whirlpool Corp.	Kitchen Aid Mixers
Greenville Technology	Automobile Plastics
Midmark Corporation	Medical and Dental Equipment
Wayne Hospital	Health Care
Brethren’s Home	Health/Retirement Community
Beauty Systems	Distribution Center
Dick Lavy Trucking	Trucking Firm
Honeywell CPG	Fram Oil Filters
Neff Motivation, Inc.	Promotional Items

Source:	County Chamber of Commerce.
     As shown in Table 2.3 below, the State of Ohio and Darke County reported the largest proportion of employment in services, wholesale/retail trade, manufacturing and government, indicative of a relatively diversified employment base. Darke County recorded a higher level of manufacturing, while the state of Ohio reported a higher level of services and government. The presence of a higher level of manufacturing employment, along with the emphasis on farming, generally are unfavorable characteristics, as the manufacturing and agriculture sectors of the economy have been stagnant or somewhat declining for a number of decades. See Exhibit II-2 for additional data and details.

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA
Page II.5
Table 2.3
Greenville Federal
Primary Market Area Employment Sectors
(Percent of Labor Force)

	Ohio	Darke Cty.
	(%)	(%)

Services	37.43%	25.46%
Manufacturing	11.68%	15.81%
Wholesale/Retail Trade	14.70%	14.46%
Government	12.31%	8.76%
Farming	1.39%	8.69%
Construction	5.48%	8.03%
Fin. Insur. RE	7.72%	6.88%
Transportation/Utility	3.91%	5.56%
Arts, Entertainment, Rec.	1.76%	1.63%
Information	1.51%	0.62%
Other	2.10%	4.11%

Total	100.00%	100.00%
Unemployment Rate
     As shown in Table 2.4, similar to statewide and national trends, unemployment in Darke County has increased in the last twelve months, with the state of Ohio and Darke County showing very high unemployment rates. The high unemployment rate in Darke County is an unfavorable sign as it reflects a certain lack of availability of employment for workforce employees, however upward pressure on unemployment rates is moderated by the declining population base in Darke County. In recent years the state of Ohio has experienced a higher unemployment rate than the national average in part due to the historic concentration in manufacturing and agriculture employment, both sectors that have been stagnant or declining in recent years.
Table 2.4
Greenville Federal
Market Area Unemployment Trends

	June 2008	June 2009
Region	Unemployment	Unemployment

United States	5.6%	9.5%
Ohio	6.6%	11.2%
Darke County	6.3%	11.7%

Source:	U.S. Bureau of Labor Statistics.

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA
Page II.6
Deposit Trends and Competition
     Due to the size of the Darke County market in which the Bank operates, Greenville Federal’s total deposits of $92.2 million represent a moderate market share of deposits in that county of 10.2%. This places the Bank with the 3rd largest market share of deposits in Darke County out of a total of 29 competitors. With the current market share, additional deposit growth in Darke County may be achievable, particularly as Greenville Federal competes with a number of regional and super-regional competitors, along with a number of locally-based financial institutions. The largest competitors in the Bank’s market area are listed in Table 2.5. In addition, the Bank faces competition from mortgage banking companies, consumer finance companies, investment houses, mutual funds, insurance companies and other financial intermediaries, including electronic delivery systems, such as the Internet. Wal-Mart has also increased its financial services products by providing re-loadable debit cards for its member customers.
Table 2.5
Greenville Federal
Market Area Counties Deposit Competitors

Location	Name

Ohio	PNC Financial (16.20%)
Fifth Third Bancorp (14.05%)
Huntington Bancshares (10.86%)
U.S. Bancorp (8.94%)
Greenville Federal (.04%) Rank: 137 of 407

Darke County	Greenville National Bank (27.6%)
Park National Corp (22.8%)
FSB Financial (7.89%)
Old National (6.18%)
Greenville Federal (10.21%) Rank: 3 of 29

Source:	FDIC.
     Forecasts of continued losses in population and households in the Bank’s primary market area suggests that there will be relatively less deposit growth for local financial institution branches in the future. Table 2.6 displays deposit trends for thrifts and commercial banks in Darke County from 2005 to 2008. Since 2005, deposit growth in Ohio has been positive for both savings institutions and commercial banks, with all financial institutions gaining an average of 4.2% of deposits annually over the three year period. Commercial banks continue to maintain the majority of deposit funds in the state of Ohio, approximately 85.8% of all deposits as of the most recent date.
     Within the Darke County area, Greenville Federal recorded an increase in deposits over the three-year period of 4.8% annually, while Darke County also recorded an annualized gain of 1.3% of financial institution deposits. In Darke County, savings institutions deposits increased by a 4.2% annual rate, while commercial bank deposits increased by 0.8% annually. Commercial banks have approximately 84.3% of deposit funds in Darke County.

RP® Financial, LC.	OPERATING ENVIRONMENT AND MARKET AREA
Page II.7
Table 2.6
Greenville Federal
Market Area Deposit Summary

	As of June 30,						Annual
	2005			2008			Deposit
		Market	No. of		Market	No. of	Growth Rate
	Deposits	Share	Branches	Deposits	Share	Branches	2005-2008
	(Dollars In Thousands)						(%)

State of Ohio	$201,186,000	100.0%	3,994	$227,825,000	100.0%	4,066	4.2%
Commercial Banks	174,490,000	86.7%	3,495	195,374,000	85.8%	3,545	3.8%
Savings Institutions	26,696,000	13.3%	499	32,451,000	14.2%	521	6.7%

Darke County	$869,465	100.0%	28	$903,496	100.0%	28	1.3%
Commercial Banks	744,381	85.6%	23	761,994	84.3%	23	0.8%
Savings Institutions	125,084	14.4%	5	141,502	15.7%	5	4.2%
Greenville Federal	80,018	9.2%	2	92,208	10.2%	2	4.8%

Source:	FDIC; SNL.
Summary
     The overall condition of the primary market area can be characterized as stable, with minimal growth potential based on regional population and economic projections. The small population base within the Bank’s immediate market area limits the potential for additional banking customers. Going forward, in view of the local demographic and economic trends and the numbers and types of competitors in the market area, the competition for deposits is expected to remain substantial, which will result in Greenville Federal having to pay competitive deposit rates and provide high quality service to increase local market share.

RP® Financial, LC.	PEER GROUP ANALYSIS Page III.1

III. PEER GROUP ANALYSIS
     An analysis of Greenville Federal Financial in relation to a group of comparable publicly-traded thrifts (the “Peer Group”) is essential to providing a basis of valuation. Factors determining market value, such as financial condition and recent operating results, will be readily assessed in relation to the Peer Group, and market pricing of the Peer Group will then be used in conjunction with the comparable analysis to assess the market value of Greenville Federal Financial’s stock, if it were to be traded in the public markets, i.e., the public equivalent value. Since the stock of the Corporation is not actively traded, and since the shares of stock held by the ESOP have different liquidity characteristics than shares held by other non-MHC investors, adjustments to the public equivalent value will be warranted to assess the fair market value of the shares owned by the ESOP (see Section IV).
Selection of Peer Group
     We consider the appropriate Peer Group to be comprised of those institutions that are publicly-traded and are listed on an exchange or are NASDAQ-listed since the trading activity is regular and reported. Non-listed institutions are considered inappropriate since the trading activity is typically highly irregular in terms of frequency and price, and often the spreads between bid and asked prices are very wide. From the universe of approximately 150 publicly-traded thrift institutions and savings banks, RP Financial sought to identify a subset of institutions whose stocks would form a good basis for a market valuation of the Corporation.
     The most defining characteristics of Greenville Federal Financial’s operations are its operations as a thrift institution and the Corporation’s operations as a subsidiary of a mutual holding company. Of these characteristics, the one most affecting the market value of its public shares is the Corporation’s status as a MHC subsidiary. This is because: (1) the public shares represent a minority ownership interest in the Corporation; (2) the majority shareholder (i.e., the MHC) has not infused cash capital into the Corporation in exchange for its majority ownership interest, which tends to distort the pricing ratios of the Corporation’s common stock relative to fully converted companies; and, (3) the Corporation’s public shares have lower liquidity than the shares of otherwise comparable fully converted companies. For these reasons, RP Financial concluded that the MHC ownership characteristic of Greenville Federal Financial was sufficiently unique to warrant consideration of only the public mutual holding company subsidiaries (“MHCs”) as viable Peer Group members. There are currently approximately 40 thrifts in MHC form whose common stocks trade in the public markets. The selection criteria used, along with the identification of the Peer Group, is listed in Table 3.1 and is discussed below:
•	The comparatives should have similar asset sizes to reflect comparable resource availability, — in this regard, the Peer Group assets ranged from a low of $240 million to a high of $428 million.

•	The comparatives, to the extent possible, should have financial conditions and recent earnings histories similar to those of Greenville Federal Financial and should also exhibit comparable ROE and ROA measures.

•	The comparatives should employ generally similar operating strategies to those of Greenville Federal Financial.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
Table 3.1
Peer Group of Publicly-Traded Thrifts
June 26, 2009

			Primary	Operating	Total		Fiscal	Conv.	Stock	Market
Ticker	Financial Institution	Exchg.	Market	Strat(1)	Assets(2)	Offices	Year	Date	Price	Value
									($)	($Mil)
ALLB	Alliance Bank MHC of PA (43.2)	NASDAQ	Broomall, PA	Thrift	428	9	12-31	01/07	8.53	59
LSBK	Lake Shore Bnp MHC of NY (42.6)	NASDAQ	Dunkirk, NY	Thrift	414	8	12-31	04/06	7.00	43
UCBA	United Comm Bncp MHC IN (41.1)	NASDAQ	Lawrenceburg, IN	Thrift	402	6	06-30	03/06	6.55	52
LPSB	LaPorte Bancrp MHC of IN (47.3)	NASDAQ	La Porte, IN	Thrift	380	7	12-31	10/07	4.46	21
PBHC	Pathfinder BC MHC of NY (36.3)	NASDAQ	Oswego, NY	Thrift	362	8	12-31	11/95	6.00	15
MSBF	MSB Fin Corp MHC of NJ (43.5)	NASDAQ	Millington, NJ	Thrift	350	4	06-30	01/07	9.00	48
CHEV	Cheviot Fin Cp MHC of OH (38.6)	NASDAQ	Cincinnati, OH	Thrift	341	7	12-31	01/04	8.90	79
FFCO	FedFirst Fin MHC of PA (43.0)	NASDAQ	Monessen, PA	Thrift	341	9	12-31	04/05	3.40	22
JXSB	Jcksnville Bcp MHC of IL (47.7)	NASDAQ	Jacksonville, IL	Thrift	298	8	12-31	04/95	7.84	15
KFFB	KY Fst Fed Bp MHC of KY (40.9)	NASDAQ	Hazard, KY	Thrift	240	4	06-30	03/05	12.69	100

NOTES:	(1)	Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.

	(2)	Most recent quarter end available (E=Estimated, and P=Pro Forma).
Source: SNL Financial, LC.
Date of Last Update: 06/26/09

RP® Financial, LC.	PEER GROUP ANALYSIS Page III.3

•	The Peer Group should operate in the Corporation’s market or in market areas with similar operating and economic environments.
     The above criteria, particularly the inclusion of only public MHC institutions, was the major factor considered in determining comparability since this characteristic affects the expected rates of return, risk, and overall attractiveness of a given institution from an investor perspective. While not all of the Peer Group members met all of the selection criteria listed above, we felt that, on average, the Peer Group represents a good comparable basis from which to derive a fair market value for the ESOP shares. Despite the selection criteria employed to find a similar group of institutions, there are a number of unique characteristics of Greenville Federal Financial, as described below, which lead to subsequent valuation adjustments.
Financial Condition
     Table 3.2 displays comparative balance sheet measures for Greenville Federal Financial and the Peer Group, and reflects several similarities. Both Greenville Federal Financial and the Peer Group maintain the bulk of interest-earning assets in loans receivable, measured at 76.7% and 68.2% of assets, respectively. The Corporation maintained a slightly lower percentage of total assets in cash, investments, and BOLI than the Peer Group, measured at 20.4% and 27.5%, respectively. Greenville Federal Financial maintained a comparable concentration of total assets in earning status (97.1% of total assets versus 95.7% for the Peer Group), with the Corporation’s higher ratio attributable to the low investment in premises and equipment and lack of intangibles. The balance of interest-earning assets is relatively comparable in broad terms, a factor that is not unexpected due to similar thrift operating strategies pursued by both the Corporation and the majority of the Peer Group institutions.
     Greenville Federal Financial’s funding liabilities exhibited some differences relative to those of the Peer Group. Deposits met the majority of the funding needs of both Greenville Federal Financial and the Peer Group (61.0% of assets versus 72.3% for the Peer Group). The Corporation relied to a somewhat lower extent on deposits and to a greater extent on borrowings, as the Corporation had borrowings of 22.5% of assets while the Peer Group reported borrowings equal to 12.9% of assets.
     The equity level at Greenville Federal Financial totaled 15.6% of assets at June 30, 2009, which is higher than the Peer Group average capital ratio of 13.3%. The Corporation reported no intangible assets and a very modest portion of the Peer Group’s capital is comprised of intangible assets (i.e., goodwill or other intangible assets). From an earnings perspective, the Corporation’s higher capital level places it on better terms to the Peer Group when funding operations with interest-free capital. From a safety and soundness perspective, Greenville Federal Financial’s capital level coupled with its lending activities which are concentrated in residential loans places the Corporation at a better position relative to the Peer Group companies. Both Greenville Federal Financial and the Peer Group maintain surpluses relative to their minimum capital requirements.
     The annual growth rates exhibited by Greenville Federal Financial and the Peer Group show that recent balance sheet growth has generally been higher for the Peer Group. For the Corporation, the growth figures in Table 3.2 reflect changes in the balance sheet for the twelve months ended June 30, 2009. For the Peer Group, growth figures reflect annual growth rates through March 31, 2009 or the most recent date available. For this period, asset shrinkage reported by Greenville Federal Financial equaled 5.20% versus growth of 4.78% for the Peer

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
Table 3.2
Balance Sheet Composition and Growth Rates
Comparable Institution Analysis
As of March 31, 2009

	Balance Sheet as a Percent of Assets										Balance Sheet Annual Growth Rates							Regulatory Capital
	Cash &	MBS &				Borrowed	Sub.	Net	Goodwill	Tng Net		MBS, Cash &			Borrows.	Net	Tng Net
	Equivalents	Invest	BOLI	Loans	Deposits	Funds	Debt	Worth	& Intang	Worth	Assets	Investments	Loans	Deposits	&Subdebt	Worth	Worth	Tangible	Core	Reg.Cap.
Greenville Fed. Fin Corp of OH
June 30, 2009	3.7	13.2	3.5	76.7	61.0	22.5	0.0	15.6	0.0	15.6	-5.20	-29.51	2.02	-12.88	40.02	-14.83	-14.83	8.62	8.62	13.53

All Public Companies
Average	4.2	20.0	1.3	70.0	68.5	18.3	0.5	11.5	0.9	10.6	7.57	7.31	8.45	9.54	6.76	1.79	1.05	10.25	10.15	16.21
Medians	3.7	18.1	1.4	71.8	70.1	16.3	0.0	10.2	0.1	9.3	5.43	4.27	6.17	6.66	2.12	-1.46	-2.02	9.04	8.94	13.50

State of OH
Averages	4.4	10.9	1.3	79.8	75.7	11.3	0.8	11.0	0.4	10.5	2.29	11.47	1.77	5.49	-7.27	-1.82	4.83	9.77	9.78	15.12
Medians	4.4	8.7	1.4	80.9	76.4	11.2	0.0	9.4	0.0	8.8	3.06	14.16	2.09	4.70	-16.61	-3.87	0.37	8.41	8.41	12.72

Comparable Group
Averages	5.8	20.0	1.7	68.2	72.3	12.9	0.3	13.3	1.1	12.2	4.78	6.63	6.71	7.31	-1.49	-2.21	-2.35	10.05	10.05	17.69
Medians	6.2	20.7	1.8	67.6	74.8	11.4	0.0	12.2	0.2	11.7	5.37	0.33	6.25	5.06	-0.61	-1.67	-1.30	8.81	8.81	13.77

Comparable Group

ALLB Alliance Bank MHC of PA (43.2)	8.6	20.2	2.6	65.9	78.4	8.7	0.0	11.4	0.0	11.4	-0.02	-14.06	6.40	-0.07	-0.03	-2.04	-2.04	NA	NA	NA
CHEV Cheviot Fin Cp MHC of OH (38.6)	7.7	12.7	1.0	75.8	66.7	12.6	0.0	20.0	0.0	20.0	6.10	16.79	3.21	3.49	36.30	1.01	1.01	16.50	16.50	33.00
FFCO FedFirst Fin MHC of PA (43.0)	2.8	24.5	2.2	67.3	53.2	33.6	0.0	11.8	0.3	11.5	4.65	-19.18	18.81	12.10	-0.61	-7.50	-7.69	NA	NA	NA
JXSB Jcksnville Bcp MHC of IL (47.7)	6.1	26.7	1.3	61.3	86.4	3.6	0.0	8.1	0.9	7.2	-1.22	-11.33	4.40	0.25	-32.93	4.25	4.92	7.18	7.18	11.07
KFFB KY Fst Fed Bp MHC of KY (40.9)	1.5	11.1	0.0	78.4	57.7	16.8	0.0	24.5	6.2	18.3	-5.37	-44.61	6.09	0.81	-24.77	-2.45	-2.98	NA	NA	NA
LPSB LaPorte Bancrp MHC of IN (47.3)	1.5	29.7	2.5	59.1	65.9	19.4	1.4	12.4	2.5	9.9	2.14	0.64	2.74	-0.27	12.67	-1.30	-0.57	10.43	10.43	16.47
LSBK Lake Shore Bnp MHC of NY (42.6)	6.2	28.6	2.6	59.9	72.6	12.3	0.0	13.1	0.0	13.1	12.49	15.44	11.61	20.14	-9.63	0.27	0.27	NA	NA	NA
MSBF MSB Fin Corp MHC of NJ (43.5)	8.0	10.0	1.2	76.6	77.0	10.4	0.0	11.9	0.0	11.9	15.12	64.73	7.56	22.09	-2.26	-4.91	-4.91	NA	NA	NA
PBHC Pathfinder BC MHC of NY (36.3)	4.6	21.1	1.9	67.9	81.0	10.3	1.4	5.5	1.1	4.4	7.25	0.03	10.78	7.98	7.83	-9.84	-11.92	6.10	6.10	10.20
UCBA United Comm Bncp MHC IN (41.1)	10.5	15.0	1.7	69.3	84.4	1.0	0.0	13.8	0.0	13.8	6.71	57.89	-4.47	6.63	NM	0.35	0.35	NA	NA	NA

(1)	Financial information is for the quarter ending December 31, 2008.

Source:	SNL Financial. LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2008 by RP Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
Page III.5
Group on average. The Corporation was successful in increasing loans receivable, which increased at a 2.02% rate for 2009 as compared to 6.71% loan growth for the Peer Group for the most recent twelve month period. Conversely, the Corporation’s cash and investments portfolio declined, with such funds used to support loan growth, while the Peer Group on average experienced an increase in cash and investments of 6.63%.
     The asset decline for the Corporation was funded by outflows of deposits, offset by an increase in borrowed funds. Conversely, the Peer Group reported increases in deposits above the net growth in assets, as borrowings declined. These balance sheet trends are viewed as more favorable for the Peer Group, as funding with deposits is generally positive from a cost and revenue diversification perspective.
     Both Greenville Federal Financial and the Peer Group reported a decline in equity (14.83% decline for Greenville versus 2.21% decline for the Peer Group) due to net losses and other factors such as changes to other comprehensive income adjustments. Both the Corporation and the Peer Group pay cash dividends on common shares that reduce equity levels.
Income and Expense Analysis
     For the period ended June 30, 2009, Greenville Federal Financial and the Peer Group reported actual net income to average assets ratios of negative 2.59% and positive 0.22%, respectively (see Table 3.3). The Corporation’s income statement is impacted to a greater extent by non-recurring items, essentially most of due to the other-than-temporary impairment. The Corporation’s income statement is also reflective of its community bank operations, with earnings dependent upon generating net interest income (“NII”) and limiting general and administrative (“G&A”) expense.
     For the most recent twelve month period, the Corporation recorded a higher level of interest income as a percent of average assets (5.59% versus 5.20% for the Peer Group). At the same time, the Corporation’s interest expense as a percent of assets was slightly lower than that reported by the Peer Group (2.06% of average assets versus 2.39% for the Peer Group). Factors impacting interest income and expense are reflected in the yield-cost section of Table 3.3, which indicate the Corporation has a slight advantage in asset yields and liability costs. Combined, these differences in interest income and expense result in an advantage for Greenville Federal Financial of 0.71% of average assets in the yield/cost spread, and a 0.72% advantage in net interest income (3.53% versus 2.81% for the Peer Group). This advantage for the Corporation was increased somewhat by the lower loan loss provisions recorded by the Corporation, as compared to the Peer Group.
     The Corporation operates at an advantage in non-interest other income, reporting 0.69% of average assets in other income versus 0.52% for the Peer Group. Greenville Federal Financial’s non-interest income is supported by loan servicing income and income from the BOLI held on the balance sheet. In terms of operating expenses, Greenville Federal Financial is at a disadvantage with a higher level than the Peer Group, at 3.75% of average assets for the Corporation versus 2.58% for the Peer Group. The Corporation operates with a lower amount of assets per employee ($3.5 million assets per employee versus $4.7 million for the Peer Group) and Greenville Federal Financial also incurs other typical operating expenses which are independent of asset size and thus increases overall operating expenses.
     The Corporation reported a much higher level of non-operating items than the Peer Group, primarily due to the $3.3 million impairment charge, but while this charge impacted the

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
Table 3.3
Income as a Percent of Average Assets and Yields, Costs, Spreads
Comparable Institution Analysis
For the Twelve Months Ended March 31, 2009

		Net Interest Income					Other Income				G&A/Other Exp.		Non-Op. Items		Yields, Costs, and Spreads
					Loss	NII				Total								MEMO:	MEMO:
	Net				Provis.	After	Loan	R.E.	Other	Other	G&A	Goodwill	Net	Extrao.	Yield	Cost	Yld-Cost	Assets/	Effective
	Income	Income	Expense	NII	on IEA	Provis.	Fees	Oper.	Income	Income	Expense	Amort.	Gains	Items	On Assets	Of Funds	Spread	FTE Emp.	Tax Rate

Greenville Fed. Fin Corp of OH
June 30, 2009	-2.59	5.59	2.06	3.53	0.13	3.40	0.00	0.00	0.69	0.69	3.75	0.00	-2.81	0.00	6.07	2.61	3.46	3,517	1.13

All Public Companies
Averages	-0.10	5.31	2.48	2.84	0.60	2.24	0.02	-0.03	0.68	0.67	2.59	0.14	-0.28	0.00	5.65	2.85	2.80	6,045	35.00
Medians	0.21	5.31	2.46	2.82	0.32	2.39	0.00	0.00	0.54	0.50	2.63	0.00	0.00	0.00	5.64	2.87	2.77	4,941	33.43

State of OH
Averages	-0.39	5.41	2.62	2.79	0.83	1.96	0.03	-0.08	0.53	0.48	2.60	0.43	0.12	0.02	5.69	3.00	2.70	4,509	26.21
Medians	0.13	5.36	2.60	2.81	0.61	1.83	0.00	-0.03	0.47	0.45	2.65	0.00	0.11	0.00	5.65	2.93	2.75	4,059	28.89

Comparable Group Average
Averages	0.22	5.20	2.39	2.81	0.22	2.59	0.02	-0.02	0.52	0.52	2.58	0.02	-0.26	0.00	5.58	2.83	2.75	4,715	37.00
Medians	0.28	5.21	2.38	2.78	0.22	2.57	0.00	-0.01	0.60	0.58	2.61	0.00	-0.01	0.00	5.61	2.80	2.75	4,433	32.27

Comparable Group

ALLB Alliance Bank MHC of PA (43.2)(3)	0.38	5.01	2.37	2.64	0.07	2.57	0.00	0.00	0.27	0.27	2.44	0.00	0.00	0.00	NM	NM	NM	4,977	NM
CHEV Cheviot Fin Cp MHC of OH(38.6)	0.49	5.41	2.40	3.02	0.22	2.79	0.00	0.00	0.16	0.15	2.31	0.00	0.06	0.00	5.61	3.04	2.57	5,983	28.89
FFCO FedFirst Fin MHC of PA (43.0)	-0.60	5.35	2.81	2.54	0.29	2.26	0.00	-0.03	1.03	1.00	2.81	0.00	-1.56	0.00	5.66	3.25	2.41	3,919	32.27
JXSB Jcksnville Bcp MHC of IL(47.7)	0.56	5.29	2.37	2.92	0.21	2.71	0.12	-0.03	0.82	0.91	3.12	0.01	0.18	0.00	5.63	2.62	3.01	2,836	16.41
KFFB KY Fst Fed Bp MHC of KY (40.9)	0.53	5.03	2.46	2.56	0.01	2.56	0.00	0.00	0.07	0.07	1.82	0.05	0.02	0.00	5.52	3.30	2.22	6,313	32.46
LPSB LaPorte Bancrp MHC of IN(47.3)	-0.02	5.13	2.42	2.71	0.31	2.40	0.00	-0.04	0.57	0.53	2.74	0.11	-0.21	0.00	5.70	2.79	2.90	3,422	84.76
LSBK Lake Shore Bnp MHC of NY(42.6)	0.31	5.04	2.18	2.86	0.13	2.73	0.00	0.00	0.63	0.63	2.49	0.00	-0.49	0.00	5.34	2.59	2.75	4,141	17.94
MSBF MSB Fin Corp MHC of NJ (43.5)	0.16	5.20	2.56	2.64	0.08	2.56	0.00	0.00	0.17	0.17	2.47	0.00	-0.01	0.00	5.51	2.97	2.54	7,142	37.17
PBHC Pathfinder BC MHC of NY (36.3)	0.18	5.22	2.09	3.13	0.23	2.90	0.07	-0.02	0.72	0.77	2.86	0.00	-0.58	0.00	5.58	2.25	3.33	3,690	25.81
UCBA United Comm Bncp MHC IN (41.1)	0.24	5.34	2.25	3.10	0.63	2.46	0.00	-0.06	0.78	0.72	2.77	0.00	-0.02	0.00	5.66	2.65	3.01	4,725	57.31

(1)	Financial information is for the quarter ending December 31, 2008.

(3)	Income and expense information has been annualized from available financial information.
Source:	SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2008 by RP Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS
Page III.7
income statement, the securities were held as available-for-sale and thus Greenville Federal’s equity was not impacted.
     The difference between net interest income plus other income and G&A expenses provides an idea of a company’s earnings strength. Calculating this ratio for the Corporation and the Peer Group indicate an advantage for Greenville Federal Financial (an efficiency ratio 88.9% for the Corporation versus 77.5% for the Peer Group).
Loan Portfolio Composition
     Table 3.4 presents data related to the loan composition of Greenville Federal Financial and the Peer Group. An emphasis on low risk residential lending was apparent in both the Corporation’s and the Peer Group’s loan compositions, with 1-4 family permanent mortgage loans and MBS accounting for 66.32% and 54.79% of Greenville Federal Financial’s and the Peer Group’s total assets, respectively. The Corporation is primarily a residential real estate lender, i.e., with 1-4 family mortgage loans, MBS and home equity loans dominating the loan portfolio. The Peer Group as a whole is also a portfolio lender exhibiting a greater level of diversification into non-residential lending activities.
     The Peer Group’s lending diversification into non-residential properties is evident in the ratio of 5+ unit/commercial real estate loans (15.82% of assets versus 7.87% for the Corporation) and commercial business loans (3.34% of assets versus 1.90% for the Corporation). In contrast, the Corporation has diversified its loan portfolio, to a slightly greater extent into consumer loans (2.20% of assets versus 1.50% for the Peer Group). As indicated by the risk-weighted-assets ratio in Table 3.4 (i.e., the “RWA/Assets” column), Greenville Federal Financial operated with a slightly higher credit risk portfolio than the Peer Group — risk-weighted assets measured approximately 65.41% of total assets for Greenville Federal Financial versus 57.97% for the Peer Group). Similar to Greenville Federal Financial, several of the Peer Group companies have portfolios of loans serviced for others, which provide for additional income diversification away from the net interest margin.
Credit Risk
     Table 3.5 reflects the relative levels of credit risk exposure for the Corporation and the Peer Group, in terms of non-performing assets as a percent of total assets and valuation allowances maintained as a percent of non-performing assets. The level of non-performing assets posted by Greenville Federal Financial was slightly lower (NPAs and 90+ delinquencies of 1.15% versus 1.23% for the Peer Group). The Corporation also reported a lower level of reserves as a percent of total NPAs and 90+ delinquencies (41.90% for the Corporation versus 75.76% for the Peer Group), and as a percent of net loans receivable (0.63% for the Corporation versus 0.87% for the Peer Group). At the same time, credit risk for the Corporation is mitigated by the practice of concentrating on lower-risk 1-4 family loans, and the Corporation’s actual loss experience has been low. Net loan chargeoffs were modestly higher as a percent of loans receivable for the Corporation versus the Peer Group. Based on Greenville Federal Financial’s and the Peer Group’s comparative credit quality measures, the Corporation operated with a somewhat higher credit risk in its balance sheet than the Peer Group.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
Table 3.4
Loan Portfolio Composition and Related Information
Comparable Institution Analysis
As of March 31, 2009

	Portfolio Composition as a Percent Assets
		1-4	Constr.	5+Unit	Commerc.		RWA/	Serviced	Servicing
Institution	MBS	Family	& Land	Comm RE	Business	Consumer	Assets	For Others	Assets
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	($000)	($000)

Greenville Fed. Fin Corp of OH	1.52	64.80	0.29	7.87	1.90	2.20	65.41	9,070	74

All Public Companies
Averages	13.45	35.58	6.34	21.51	4.78	2.55	65.88	626,374	4,949
Medians	11.45	35.15	4.74	19.87	3.62	0.73	65.32	39,975	124

State of OH
Averages	6.37	43.24	5.35	23.23	5.81	1.45	70.93	1,138,839	6,266
Medians	6.28	38.01	3.63	24.74	4.12	1.32	72.97	490,470	2,050

Comparable Group Average
Averages	11.34	43.45	2.75	15.82	3.34	1.50	57.97	31,399	139
Medians	11.54	42.43	2.58	16.06	2.69	1.03	55.15	14,605	28

Comparable Group
ALLB Alliance Bank MHC of PA (43.2)	6.99	27.70	5.96	29.21	2.00	1.76	63.78	0	0
CHEV Cheviot Fin Cp MHC of OH(38.6)	3.25	66.57	2.58	6.88	0.00	0.01	51.02	17,060	137
FFCO FedFirst Fin MHC of PA (43.0)	21.04	52.26	1.83	10.71	2.69	0.42	52.93	10	0
JXSB Jcksnville Bcp MHC of IL(47.7)	11.54	24.72	3.18	18.47	8.28	4.27	70.21	140,030	561
KFFB KY Fst Fed Bp MHC of KY (40.9)	NA	NA	NA	NA	NA	NA	NA	0	0
LPSB LaPorte Bancrp MHC of IN(47.3)	20.13	28.43	5.20	17.38	3.75	3.44	62.56	56,770	339
LSBK Lake Shore Bnp MHC of NY(42.6)	19.01	51.04	0.42	5.65	2.65	0.52	45.65	12,150	0
MSBF MSB Fin Corp MHC of NJ (43.5)	1.02	60.99	3.25	9.66	2.75	0.33	55.15	0	0
PBHC Pathfinder BC MHC of NY (36.3)	12.63	42.43	0.48	16.06	6.82	1.03	65.42	49,790	55
UCBA United Comm Bncp MHC IN (41.1)	6.45	36.93	1.86	28.36	1.10	1.71	55.03	38,180	298

(1)	Financial information is for the quarter ending December 31, 2008.
Source:	SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2008 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
Table 3.5
Credit Risk Measures and Related Information
Comparable Institution Analysis
As of March 31, 2009 or Most Recent Date Available

		NPAs &				Rsrves/
	REO/	90+Del/	NPLs/	Rsrves/	Rsrves/	NPAs &	Net Loan	NLCs/
Institution	Assets	Assets	Loans	Loans	NPLs	90+Del	Chargoffs	Loans
	(%)	(%)	(%)	(%)	(%)	(%)	($000)	(%)

Greenville Fed. Fin Corp of OH	0.47	1.15	0.42	0.63	150.26	42.00	86	0.09

All Public Companies
Averages	0.34	2.14	2.37	1.29	95.13	72.12	1,155	0.46
Medians	0.12	1.32	1.54	1.09	68.81	54.78	267	0.14

State of OH
Averages	0.69	3.41	3.69	1.85	65.59	45.01	1,613	0.46
Medians	0.50	2.24	2.34	1.30	50.70	39.38	452	0.39

Comparable Group Average
Averages	0.23	1.23	1.32	0.87	118.71	75.76	34	0.06
Medians	0.11	0.86	0.89	0.94	127.18	61.55	30	0.05

Comparable Group

ALLB Alliance Bank MHC of PA (43.2)	0.37	2.52	2.77	1.14	40.99	30.03	6	0.01
CHEV Cheviot Fin Cp MHC of OH (38.6)	0.62	NA	0.26	0.39	145.35	NA	46	0.07
FFCO FedFirst Fin MHC of PA (43.0)	0.09	0.33	0.35	0.84	239.05	172.37	13	0.02
JXSB Jcksnville Bcp MHC of IL(47.7)	0.11	0.67	0.89	1.24	138.30	115.14	2	0.00
KFFB KY Fst Fed Bp MHC of KY (40.9)	0.04	1.00	NA	0.35	NA	27.79	14	0.03
LPSB LaPorte Bancrp MHC of IN (47.3)	0.18	1.69	2.53	1.09	43.26	38.69	78	0.14
LSBK Lake Shore Bnp MHC of NY (42.6)	0.06	0.46	0.36	0.61	167.03	79.96	76	0.13
MSBF MSB Fin Corp MHC of NJ (43.5)	0.00	NA	NA	0.46	NA	NA	0	0.00
PBHC Pathfinder BC MHC of NY (36.3)	0.11	0.71	0.89	1.03	116.05	98.95	54	0.09
UCBA United Comm Bncp MHC IN (41.1)	0.68	2.46	2.52	1.50	59.65	43.13	52	0.07

(1)	Financial information is for the quarter ending December 31, 2008.
Source:	SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2008 by RP Financial, LC.

RP® Financial, LC.	PEER GROUP ANALYSIS Page III.10
Interest Rate Risk
     Greenville Federal Financial manages exposure to interest rate risk by maintaining a relatively short term investment portfolio, lengthening the term of liabilities, and maintaining and a high cost-free equity position. The Peer Group companies have also sought to minimize interest rate risk by originating adjustable rate loans and shortening the time to maturity/repricing of the earning asset portfolio.
     For comparative purposes, Table 3.6 presents various interest rate risk and net interest income volatility measures for the Corporation and the Peer Group. The data reveals that the Corporation maintains a higher equity ratio and a higher ratio of interest-earning assets to interest-bearing liabilities in comparison to the Peer Group. Greenville Federal Financial also reported a similar ratio of non-interest earning assets to the Peer Group.
     While comparative asset/liability repricing information is unavailable for the Peer Group, the relative changes in quarterly net interest income have been presented for Greenville Federal Financial and the Peer Group. The table shows that the Corporation’s volatility appears to be similar to that reported by the Peer Group.
Summary
     The comparative analyses in previous pages establish the comparable nature of operations between the Corporation and the Peer Group. We thus concluded that the Peer Group forms a reasonable basis to establish the valuation. In the section to follow, the valuation analysis will take into any differences in operations between the Corporation and the Peer Group in reaching the valuation conclusions.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
Table 3.6
Interest Rate Risk Measures and Net Interest Income Volatility
Comparable Institution Analysis
As of March 31, 2009 or Most Recent Date Available

	Balance Sheet Measures			Quarterly Change in Net Interest Income
			Non-Earn.
	Equity/	IEA/	Assets/
Institution	Assets	IBL	Assets	03/31/09	12/31/08	09/30/08	06/30/08	03//31/08	12/31/07
	(%)	(%)	(%)	(change in net interest income is annualized in basis points)

Greenville Fed. Fin Corp of OH	15.6	112.1	6.4	12	6	14	26	7	3

All Public Companies	10.5	108.1	5.9	-4	-3	8	8	1	-0
State of OH	9.6	107.3	5.3	-5	-10	-3	21	-7	-6
Comparable Group Average	12.2	110.1	6.1	-7	7	18	9	3	6

Comparable Group

ALLB Alliance Bank MHC of PA (43.2)	11.4	108.7	5.3	NA	NA	12	19	-0	-12
CHEV Cheviot Fin Cp MHC of OH (38.6)	20.0	121.3	3.8	-17	-2	29	17	9	-3
FFCO FedFirst Fin MHC of PA (43.0)	11.5	109.0	5.4	-2	4	13	3	12	-0
JXSB Jcksnville Bcp MHC of IL(47.7)	7.2	104.6	5.9	-8	33	31	7	7	10
KFFB KY Fst Fed Bp MHC of KY (40.9)	18.3	122.2	9.0	12	-0	12	26	24	11
LPSB LaPorte Bancrp MHC of IN(47.3)	9.9	104.0	9.7	-0	-14	13	9	-37	40
LSBK Lake Shore Bnp MHC of NY(42.6)	13.1	111.5	5.3	-47	23	41	-50	18	8
MSBF MSB Fin Corp MHC of NJ (43.5)	11.9	108.3	5.4	-10	5	10	1	-1	4
PBHC Pathfinder BC MHC of NY (36.3)	4.4	100.9	6.4	-19	4	10	15	8	11
UCBA United Comm Bncp MHC IN (41.1)	13.8	110.9	5.2	24	15	7	39	-12	-8
NA = Change is greater than 100 basis points during the quarter.
Source:	SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2008 by RP Financial, LC.

RP® Financial, LC.	APPRAISAL OF FAIR MARKET VALUE Page IV.1
IV. APPRAISAL OF FAIR MARKET VALUE
Recent Trading Activity in the Corporation’s Stock
     The Corporation’s stock has been traded on the over-the-counter market under the ticker “GVFF.OB” since the initial trading began on January 4, 2006. The Corporation’s stock experienced the typical high level of trading activity over the first several weeks and months of trading and subsequently the trading volume has declined (see Exhibit IV-1). However, Greenville Federal Financial continues to experience a noticeable level of trading activity, as shares traded during fiscal 2009 totaled 37,945 shares at prices ranging between $7.25 and $3.30 per share, with the share price declining over the course of the year, and ending at $3.30 as of June 30, 2009. Our valuation of the ESOP shares was derived primarily through standard valuation methodologies, along with consideration of the $7.25 to $3.30 per share trading range indicated by recent trades in our valuation conclusions.
Standard Valuation Methodologies
     Our valuation approach focused on first deriving a value for Greenville Federal Financial’s shares on a comparable publicly-traded basis (the “public equivalent value”), and then applying an appropriate downward adjustment to the public equivalent value to account for the lack of marketability of the stock. To derive the public equivalent value for the stock, we used the market value approach to valuation — basing our valuation conclusion on the trading prices and pricing ratios indicated by the Peer Group. Three approaches to valuation were considered: the price-to-earnings (P/E) approach based on Greenville Federal Financial’s reported earnings as a MHC, the price-to-book value (P/B) approach based on Greenville Federal Financial’s reported book value per share as a MHC, and the P/B approach based on adjusted “fully converted” book value.
     Our analyses for the P/E and P/B (both reported and “fully converted”), approaches to valuation were based on the Peer Group of public companies analyzed in Chapter III of this appraisal report. The pricing ratios of the Peer Group were applied, subject to adjustments, to Greenville Federal Financial’s fiscal year end financial results to determine the Corporation’s public equivalent value. Adjustments were subsequently applied to the public equivalent value to determine the final ESOP valuation. Exhibit IV-2 provides thrift industry stock trading prices and ratios as of June 30, 2009.
     1. P/E Approach
     Two essential pieces of information are required to value a company by the P/E approach: a recurring earnings figure and a supportable P/E multiple. In attempting to identify a supportable recurring earnings base, RP Financial evaluated two alternative calculations of earnings: reported earnings and normalized or “core” earnings. The Corporation reported a net loss of $3.153 million for the fiscal year ended June 30, 2009, and an estimated adjusted net loss of $559,000 (see Table 1.1). Both earnings calculations were considered, however we were unable to utilize a reported or adjusted earnings base as a valuation parameter because the net losses reported by the Corporation in recent periods rendered any application of a reported or core earnings based valuation approach “not meaningful”.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
Table 4.1
Market Pricing Comparatives
Prices As of June 26, 2009

	Market		Per Share Data
	Capitalization		Core	Book						Dividends(4)			Financial Characteristics(6)
	Price /	Market	12-Mth	Value/	Pricing Ratios(3)					Amount/		Payout	Total	Equity/	Tng Eq/	NPAs/	Reported		Core
Financial Institution	Share(1)	Value	EPS(2)	Share	P/E	P/B	P/A	P/TB	P/CORE	Share	Yield	Ratio(5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
	($)	($Mil)	($)	($)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)

All Public Companies	9.41	229.49	-0.26	12.18	17.34	82.52	10.01	92.60	16.65	0.27	2.48	39.76	2,596	10.95	10.10	2.14	-0.20	-0.99	-0.01	0.93
State of OH	5.81	112.64	-2.16	10.64	12.10	59.53	7.36	66.40	15.50	0.18	1.90	35.83	1,979	9.47	9.08	3.41	-1.22	-5.67	-1.29	-6.68
Comparable Group Average	7.44	19.26	0.29	8.29	22.71	92.94	13.67	102.55	12.85	0.21	2.52	41.44	355	13.27	12.33	1.23	0.19	1.50	0.38	3.35
Mid-Atlantic Companies	6.79	16.15	0.33	7.58	29.50	89.01	9.70	92.91	13.29	0.11	1.52	48.00	379	10.75	10.49	1.01	0.02	0.38	0.40	4.17
Mid-West Companies	8.09	22.37	0.25	9.00	9.12	96.87	17.63	112.19	11.53	0.30	3.52	34.88	332	15.78	14.16	1.46	0.36	2.61	0.36	2.53

Comparable Group

Mid-Atlantic Companies
ALLB Alliance Bank MHC of PA (43.2)	8.53	25.75	0.13	7.09	NM	120.31	13.77	120.31	NM	0.12	1.41	NM	428	11.44	11.44	2.52	0.05	0.42	0.21	1.83
FFCO FedFirst Fin MHC of PA (43.0)	3.40	9.33	0.23	6.33	NM	53.71	6.32	55.19	14.78	0.00	0.00	NM	341	11.77	11.49	0.33	-0.60	-4.97	0.43	3.57
LSBK Lake Shore Bnp MHC of NY (42.6)	7.00	18.87	0.40	8.76	35.00	79.91	10.50	79.91	17.50	0.20	2.86	NM	414	13.14	13.14	0.46	0.32	2.32	0.63	4.64
MSBF MSB Fin Corp MHC of NJ (43.5)	9.00	21.38	0.10	7.77	NM	115.83	13.80	115.83	NM	0.12	1.33	NM	350	11.92	11.92	NA	0.15	1.13	0.17	1.26
PBHC Pathfinder BC MHC of NY (36.3)	6.00	5.41	0.79	7.97	24.00	75.28	4.12	93.31	7.59	0.12	2.00	48.00	362	5.48	4.47	0.71	0.18	3.02	0.56	9.53

Mid-West Companies
CHEV Cheviot Fin Cp MHC of OH (38.6)	8.90	30.50	0.17	7.68	NM	115.89	23.15	115.89	NM	0.40	4.49	NM	341	19.98	19.98	NA	0.48	2.36	0.46	2.23
JXSB Jcksnville Bcp MHC of IL (47.7)	7.84	7.44	0.68	12.63	9.12	62.07	5.06	69.94	11.53	0.30	3.83	34.88	298	8.15	7.30	0.67	0.56	7.07	0.44	5.59
KFFB KY Fst Fed Bp MHC of KY (40.9)	12.69	41.45	0.16	7.47	NM	169.88	41.65	227.42	NM	0.40	3.15	NM	240	24.52	19.52	1.00	0.51	2.12	0.51	2.12
LPSB LaPorte Bancrp MHC of IN (47.3)	4.46	11.25	0.10	10.17	NM	43.85	5.44	55.06	NM	0.00	0.00	NM	380	12.41	10.14	1.69	-0.03	-0.20	0.13	0.99
UCBA United Comm Bncp MHC IN (41.1)	6.55	21.23	0.12	7.07	NM	92.64	12.83	92.64	NM	0.40	6.11	NM	402	13.85	13.85	2.46	0.25	1.71	0.25	1.71

(1)	Average of High/Low or Bid/Ask price per share.

(2)	EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items on a tax effected basis.

(3)	P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4)	Indicated twelve month dividend, based on last quarterly dividend declared.

(5)	Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances. -

(7)	Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
Source:	SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2008 by RP Financial, LC.

RP® Financial, LC.	APPRAISAL OF FAIR MARKET VALUE Page IV.3
     2. P/B Approach (Reported)
     This approach differs from the P/B approach utilizing “fully converted” pricing ratios (discussed separately below). This valuation methodology involves applying the Peer Group P/B ratio, subject to adjustments, to Greenville Federal Financial’s reported book value per share as a MHC institution to derive fair market value. Two pieces of information are needed: an appropriate P/B ratio and the Corporation’s book value per share as a MHC institution. The Corporation’s June 30, 2009 balance sheet indicated a book value of $18.6 million ($8.10 per share) for the 2,297,851 shares issued and outstanding. Tangible book value was the same figure. The per share book value figures utilized in determining the public equivalent value were the June 30, 2009 book value and tangible book value figures, without adjustments.
     In determining the appropriate P/B ratio to apply to reported book value per share figures, we first considered the June 30, 2009 market pricing of the Peer Group for the comparative price-to-book ratio (see Table 4.1). This analysis indicated an average P/B ratio of 92.94% and an average tangible P/B ratio of 102.55% for the Peer Group. Core return on equity (“Core ROE”) and investor risk would normally be the key considerations addressed for deriving the appropriate P/B ratio for valuation, however on a Core ROE basis, the Corporation reported a negative Core ROE ratio (Core ROE of negative 3.2% for the twelve months ended June 30, 2009 compared to an average Peer Group ROE of 3.4%).
     We consider credit risk to be relatively comparable for both the Corporation and the Peer Group, as Greenville Federal Financial’s balance sheet contains higher ratios of lower risk residential loans and MBS, while the Peer Group has on average, somewhat more favorable asset quality ratios. The smaller asset size, market area factors, and more limited resources of the Corporation are disadvantages for Greenville Federal Financial relative to the Peer Group. Taking these factors into account, based on our judgment, we applied a discount to the Peer Group ratios in deriving the value under this approach. Accordingly, we applied a valuation P/B ratio of 80% to reported book value per share to yield a valuation of $6.50 per share (rounded). We similarly applied a valuation tangible P/B ratio of 85% to Greenville Federal Financial’s tangible book value to yield a per share valuation of $6.90 per share (rounded). However, the relevancy of this valuation approach is limited due to the different MHC ownership percentages of the Peer Group members.
     3. P/B Approach (Fully Converted)
     The MHC form of ownership has been in existence since 1991, and in many cases, the MHC form of ownership is an interim corporate form, between full mutual ownership and fully converted stock form. There have been approximately 160 institutions that have reorganized into MHC form since the regulations became effective in 1991, and about 45% have initiated and completed “second step” conversions in which the mutual holding company itself converted to full stock form, completing the lifecycle to fully-converted stock status. The MHC shares in these second step conversions are valued in a manner similar to mutual-to-stock conversions. Once the public markets recognized how second step conversions were priced, the public MHCs gradually began to trade with significant weight given to the “fully converted” pricing. We thus believe that, if Greenville Federal Financial were an actively traded public company, its stock price would be priced in the market similar to the existing public MHCs, taking into account their fully converted pricing ratios and the potential for a “second step” conversion.
     Table 4.2 shows the Peer Group companies, all of which are MHC institutions, with their pricing ratios placed on a “fully converted” basis. Since public MHCs are currently trading with

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
Table 4.2
MHC INSTITUTIONS — IMPLIED PRICING RATIOS FULL CONVERSION BASIS
Greenville Fed. Fin Corp of OH and the Comparables
As of June 26, 2009

	Fully Converted
	Implied Value		Per Share (8)
		Implied	Core	Book						Dividends(4)			Financial Characteristics (6)
	Price/	Market	12-Mth	Value/	Pricing Ratios(3)					Amount/		Payout	Total	Equity/	Tng Eq/	NPAs/	Reported		Core
	Share(1)	Val(8)	EPS(2)	Share	P/E	P/B	P/A	P/TB	P/CORE	Share	Yield	Ratio(5)	Assets	Assets	Assets	Assets	ROA	ROE	ROA	ROE
	($)	($Mil)	($)	($)	(X)	(%)	(%)	(%)	(X)	($)	(%)	(%)	($Mil)	(%)	(%)	(%)	(%)	(%)	(%)	(%)
Publicly-Traded MHC Institutions, Full Conversion Basis
Averages	7.44	45.33	0.36	11.85	24.83	62.15	12.37	65.85	21.55	0.21	2.52	31.71	377	18.24	17.25	1.23	0.29	1.57	0.47	2.96
Medians	7.42	45.89	0.26	11.93	26.92	60.71	11.03	62.89	15.22	0.16	2.43	40.54	377	17.06	17.06	0.86	0.31	1.89	0.47	2.08
Publicly-Traded MHC Institutions, Full Conversioin Basis
ALLB Alliance Bank MHC of PA (43.2)	8.53	58.93	0.21	11.12	NM	76.71	12.93	76.71	NM	0.12	1.41	57.14	456	16.85	16.85	2.52	0.17	0.99	0.32	1.89
CHEV Cheviot Fin Cp MHC of OH (38.6)	8.90	78.97	0.26	12.27	32.96	72.53	20.68	72.53	34.23	0.40	4.49	NM	382	28.51	28.51	NA	0.65	2.21	0.62	2.13
FFCO FedFirst Fin MHC of PA (43.0)	3.40	21.55	0.26	7.95	NM	42.77	6.13	43.70	13.08	0.00	0.00	0.00	351	14.35	14.04	0.33	-0.52	-3.60	0.47	3.23
JXSB Jcksnville Bcp MHC of IL(47.7)	7.84	15.06	0.74	15.96	8.52	49.12	4.95	53.92	10.59	0.30	3.83	40.54	304	10.08	9.18	0.67	0.59	5.94	0.47	4.78
KFFB KY Fst Fed Bp MHC of KY (40.9)	12.69	99.90	0.28	13.71	NM	92.56	34.57	107.36	NM	0.40	3.15	NM	289	37.35	32.20	1.00	0.75	2.03	0.75	2.03
LPSB LaPorte Bancrp MHC of IN(47.3)	4.46	20.68	0.13	11.88	NM	37.54	5.33	45.46	34.31	0.00	0.00	0.00	388	14.21	11.73	1.69	0.01	0.08	0.16	1.10
LSBK Lake Shore Bnp MHC of NY(42.6)	7.00	43.48	0.46	12.09	26.92	57.90	10.00	57.90	15.22	0.20	2.86	43.48	435	17.27	17.27	0.46	0.39	2.18	0.69	3.85
MSBF MSB Fin Corp MHC of NJ (43.5)	9.00	48.30	0.18	11.98	NM	75.13	12.97	75.13	NM	0.12	1.33	66.67	373	17.26	17.26	NA	0.27	1.40	0.28	1.48
PBHC Pathfinder BC MHC of NY (36.3)	6.00	14.91	0.85	11.18	19.35	53.67	4.03	62.24	7.06	0.12	2.00	14.12	370	7.52	6.48	0.71	0.22	2.70'	0.59	7.39
UCBA United Comm Bncp MHC IN (41.1)	6.55	51.54	0.18	10.31	36.39	63.53	12.07	63.53	36.39	0.40	6.11	NM	427	18.99	18.99	2.46	0-35	1.76	0.35	1.76

(1)	Current stock price of minority stock. Average of High/Low or Bid/Ask price per share.

(2)	EPS (estimated core earnings) is based on reported trailing twelve month data, adjusted to omit non-operating gains and losses on a tax effected basis. Public MHC data reflects additional earnings from reinvestment of proceeds of second step conversion.

(3)	P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings. Ratios are pro forma assuming a second step conversion to full stock form.

(4)	Indicated twelve month dividend, based on last quarterly dividend declared.

(5)	Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings (earnings adjusted to reflect second step conversion).

(6)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7)	Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

(8)	Figures estimated by RP Financial to reflect a second step conversion of the MHC to full stock form.

Source:	SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2008 by RP Financial, LC.

RP® Financial, LC.	APPRAISAL OF FAIR MARKET VALUE Page IV.5
significant weight given to these fully converted ratios, and since most new conversions tend to trade based on pro forma P/B ratios, RP Financial applied the P/B ratio (fully converted) pricing information to Greenville Federal Financial’s June 30, 2009 book value figures as a third approach to valuation. Similar to the P/B approach above, we discounted the Corporation’s valuation P/B and P/TB ratios due to market area factors, which imply a lower ability to grow the institution over the near term future. We applied a discount to the Peer Group’s fully converted P/B ratios to result in valuation ratios of 50% for the P/B ratio and 53% for the P/TB ratio. We have a strong degree of confidence in this approach since it tends to eliminate the potentially distorting effects (on pricing ratios) among existing MHC institutions that may have sold different ownership percentages to the public.
     Applying the valuation P/B ratio (fully converted basis) to Greenville Federal Financial’s June 30, 2009 book value yielded a pro forma market value (fully converted) on a per share basis of $5.25 per share (rounded). Applying a valuation tangible P/B ratio (fully converted basis) to Greenville Federal Financial’s tangible book value yielded a per share market value of $5.70 per share (rounded). Exhibit IV-3 provides a summary of these calculations.
Valuation Summary Before Marketability Discounts
     We have used two techniques, as the P/E approach was deemed not meaningful, in valuing Greenville Federal Financial’s common stock, which were considered in determining the final valuation. The market generally values the stock of “going concern” entities primarily on the basis of earnings strength. Of the two approaches, we placed moderate weight on the P/B approach (non-fully converted). We considered the P/B approach (fully converted basis) to be a very relevant measure of value. Of the two P/B approaches, the fully converted basis approach based on reported and tangible book value received the greater weight since they reflect market pricing under a “second step” conversion which we believe is how investors are currently pricing MHC shares. Moreover, it eliminates the potential distortions between pricing ratios of companies that have different public ownership percentages. See the table below for the valuation conclusions based under each approach.
Table 4.3
Greenville Federal Financial Corp.
Valuation Summary: Public Equivalent Value

Valuation Approach	Per Share Value
P/E approach	NM
P/B approach	$6.50
P/TB approach	6.90
P/B approach (fully converted)	5.25
P/TB approach (fully converted)	5.70
     Based on the relative emphasis placed on the valuation methodologies and other such factors as we considered appropriate, we concluded that the publicly traded equivalent value of the Corporation’s stock is $5.40 per share. In addition to the results under the specific valuation approaches, the public equivalent value also reflects such considerations as the earnings history, credit quality, and interest rate risk or the Corporation. Moreover, the public equivalent value also incorporates the $3.30 to $7.25 per share trading range indicated by recent trading activity. Due to the illiquid nature of the Corporation’s stock, the publicly-traded equivalent value of Greenville Federal Financial’s stock is not the fair market value of the shares of stock owned

RP® Financial, LC.	APPRAISAL OF FAIR MARKET VALUE Page IV.6
by the ESOP. In order to appropriately determine the fair market value of Greenville Federal Financial’s ESOP shares, a marketability discount was factored into our valuation analysis.
Marketability Discount
     The key difference between an actively traded public equivalent value and the value of Greenville Federal Financial’s stock as a thinly traded company is the lack of marketability in the shares being valued. Since they are not as liquid as the shares of a NASDAQ or Exchange listed public company, shares of a thinly traded company typically have lower value than their actively traded counterparts. Several sources can be cited for defining the degree of discount attributable to lack of marketability, most notable of which is Shannon P. Pratt’s Valuing a Business: The Analysis and Appraisal of Closely Held Companies which indicates that a lack-of-marketability factor alone for a closely-held stock compared with a publicly-traded counterpart should average between 35% and 50%.
     In the case of Greenville Federal Financial’s ESOP shares, however, a willing buyer for the ESOP shares has been specified. This is because each employee receiving ESOP shares has a “put option” in which the Corporation or the Trustee of the ESOP plan will normally purchase the shares from the employee at the employee’s option. In the case of Greenville Federal Financial, the plan is worded so as to make redemption of the employees’ shares likely, as the employee-shareholder can have the shares redeemed at his option during the 16 month period following the distribution of ESOP shares. Accordingly, we believe a discount at the lower end of the range is an appropriate marketability discount for Greenville Federal Financial’s stock.
Conclusion
     Taking into account the public equivalent value for the Corporation’s stock and the discount for lack of marketability, along with the recent trading price of the stock, RP Financial concluded with a value of $4.00 per share for the shares held by the ESOP as of June 30, 2009.

EXHIBITS

LIST OF EXHIBITS

Exhibit
Number	Description

I-1	June 30, 2009 Financial Information

II-1	Demographic and Economic Reports
II-2	Market Area Employment Data by Economic Sector

IV-1	Greenville Federal Financial Corporation’s Recent Trading History
IV-2	Thrift Stock Prices as of June 30, 2009
IV-3	Common Stock Valuation Applying Fully Converted P/B Ratios

V-1	RP Financial Firm Qualifications Statement

EXHIBIT I-1
June 30, 2009 Financial Information

Greenville Federal Financial Corporation
Consolidated Statement of Financial Condition

	Jun 30	Jun 30	$	%
	2009	2008	Change	Change

Cash and due from banks	1,870	1,601	269	16.8%
Interest-bearing deposits in other financial institutions	2,604	5.619	(3,015)	-53.7%

Cash and cash equivalents	4,474	7,220	(2,746)	-38.0%

Investment securities designated as available for sale — at market	11,888	16,157	(4,269)	-26.4%
Investment securities designated as held to maturity — at amortized cost	11	2,021	(2,010)	-99.5%
Mortgage-backed securities designated as held to maturity — at amortized	1,822	1,280	542	42.3%
Loans receivable — net of allowance for loan losses of $577 and $583 at June 30, 2009 and June 30, 2008, respectively	91,663	89,851	1,812	2.0%
Office premises and equipment — at depreciated cost	1,958	1,907	51	2.7%
Real estate acquired through foreclosure	559	687	(128)	-18.6%
Stock in Federal Home Loan Bank — at cost	2,003	1,976	27	1.4%
Cash surrender value of life insurance	4,151	4,002	149	3.7%
Accrued interest receivable	511	549	(38)	-6.9%
Deferred Federal Income Taxes	143	157	(14)	-8.9%
Prepaid expenses and other assets	387	319	68	21.3%

Total assets	119,570	126,126	(6,556)	-5.2%

Deposits	72,918	83,697	(10,779)	-12.9%
Advances from the Federal Home Loan Bank	26,903	19,214	7,689	40.0%
Advances by borrowers for taxes and insurance	406	398	8	2.0%
Accrued interest payable	111	215	(104)	-48.4%
Other liabilities	618	691	(73)	-10.6%
Accrued federal income taxes	—	55	(55)	-100.0%
Deferred federal income taxes	—	—	—	0.0%

Total liabilities	100,956	104,270	(3,314)	-3.2%

Commitments and contingencies	—	—

Shareholders’ Equity
Preferred stock-authorized 1,000,000 shares, $.01 par value; not shares issued	—	—	—	na
Common Stock-authorized 8,000,000 shares, $.01 par value; 2,298,411 issued and 2,297,851 outstanding	23	23	—	0.0%
Treasury Stock, at cost, 560 shares	(4)	—	(4)	100.0%
Additional Paid in Capital	9,051	9,021	30	0.3%
Retained earnings — restricted	10,018	13,443	(3,425)	-25.5%
Shares acquired by ESOP	(541)	(631)	90	-14.3%
Accumulated comprehensive gain — unrealized gains on securities designated as available for sale, net of related tax benefits	67	—	67	100.0%

Total shareholders’ equity	18,614	21,856	(3,242)	-14.8%

Total liabilities and shareholders’ equity	119,570	126,126	(6,556)	-5.2%

Capital Ratio	15.57%	17.33%
Book Value	8.10	9.51

Greenville Federal Financial Corporation
Consolidated Statement of Income

	For the three months				For the twelve months
	ended June 30,				ended June 30,
	2009	2008	$ Change	% Change	2009	2008	$ Change	% Change
Interest income
Loans	1,477	1,493	(16)	-1.1%	5,982	6,034	(52)	-0.9%
Mortgage-backed securities	27	20	7	35.0%	97	89	8	9.0%
Investment securities	128	200	(72)	-36.0%	611	1,098	(487)	-44.4%
Interest-bearing deposits and other	23	52	(29)	-55.8%	119	201	(82)	-40.8%

Total interest income	1,655	1,765	(110)	-6.2%	6,809	7,422	(613)	-8.3%

Interest expense
Deposits	327	499	(172)	-34.5%	1,616	2,310	(694)	-30.0%
Borrowings	252	221	31	14.0%	895	1,106	(211)	-19.1%

Total interest expense	579	720	(141)	-19.6%	2,511	3,416	(905)	-26.5%

Net interest income	1.076	1,045	31	3.0%	4,298	4,006	292	7.3%

Provision for losses on loans	70	189	(119)	-63.0%	155	189	(34)	-18.0%

Net interest income after provision for losses on loans	1,006	856	150	17.5%	4,143	3,817	326	8.5%

Other income
Customer service charges	143	139	4	2.9%	572	596	(24)	-4.0%
Gain on sale of real estate acquired through foreclosure	12	(2)	14	-700.0%	6	(1)	7	-700.0%
Other operating and non-operating	63	70	(7)	-10.0%	265	263	2	0.8%

Total other income	218	207	11	5.3%	843	858	(15)	-1.7%

General, administrative and other expense
Employee compensation and benefits	642	534	108	20.2%	2,426	2,092	334	16.0%
Occupancy and equipment	125	95	30	31.6%	434	377	57	15.1%
Franchise taxes	59	48	11	22.9%	190	215	(25)	-11.6%
Data processing	86	145	(59)	-40.7%	408	541	(133)	-24.6%
Advertising	13	17	(4)	-23.5%	62	69	(7)	-10.1%
Loss on sale of investments	2	—	2	100.0%	6	—	6	100.0%
Other operating and non-operating	433	195	238	122.1%	1,109	684	425	62.1%
Impairment Charge on Securities	—	1,820	(1,820)	-100.0%	3,329	1,820	1,509	82.9%
Provision for loss on REO	18	9	9	100.0%	211	31	180	580.6%

Total general, administrative and other expense	1,378	2,863	(1,485)	-51.9%	8,175	5,829	2,346	40.2%

Earnings before income taxes	(154)	(1,800)	1,646	-91.4%	(3,189)	(1,154)	(2,035)	176.3%

Total federal income taxes	(76)	(412)	336	-81.6%	(36)	(231)	195	-84.4%

Net Earnings	(78)	(1,388)	1,310	-94.4%	(3,153)	(923)	(2,230)	241.6%
effective tax rate	49.4%	22.9%			1.1%	20.0%
Earnings per share-basic & diluted	(0.04)	(0.63)			(1.42)	(0.42)
Dividends declared per share	0.07	0.07			0.28	0.28

Allowance for Loan Loss Analysis
June 30, 2009

			FAS 5				Allowance for Loan Loss
Loan Type	SC Line #	FAS 114 Amount	Special Mention	Substandard	Pass	Total Loans	Minimum Range	Maximum Range
Construction Loans on:
1-4 Dwelling Units	230	—	—	—	685,843.35	685,843.35	1,097.35	1,988.95
Multi-family Dwelling Units	235	—	—	—	—	—	—	—
Nonresidential Property	240	—	—	—	—	—	—	—
Permanent Mortgages on 1-4 Family Units:
Revolving, Open-end loans	251	—	1,414.16	—	2,736,215.27	2,737,629.43	5,475.26	9,034.18
Secured by First Liens	254	728,159.39	131,451.61	927,730.48	70,143,072.88	71,930,414.36	232,595.52	325,158.45
Parsley	254	843,258.26	—		—	843,258.26	2,192.47	312,005.56
Secured by Junior Liens	255	2,444.52	4,681.53	19,000.00	2,328,499.47	2,354,625.52	36,908.91	39,966.74
Multi-Family Dwelling Units	256	—	—	—	3,825,461.71	3,825,461.71	6,120.74	11,093.84
Nonresidential Property	260	—	57,100.00	—	5,355,711.69	5,412,811.69	8,660.50	15,697.15
Parsley similar to Richardson & Performance loss	260	180,555.98	—		—	180,555.98	288.89	66,805.71
Land	265	—	—	—	199,484.20	199,484.20	319.17	578.50
Commercial Loans:
Secured	300	42,904.25	—	—	2,152,146.15	2,195,050.40	5,731.51	11,757.52
Unsecured	303	—	—	—	74,740.87	74,740.87	119.59	328.86
Consumer Loans:
Loans on Deposits	310	—	—	—	108,428.83	108,428.83	173.49	477.09
Home Improvement Loans	316	—	—	—	12,586.55	12,586.55	20.14	55.38
Education Loans	320	—	—	—	25,324.22	25,324.22	40.52	111.43
Auto Loans	323	5,935.07	—	7,771.82	2,031,550.97	2,045,257.86	16,970.29	22,680.39
Mobile Home Loans	326	—	—	—	12,949.68	12,949.68	20.72	56.98
Credit Cards	328	—	—	—	—	—	—	—
Other	330	4,934.46	—	416.54	415,371.64	420,722.64	3,498.44	4,662.64
Advances for Taxes & Insurance		—	—	—	—	—	—	—
Overdrawn Checking		72,300.00	—	—	—	72,300.00	3,885.43	3,885.43

Totals		1,880,491.93	194,647.30	954,918.84	90,107,387.48	93,137,445.55	324,118.93	826,344.81

ALLL Balance before provision							507,083.16	507,083.16

Current Bal Surplus (Deficiency)							182,964.23	(319,261.65)

Provision							70,000.00	70,000.00

ALLL Balance after provision							577,083.16	577,083.16

Qtr end Bal Surplus (Deficiency)							252,964.23	(249,261.65)

date	ALLL	total loans	ALLL to Loans
06/30/09	577	93,137	0.62%
03/31/09	575	93,115	0.62%
12/31/08	558	91,793	0.61%
09/30/08	546	91,681	0.60%
06/30/08	583	91,669	0.64%
06/30/07	579	89,234	0.65%
06/30/06	579	86,052	0.67%

2009 Consolidated Average Balances, Income & Expenses, Yields & Rates

	Jul 1 thru Jun 30, 2008			Jul 1 thru June 30, 2009
	12 month			12 month			Twelve Month Change
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Loans Receivable, net	88,761	6,034	6.80%	$90,729	5,983	6.59%	1,969	(51)	-0.20%
Mortgage Pool Securities	1,486	89	5.99%	$1,729	97	5.61%	243	8	-0.38%
Investment Securities	24,032	1,098	4.57%	$13,778	611	4.43%	(10,254)	(487)	-0.13%
Other Interest Bearing Deposits	4,594	201	4.38%	5,933	118	1.99%	1,339	(83)	-2.39%

Total Interest Earning Assets	118,872	7,422	6.24%	$112,169	6,809	6.07%	(6,704)	(613)	-0.17%

Non-Interest-Earning Assets	8,516			9,794			1,279

TOTAL ASSETS	127,388			121,963			(5,425)

Interest-Bearing Demand Deposits	4,459	25	0.56%	$4,680	19	0.41%	221	(6)	-0.16%
Savings Deposits	19,379	215	1.11%	$20,971	164	0.78%	1,592	(51)	-0.33%
Time Deposits	51,567	2,070	4.01%	48,567	1,433	2.95%	(3,000)	(637)	-1.06%

Total Interest Bearing Deposits	75,405	2,310	3.06%	74,218	1,616	2.18%	(1,187)	(694)	-0.89%

Borrowings	23,781	1,106	4.65%	22,092	895	4.05%	(1,689)	(211)	-0.60%

Total Interest Bearing Liab	99,186	3,416	3.44%	96,310	2,511	2.61%	(2,876)	(905)	-0.84%

Non-Int Bearing Demand Deposits	4,420			$4,792			372
Other Non-Int Bearing Liabilities	1,525			1,263			(262)

Total Non-Interest Bearing Liabilities	5,945			6,055			110

Capital	22,257			19,598			(2,659)

TOTAL LIAB & CAPITAL	127,388			121,963			(5,424)

Net Interest Income		$4,006			$4,298			$292

Interest Rate Spread (1)			2.80%			3.46%			0.66%

Net Interest Margin (2)			3.37%			3.83%			0.46%

Return on Average Assets	-0.72%			-2.59%			-1.86%

Return on Average Equity	-4.15%			-16.09%			-11.94%

Capital to Total Assets	17.47%			16.07%			-1.40%

Ave Interest Earning Assets to Ave Int Bearing Liab	119.85%			116.47%			-3.38%

Net Income for the Quarter	($923)			($3,153)			($2,230)

(1)	interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities

(2)	Net interest margin is net interest income divided by average interest-earning assets

2009 Consolidated Average Balances, Income & Expenses, Yields & Rates
(Rounded to the Nearest Thousand)

	First Quarter			Second Quarter			Third Quarter			Fourth Quarter			12 mo ended 06/30/09
	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate	Balance	Expense	Rate
Loans Receivable net	$89,775	$1,494	6.66%	$90,262	$1,494	6.62%	$91,429	$1,518	6.64%	$91,451	$1,477	6.46%	$90,729	$5,983	6.59%
Mortgage Pool Securities	$1,250	$17	5.44%	$1,672	$23	5.50%	$2,098	$30	5.77%	$1,894	$27	5.70%	$1,729	$97	5.61%
Investment Securities	$16,576	$178	4.30%	$14,320	$171	4.78%	$12,327	$134	4.34%	$11,888	$128	4.31%	$13,778	$611	4.43%
Other Interest Bearing Deposits	$6,095	$45	2.95%	$5,321	$28	2.10%	$7,706	$23	1.21%	$4,610	$22	1.91%	$5,933	$118	1.99%

Total Interest Earning Assets	$113,696	$1,734	6.10%	$111,575	$1,716	6.15%	$113,560	$1,705	6.01%	$109,843	$1,654	6.02%	$112,169	$6,809	6.07%

Non-Interest-Earning Assets	$9,412			$9,910			$10,203			$9,653			$9,794

TOTAL ASETS	$123,108			$121,485			$123,763			$119,496			$121,963

Interest-Bearing Demand Deposits	$4,537	$7	0.61%	$4,615	$6	0.52%	$4,681	$3	0.28%	$4,887	$3	0.25%	$4,680	$19	0.41%
Savings Deposits	$20,693	$55	1.05%	$20,502	$54	0.84%	$21,198	$32	0.61%	$21,491	$23	0.43%	$20,971	$164	0.78%
Time Deposits	$52,405	$396	3.00%	$52,098	$387	2.95%	$47,910	$350	2.96%	$41,856	$300	2.87%	$48,567	$1,433	2.95%

Total Interest Bearing Deposits	$77,635	$458	2.34%	$77,215	$447	2.15%	$73,789	$385	2.12%	$68,234	$326	1.92%	$74,218	$1,616	2.18%

FHLB Advances	$18,564	$205	4.42%	$18,609	$202	4.34%	$24,681	$236	3.82%	$26,513	$252	3.80%	$22,092	$895	4.05%

Total Interest Bearing Liabilities	$96,199	$663	2.74%	$95,824	$649	2.56%	$98,470	$621	2.54%	$94,747	$578	2.44%	$96,310	$2,511	2.61%

Non-Int Bearing Demand Deposits	$4,630			$4,415			$5,208			$4,915			$4,792
Other Non-Int Bearing Liabilities	$1,006			$1,217			$1,399			$1,430			$1,263

Total Non-Interest Bearing Liabilities	$5,636			$5,632			$6,607			$6,345			$6,055

Capital	$21,273			$20,029			$18,686			$18,404			$19,598

TOTAL LIAB & CAPITAL	$123,108			$121,485			$123,763			$119,496			$121,963

Net Interest Income		$1,071			$1,067			$1,084			$1,076			$4,298

Interest Rate Spread (1)			3.36%			3.59%			3.46%			3.58%			3.46%

Net Interest Margin (2)			3.77%			3.83%			3.82%			3.92%			3.83%

Return on Average Assets	-4.06%			-4.79%			-1.20%			-0.26%			-2.59%

Return on Average Equity	-23.47%			-39.08%			-7.94%			-1.70%			-16.09%

Capital to Total Assets	17.28%			12.27%			15.10%			15.40%			16.07%

Ave Interest Earning Assets to Ave Int Bearing Liabilities	118.19%			110.52%			115.32%			115.93%			116.47%

Net Income for the Quarter	($1,248)			($1,456)			($371)			($78)			($3,153)

(1)	Interest rate spread represents the difference between the weighted average yield on interest-earning assets and the weighted average rate on interest-bearing liabilities

(2)	Net interest margin is net interest income divided by average interest-earning assets

EXHIBIT II-1
Demographic and Economic Reports

1

Demographic Summary: US

	Base	Current	Projected	% Change	% Change
	2000	2009	2014	2000 - 2009	2009 - 2014
Total Population (actual)	281,421,906	309,731,508	324,062,684	10.06	4.63
0-14 Age Group (%)	21.41	20.17	20.13	3.67	4.42
15-34 Age Group (%)	28.10	27.29	27.13	6.91	4.02
35-54 Age Group (%)	29.43	28.36	26.31	6.05	(2.92)
55-69 Age Group (%)	12.01	15.12	16.97	38.54	17.39
70+ Age Group (%)	9.05	9.06	9.46	10.20	9.23
Median Age (actual)	35.30	36.90	37.20	4.53	0.81

Diversity Index (actual)	54.60	60.50	63.50	10.81	4.96
Black (%)	12.32	12.65	12.78	13.06	5.74
Asian (%)	3.64	4.49	4.98	35.88	16.04
White (%)	75.14	72.03	70.32	5.50	2.14
Hispanic (%)	12.55	15.72	17.52	37.93	16.57
Pacific Islander (%)	0.14	0.15	0.15	15.88	6.96
American Indian/Alaska Native (%)	0.88	0.91	0.92	13.96	6.05
Multiple races (%)	2.43	2.95	3.24	33.77	15.07
Other (%)	5.46	6.82	7.60	37.54	16.54

Total Households (actual)	105,480,101	116,523,156	122,109,448	10.47	4.79
$0-25K Households (%)	28.67	20.94	19.65	(19.31)	(1.68)
$25-50K Households (%)	29.34	24.45	23.09	(7.95)	(1.01)
$50-100K Households (%)	29.70	35.34	37.13	31.48	10.08
$100K+ Households (%)	12.29	19.26	20.13	73.14	9.49

Average Household Income ($)	56,644	71,437	74,464	26.12	4.24
Median Household Income ($)	42,164	54,719	56,938	29.78	4.06
Per Capita Income ($)	21,587	27,277	28,494	26.36	4.46

$0-35K Net Worth HHs (%)	NA	42.33	NA	NA	NA
$35-100K Net Worth HHs (%)	NA	16.10	NA	NA	NA
$100-250K Net Worth HHs (%)	NA	18.94	NA	NA	NA
$250-500K Net Worth HHs (%)	NA	13.27	NA	NA	NA
$500K+ Net Worth HHs (%)	NA	17.38	NA	NA	NA

Median Household Net Worth ($)	NA	97724.00	NA	NA	NA
Average Household Net Worth ($)	NA	448965.00	NA	NA	NA

Total Owner Occupied Housing Units	69,815,753	77,088,155	81,774,029	10.42	6.08
$0-100K in Value HUs (%)	44.57	26.39	22.11	(34.62)	(11.14)
$100-200K in Value HUs (%)	35.18	34.07	31.68	6.94	(1.36)
$200-300K in Value HUs (%)	11.17	17.59	18.35	73.79	10.71
$300-500K in Value HUs (%)	6.12	13.00	15.73	134.46	28.34
$500K+ in Value HUs (%)	2.95	8.95	12.13	234.92	43.75
Source: ESRI
Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.
Copyright 2009, SNL Financial LC

1

Demographic Summary: Ohio

	Base	Current	Projected	% Change	% Change
	2000	2009	2014	2000 - 2009	2009 - 2014
Total Population (actual)	11,353,140	11,577,283	11,649,385	1.97	0.62
0-14 Age Group (%)	21.13	19.71	19.58	(4.90)	(0.03)
15-34 Age Group (%)	27.00	26.15	26.03	(1.24)	0.15
35-54 Age Group (%)	29.70	28.50	26.29	(2.15)	(7.15)
55-69 Age Group (%)	12.43	15.80	17.89	29.59	13.96
70+ Age Group (%)	9.73	9.84	10.20	3.12	4.29
Median Age (actual)	36.20	38.20	38.60	5.52	1.05

Diversity Index (actual)	29.30	32.60	34.60	11.26	6.13
Black (%)	11.46	12.22	12.60	8.70	3.80
Asian (%)	1.17	1.86	2.35	62.07	27.25
White (%)	84.96	83.12	82.03	(0.23)	(0.71)
Hispanic (%)	1.91	2.36	2.63	26.00	11.92
Pacific Islander (%)	0.02	0.03	0.04	36.16	15.20
American Indian/Alaska Native (%)	0.22	0.23	0.24	9.02	3.82
Multiple races (%)	1.39	1.61	1.74	18.27	8.36
Other(%)	0.78	0.93	1.01	21.00	9.70

Total Households (actual)	4,445,773	4,610,674	4,662,894	3.71	1.13
$0-25K Households (%)	28.93	21.36	19.80	(23.41)	(6.27)
$25-50K Households (%)	30.90	25.87	24.03	(13.19)	(6.06)
$50-100K Households (%)	30.36	36.66	39.26	25.25	8.30
$100K+ Households (%)	9.81	16.10	16.91	70.20	6.17

Average Household Income ($)	52,836	65,778	68,389	24.49	3.97
Median Household Income ($)	40,998	52,400	54,553	27.81	4.11
Per Capita Income ($)	21,003	26,577	27,802	26.54	4.61

$0-35K Net Worth HHs (%)	NA	33.23	NA	NA	NA
$35-100K Net Worth HHs (%)	NA	17.11	NA	NA	NA
$100-250K Net Worth HHs (%)	NA	20.50	NA	NA	NA
$250-500K Net Worth HHs (%)	NA	13.60	NA	NA	NA
$500K+ Net Worth HHs (%)	NA	15.56	NA	NA	NA

Median Household Net Worth ($)	NA	98293.00	NA	NA	NA
Average Household Net Worth ($)	NA	408548.00	NA	NA	NA

Total Owner Occupied Housing Units	3,072,522	3,172,030	3,222,984	3.24	1.61
$0-100K in Value HUs (%)	49.71	39.78	37.93	(17.38)	(3.10)
$100-200K in Value HUs (%)	38.61	43.73	44.34	16.91	3.03
$200-300K in Value HUs (%)	7.80	10.47	11.26	38.58	9.27
$300-500K in Value HUs (%)	2.87	4.56	4.83	63.83	7.69
$500K+ in Value HUs (%)	1.01	1.47	1.64	50.33	13.21
Source: ESRI
Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.
Copyright 2009, SNL Financial LC

1

Demographic Summary: Darke, OH

	Base	Current	Projected	% Change	% Change
	2000	2009	2014	2000 - 2009	2009 - 2014
Total Population (actual)	53,309	52,550	51,740	(1.42)	(1.54)
0-14 Age Group (%)	21.61	20.34	20.24	(7.18)	(2.03)
15-34 Age Group (%)	24.77	23.54	23.00	(6.32)	(3.78)
35-54 Age Group (%)	28.59	28.17	26.29	(2.87)	(8.11)
55-69 Age Group (%)	13.52	16.64	18.57	21.31	9.88
70+ Age Group (%)	11.51	11.31	11.89	(3.19)	3.57
Median Age (actual)	37.40	39.70	40.60	6.15	2.27

Diversity Index (actual)	5.40	6.80	7.70	25.93	13.24
Black (%)	0.39	0.45	0.48	13.46	5.51
Asian (%)	0.25	0.41	0.53	62.88	28.37
White (%)	98.09	97.60	97.29	(1.91)	(1.86)
Hispanic (%)	0.86	1.12	1.29	28.88	12.90
Pacific Islander (%)	0.02	0.03	0.04	50.00	22.22
American Indian/Alaska Native (%)	0.17	0.18	0.19	7.87	1.04
Multiple races (%)	0.74	0.89	0.98	18.69	8.30
Other(%)	0.34	0.43	0.48	23.63	10.67

Total Households (actual)	20,419	20,733	20,596	1.54	(0.66)
$0-25K Households (%)	28.99	22.92	21.24	(19.70)	(7.95)
$25-50K Households (%)	35.08	28.86	27.27	(16.46)	(6.13)
$50-100K Households (%)	29.79	38.27	41.38	30.45	7.40
$100K+ Households (%)	6.14	9.94	10.11	64.35	1.02

Average Household Income ($)	48,021	56,588	58,377	17.84	3.16
Median Household Income ($)	39,363	48,100	50,678	22.20	5.36
Per Capita Income ($)	18,670	22,588	23,539	20.99	4.21

$0-35K Net Worth HHs (%)	NA	32.40	NA	NA	NA
$35-100K Net Worth HHs (%)	NA	22.17	NA	NA	NA
$100-250K Net Worth HHs (%)	NA	22.21	NA	NA	NA
$250-500K Net Worth HHs (%)	NA	11.05	NA	NA	NA
$500K+ Net Worth HHs (%)	NA	12.18	NA	NA	NA

Median Household Net Worth ($)	NA	83294.00	NA	NA	NA
Average Household Net Worth ($)	NA	349221.00	NA	NA	NA

Total Owner Occupied Housing Units	15,634	15,770	15,649	0.87	(0.77)
$0-100K in Value HUs (%)	56.37	40.15	37.05	(28.16)	(8.42)
$100-200K in Value HUs (%)	36.19	47.55	50.26	32.52	4.89
$200-300K in Value HUs (%)	4.54	8.81	9.27	95.77	4.32
$300-500K in Value HUs (%)	2.25	2.54	2.49	13.96	(2.75)
$500K+ in Value HUs (%)	0.65	0.96	0.94	48.04	(2.65)
Source: ESRI
Demographic data is provided by ESRI based primarily on US Census data. For non-census year data, ESRI uses samples and projections to estimate the demographic data. SNL performs calculations on the underlying data provided by ESRI for some of the data presented on this page.
Copyright 2009, SNL Financial LC

1

EXHIBIT II-2
Market Area Employment Data by Economic Sector

FULL-TIME AND PART-TIME EMPLOYMENT BY INDUSTRY 1/
(number of jobs)
Ohio state total state total [39000]

Item	2006	2007

Employment by place of work
Total employment	6,819,813	6,829,647

By type
Wage and salary employment	5,641,863	5,632,102
Proprietors employment	1,177,950	1,197,545
Farm proprietors employment	78,864	78,065
Nonfarm proprietors employment 2/	1,099,086	1,119,480

By industry

Farm employment	94,424	95,252
Nonfarm employment	6,725,389	6,734,395
Private employment	5,883,316	5,893,621
Forestry, fishing, related activities, and other 3/	12,373	12,386
Mining	21,663	22,337
Utilities	21,573	21,896
Construction	376,229	374,063
Manufacturing	822,559	797,739
Wholesale trade	262,418	263,993
Retail Trade	742,809	739,666
Transportation and warehousing	239,580	245,248
Information	104,324	102,895
Finance and insurance	302,148	299,768
Real estate and rental and leasing	217,594	227,618
Professional and technical services	372,375	375,523
Management of companies and enterprises	108,771	108,910
Administrative and waste services	406,577	414,285
Educational services	134,322	137,815
Health care and social assistance	784,573	796,241
Arts, entertainment, and recreation	119,919	120,484
Accommodation and food services	462,251	461,304
Other services, except public administration	371,258	371,450
Government and government enterprises	842,073	840,774
Federal, civilian	76,772	76,973
Military	35,963	34,839
State and local	729,338	728,962
State government	181,648	182,615
Local government	547,690	546,347

See footnotes at end of table.		REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25N	April 2009	BUREAU OF ECONOMIC ANALYSIS

FULL-TIME AND PART-TIME EMPLOYMENT BY INDUSTRY 1/
(number of jobs)
Ohio state total state total [39000]

Item	2001	2002	2003	2004	2005

Employment by place of work
Total employment	6,759,196	6,690,820	6,663,893	6,741,288	6,804,701

By type
Wage and salary employment	5,753,257	5,659,347	5,614,191	5,619,910	5,631,114
Proprietors employment	1,005,939	1,031,473	1,049,702	1,121,378	1,173,587
Farm proprietors employment	81,110	82,191	80,031	79,325	79,476
Nonfarm proprietors employment 2/	924,829	949,282	969,671	1,042,053	1,094,111

By industry

Farm employment	99,172	96,362	95,779	94,097	93,896
Nonfarm employment	6,660,024	6,594,458	6,568,114	6,647,191	6,710,805
Private employment	5,825,149	5,748,007	5,717,397	5,796,741	5,867,749
Forestry, fishing, related activities, and other 3/	11,427	12,773	11,743	12,478	12,720
Mining	21,786	19,987	21,293	19,879	20,016
Utilities	24,933	22,593	21,996	21,176	21,231
Construction	359,857	353,250	355,204	369,332	380,216
Manufacturing	975,205	904,838	864,280	845,662	837,611
Wholesale trade	265,710	256,088	252,208	254,397	260,651
Retail Trade	789,734	775,133	766,679	759,393	754,976
Transportation and warehousing	215,612	211,281	209,046	218,865	231,546
Information	119,264	112,044	109,177	106,667	106,118
Finance and insurance	295,652	299,816	299,512	301,916	300,798
Real estate and rental and leasing	193,938	195,062	193,242	205,716	218,758
Professional and technical services	359,696	350,083	351,953	362,441	368,170
Management of companies and enterprises	88,770	94,862	98,042	97,118	105,030
Administrative and waste services	380,848	378,608	378,361	399,216	400,461
Educational services	110,320	113,723	118,234	121,418	129,517
Health care and social assistance	699,466	717,778	735,557	751,302	767,496
Arts, entertainment, and recreation	115,471	118,138	116,547	119,744	121,336
Accommodation and food services	436,978	439,209	445,282	453,435	458,802
Other services, except public administration	360,482	372,741	369,041	376,586	372,296
Government and government enterprises	834,875	846,451	850,717	850,450	843,056
Federal, civilian	80,473	78,939	79,778	78,436	77,410
Military	37,225	38,304	38,600	38,085	36,318
State and local	717,177	729,208	732,339	733,929	729,328
State government	177,508	178,701	178,803	179,601	180,626
Local government	539,669	550,507	553,536	554,328	548,702

See footnotes at end of table.		REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25N	April 2009	BUREAU OF ECONOMIC ANALYSIS

FULL-TIME AND PART-TIME EMPLOYMENT BY INDUSTRY 1/
(number of jobs)
Darke [39037]

Item	2001		2002		2003		2004		2005		2006		2007

Employment by place of work
Total employment	28,221		28,104		28,619		28,708		28,439		28,110		28,348

By type
Wage and salary employment	20,220		19,798		20,324		19,816		19,299		18,988		19,131
Proprietors employment	8,001		8,306		8,295		8,892		9,140		9,122		9,217
Farm proprietors employment	2,008		2,037		1,982		1, 965		1, 971		1,957		1,935
Nonfarm proprietors employment 2/	5,993		6,269		6,313		6,927		7,169		7,165		7,282

By industry

Farm employment	2,561		2,473		2,464		2,419		2,416		2,435		2,463
Nonfarm employment	25,660		25,631		26,155		26,289		26,023		25,675		25,885
Private employment	23,206		23,120		23,629		23,802		23,593		23,183		23,401
Forestry, fishing, related activities, and other 3/	(D	)	(D	)	(D	)	(D	)	(D	)	(D	)	(D	)
Mining	(D	)	(D	)	(D	)	(D	)	(D	)	(D	)	(D	)
Utilities	(D	)	(D	)	(D	)	(D	)	(D	)	(D	)	50
Construction	2,315		2,332		2,257		2,374		2,304		2,250		2,276
Manufacturing	5,255		4,898		4,920		4,832		4,593		4,542		4,481
Wholesale trade	1,064		1,002		989		1, 008		(D	)	(D	)	874
Retail Trade	3,395		3,367		3,358		3,397		3,433		3,281		3,225
Transportation and warehousing	(D	)	(D	)	(D	)	(D)		1,473		1,466		1,527
Information	201		184		178		172		186		199		175
Finance and insurance	974		945		953		994		964		991		972
Real estate and rental and leasing	747		800		839		915		1,035		942		978
Professional and technical services	(D	)	(D	)	(D	)	(D	)	(D	)	(D	)	(D	)
Management of companies and enterprises	(D	)	(D	)	(D	)	(D	)	(D	)	(D	)	(D	)
Administrative and waste services	858		1,131		1,725		1,402		1,169		1,095		1,267
Educational services	(D	)	(D	)	(D	)	(D	)	84		114		138
Health care and social assistance	(D	)	(D	)	(D	)	(D)		2,328		2,324		2,439
Arts, entertainment, and recreation	348		406		399		434		458		463		462
Accommodation and food services	1,388		1,256		1,277		1,265		1,292		1,292		1,297
Other services, except public administration	1,874		1,961		1,903		1,937		2,014		2,034		2,075
Government and government enterprises	2,454		2,511		2,526		2,487		2,430		2,492		2,484
Federal, civilian	119		120		123		121		118		115		117
Military	140		144		144		141		131		131		127
State and local	2, 195		2,247		2,259		2,225		2,181		2,246		2,240
State government	59		60		51		47		46		46		49
Local government	2,136		2,187		2,208		2, 178		2,135		2,200		2,191

See footnotes at end of table.		REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25N	April 2009	BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25 (NAICS)
Full-time and Part-time Employment by Industry

1/	The estimates of employment for 2001-2006 are based on the 2002 North American Industry Classification System (NAICS). The estimates for 2007 are based on the 2007 NAICS.

2/	Excludes limited partners.

3/	“Other” consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

4/	Broomfield County, CO, was created from parts of Adams, Boulder, Jefferson, and Weld counties effective November 15, 2001. Estimates for Broomfield county begin with 2002.

E	The estimate shown here constitutes the major portion of the true estimate.

(D)	Not shown to avoid disclosure of confidential information, but the estimates for this item are included in the totals.

(L)	Less than 10 jobs, but the estimates for this item are included in the totals.

(N)	Data not available for this year.

EXHIBIT IV-1
Greenville Federal Financial Corporation’s Recent Trading History

Exhibit IV-1
Greenville Federal Financial Corporation
Common Stock Trading History

Date	Open	High	Low	Close	Volume

06/30/2009	$3.30	$3.30	$3.30	$3.30	—
05/29/2009	3.30	3.30	3.30	3.30	500
05/01/2009	3.30	3.30	3.30	3.30	500
04/29/2009	3.90	3.90	3.90	3.90	4,020
04/23/2009	3.90	3.90	3.90	3.90	2,100
04/20/2009	3.90	3.90	3.90	3.90	540
04/02/2009	3.80	3.80	3.80	3.80	540
02/24/2009	3.90	3.90	3.90	3.90	600
02/19/2009	4.50	4.93	4.49	4.50	2,200
01/23/2009	4.88	4.88	4.88	4.88	1,000
01/08/2009	5.99	5.99	5.99	5.99	900
01/05/2009	5.25	5.25	5.25	5.25	500
12/31/2008	5.05	5.25	5.00	5.05	1,925
12/16/2008	5.50	5.50	5.50	5.50	1,900
12/03/2008	5.25	5.25	5.25	5.25	820
11/21/2008	5.50	5.50	5.50	5.50	500
11/07/2008	6.00	6.00	6.00	6.00	500
11/03/2008	6.00	6.00	6.00	6.00	400
10/24/2008	5.30	5.50	5.15	5.30	1,200
10/10/2008	5.36	6.15	5.36	5.36	2,500
10/09/2008	6.55	6.55	6.55	6.55	600
10/03/2008	6.75	6.75	6.75	6.75	600
09/29/2008	6.20	6.20	6.20	6.20	1,000
09/16/2008	6.59	6.59	6.59	6.59	1,000
08/12/2008	6.72	6.72	6.65	6.72	4,000
08/11/2008	6.72	6.72	6.72	6.72	500
07/17/2008	7.00	7.00	7.00	7.00	500
07/15/2008	7.25	7.25	7.25	7.25	6,400
07/14/2008	7.25	7.25	7.25	7.25	100
07/09/2008	7.25	7.25	7.25	7.25	100

Averages	$5.41	$5.46	$5.40	$5.41

Total Shares Traded:					37,945
Percent of Minority Shares Outstanding:					3.7%

EXHIBIT IV-2
Thrift Stock Prices as of June 30, 2009

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
Exhibit IV-2A
Weekly Thrift Market Line — Part One
Prices As Of June 26, 2009

										Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible
		Shares	Market				% Change From			Trailing	12 Mo.	Book	Book
	Price/	Outst-	Capital-	52 Week (1)		Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share(1)	anding	ization(9)	High	Low	Week	Week	Ago(2)	YrEnd(2)	EPS(3)	EPS(3)	Share	Share(4)	Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

Market Averages. All Public Companies(no MHC)

All Public Companies(110)	9.19	25,452	267.5	15.41	6.28	9.22	-0.93	-29.48	-0.07	-0.71	-0.42	13.75	12.46	165.19
NYSE Traded Companies(7)	6.48	107,849	923.9	16.93	4.57	6.45	-2.91	-54.24	-32.01	-4.27	-4.61	12.86	9.21	218.46
AMEX Traded Companies(1)	32.50	2,118	68.8	37.50	22.35	31.00	4.84	-10.49	29.95	2.39	3.85	33.08	31.32	375.59
NASDAQ Listed OTC Companies(102)	9.15	19,973	223.9	15.09	6.24	9.20	-0.85	-27.96	1.84	-0.49	-0.17	13.62	12.49	159.41
California Companies(5)	5.28	5,454	27.2	9.60	3.33	5.34	1.21	-36.95	14.92	-0.46	-0.24	12.87	12.70	207.10
Florida Companies(2)	3.76	7,693	28.9	12.95	1.83	3.93	-4.30	-64.82	-28.09	-9.69	-10.92	13.33	12.58	311.61
Mid-Atlantic Companies(31)	10.21	47,174	527.0	17.67	7.11	10.22	0.95	-25.88	-10.71	0.14	0.43	13.18	11.49	164.69
Mid-West Companies(35)	7.71	10,607	52.7	13.65	4.65	7.92	-3.43	-38.89	11.68	-1.61	-1.46	13.71	12.97	176.00
New England Companies(17)	12.41	37,448	504.0	17.44	9.58	12.25	0.67	-9.28	4.78	0.18	0.55	14.80	12.67	133.56
North-West Companies(5)	5.83	26,534	277.2	13.14	4.12	6.01	-5.01	-49.85	-14.86	-0.65	0.26	10.91	9.52	103.94
South-East Companies(11)	11.24	5,745	53.5	17.44	8.00	10.96	2.01	-20.97	-4.53	0.19	0.77	16.20	14.89	153.37
South-West Companies(2)	4.67	23,746	18.5	8.57	3.53	4.05	-4.34	-49.52	-32.55	-3.36	-2.52	12.06	10.12	200.54
Western Companies (Excl CA)(2)	10.08	11,884	126.3	13.38	5.52	10.34	-2.80	-10.09	-0.09	0.74	0.71	13.46	13.46	178.11
Thrift Strategy(104)	9.18	23,071	229.7	15.00	6.30	9.23	-1.33	-28.31	0.78	-0.47	-0.13	13.56	12.27	158.13
Mortgage Banker Strategy(3)	3.72	13,008	37.2	13.06	1.68	3.56	13.65	-61.39	-16.63	-9.88	-11.03	14.64	14.06	323.24
Real Estate Strategy(1)	2.09	7,774	16.2	8.09	1.20	2.40	-12.92	-73.71	17.42	-1.92	-1.99	7.45	7.45	115.47
Diversified Strategy(2)	21.87	175,596	2,684.9	43.63	15.20	20.81	3.89	-19.92	-27.91	1.14	1.12	25.48	22.02	316.14
Companies Issuing Dividends(77)	10.87	31,529	365.8	17.60	7.48	10.90	-1.01	-22.84	-2.32	0.18	0.43	14.74	13.08	168.18
Companies without Dividends(33)	5.16	10,830	30.9	10.14	3.40	5.18	-0.71	-45.47	5.34	-2.85	-2.48	11.36	10.95	157.99
Equity/Assets <6%(22)	5.52	17,251	78.0	14.91	2.79	5.59	0.77	-55.88	1.56	-3.46	-2.82	11.66	10.79	244.80
Equity/Assets 6-12%(60)	9.72	18,057	196.7	15.78	6.39	9.81	-2.36	-29.93	2.43	-0.06	0.14	14.72	13.65	178.03
Equity/Assets >12%(28)	10.83	47,451	561-2	15.00	8.68	10.69	0.87	-8.73	-6.66	-0.04	0.17	13.24	11.14	77.95
Actively Traded Companies(6)	13.16	18,820	238.2	27.72	8.61	12.99	2.43	-30.44	11.86	0.02	1.01	17.45	16.30	239.93
Market Value Below $20 Million(25)	5.48	4,891	12.3	11.27	3.37	5.54	-0.62	-45.39	13.92	-2.11	-1.38	11.92	11.58	180.13
Holding Company Structure(104)	9.07	26,576	279.5	15.51	6.20	9.08	-1.09	-29.95	-0.11	-0.80	-0.50	13.77	12.47	164.66
Assets Over $1 Billion(49)	9.36	52,227	562.8	17.80	6.19	9.18	0.09	-31.07	-13.91	-1.03	-0.86	13.41	11.45	170.17
Assets $500 Million-$1 Billion(35)	8.85	5,558	43.2	13.75	6.08	8.94	-2.40	-32.74	9.95	-0.69	-0.21	13.72	12.70	169.60
Assets $250-5500 Million(17)	10.21	3,260	29.2	13.83	7.52	10.81	-4.45	-17.43	6.62	0.13	0.41	14.89	14.29	163.35
Assets less than $250 Million(9)	7.70	1,944	14.2	12.11	5.24	7.50	6.06	-31.16	22.08	-0.69	-0.50	13.50	13.39	124.87
Goodwill Companies(68)	9.26	36,212	399.5	16.76	6.21	9.24	-0.84	-32.64	-5.34	-0.96	-0.63	13.74	11.63	172.64
Non-Goodwill Companies(42)	9.09	8,289	56.9	13.26	6.40	9.20	-1.07	-24.45	8.32	-0.30	-0.09	13.77	13.77	153.30
Acquirors of FSLIC Cases(2)	7.96	44,800	579.8	16.82	5.69	7.61	15.88	-44.22	-15.71	-0.16	0.10	10.73	9.50	129.84

(1)	Average of high/low or bid/ask price per share.

(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized

(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)	Annualized, based on last regular quarterly cash dividend announcement.

(7)	Indicated dividend as a percent of trailing twelve month earnings.

(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*	Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.
Source:	SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2008 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
Exhibit IV-2A (continued)
Weekly Thrift Market Line — Part One
Prices As Of June 26, 2009

										Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible
		Shares	Market				% Change From			Trailing	12 Mo.	Book	Book
	Price/	Outst-	Capital-	52 Week (1)		Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share(1)	anding	ization(9)	High	Low	Week	Week	Ago(2)	YrEnd(2)	EPS(3)	EPS(3)	Share	Share(4)	Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

Market Averages. MHC Institutions

All Public Companies(40)	10.01	28,990	123.3	14.05	7.17	10.00	-0.54	-14.39	0.36	0.08	0.21	7.81	7.31	70.75
NASDAQ Listed OTC Companies(40)	10.01	28,990	123.3	14.05	7.17	10.00	-0.54	-14.39	0.36	0.08	0.21	7.81	7.31	70.75
California Companies(1)	9.69	13,305	44.1	11.25	6.15	9.85	-1.62	-9.78	49.08	0.35	0.37	6.91	6.60	66.23
Mid-Atlantic Companies(23)	10.35	25,272	110.3	14.05	7.30	10.20	0.87	-9.80	1.10	0.10	0.25	7.94	7.40	70.92
Mid-West Companies(8)	11.51	55,735	239.8	16.25	9.06	11.60	-1.52	-11.62	2.60	0.16	0.14	8.57	7.89	70.56
New England Companies(5)	6.88	13,332	44.3	11.38	4.62	7.16	-3.29	-30.75	-4.92	-0.11	0.23	6.91	6.60	71.48
South-East Companies(2)	5.48	11,928	16.9	10.24	3.42	5.69	-3.46	-46.30	-25.53	-0.24	-0.05	6.01	5.85	60.59
South-West Companies(1)	15.35	24,929	164.9	20.00	10.47	15.84	-3.09	3.37	-4.36	0.22	-0.08	7.86	7.82	89.72
Thrift Strategy(40)	10.01	28,990	123.3	14.05	7.17	10.00	-0.54	-14.39	0.36	0.08	0.21	7.81	7.31	70.75
Companies Issuing Dividends(29)	11.07	28,625	129.5	14.77	7.89	11.07	-0.48	-7.50	6.02	0.20	0.32	7.91	7.36	70.51
Companies Without Dividends(11)	7.28	29,920	107.6	12.21	5.35	7.29	-0.71	-31.96	-14.06	-0.24	-0.07	7.57	7.19	71.37
Equity/Assets <6%(1)	6.00	2,485	5.4	13.50	4.75	7.96	-24.62	-22.08	-4.00	0.25	0.79	7.97	6.43	145.51
Equity/Assets 6-12% (22)	10.04	20,067	106.6	14.93	7.34	10.11	-1.19	-23.48	-2.22	0.05	0.22	8.18	7.67	88.18
Equity/Assets >12%(17)	10.19	41,571	151.0	12.99	7.11	9.99	1.68	-2.72	3.81	0.10	0.16	7.35	6.91	44.83
Market Value Below $20 Million(2)	6.92	2,203	6.4	12.50	5.77	7.96	-13.00	-22.42	-11.71	0.55	0.74	10.30	8.82	150.27
Holding Company Structure(37)	9.91	29,986	127.8	14.20	7.18	9.92	-0.72	-16.26	-1.42	0.08	0.21	7.93	7.39	72.55
Assets Over $1 Billion(14)	13.38	65,532	293.1	19.23	9.90	13.26	0.96	-11.12	-10.20	0.10	0.19	8.06	7.55	66.49
Assets $500 Million-$l Billion(12)	8.20	10,947	35.8	11.35	5.69	8.16	0.23	-19.12	1.53	-0.09	0.05	7.23	6.86	73.80
Assets $250-$500 Million(13)	7.69	6,529	20.9	10.82	5.36	7.94	-3.65	-17.56	8.45	0.18	0.37	8.07	7.56	75.85
Assets less than $250 Million(1)	12.69	7,872	41.4	13.09	8.80	11.50	10.35	32.88	30.15	0.16	0.16	7.47	5.58	30.47
Goodwill Companies(21)	9.25	35,049	133.9	13.54	6.52	9.23	-0.69	-16.20	-0.30	0.12	0.26	7.67	6.73	71.13
Non-Goodwill Companies(19)	10.89	21,921	111.0	14.64	7.93	10.91	-0.37	-12.29	1.13	0.03	0.14	7.98	7.98	70.31
MHC Institutions(40)	10.01	28,990	123.3	14.05	7.17	10.00	-0.54	-14.39	0.36	0.08	0.21	7.81	7.31	70.75

(1)	Average of high/low or bid/ask price per share.

(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized

(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)	Annualized, based on last regular quarterly cash dividend announcement.

(7)	Indicated dividend as a percent of trailing twelve month earnings.

(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9)	For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

*	Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.
Source:	SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2008 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
Exhibit IV-2A (continued)
Weekly Thrift Market Line — Part One
Prices As Of June 26, 2009

										Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible
		Shares	Market				% Change From			Trailing	12 Mo.	Book	Book
	Price/	Outst-	Capital-	52 Week (1)		Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share(1)	anding	ization(9)	High	Low	Week	Week	Ago(2)	YrEnd(2)	EPS(3)	EPS(3)	Share	Share(4)	Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NYSE Traded Companies
AF Astoria Financial Corp. of NY*	8.64	97,058	838.6	30.00	5.85	8.00	8.00	-58.62	-47.57	0.57	1.11	12.37	10.46	220.54
BBX BankAtlantic Bancorp Inc of FL*	3.75	11,235	42.1	15.00	0.66	3.85	-2.60	-64.79	-35.34	-19.72	-22.15	18.43	16.93	495.84
FBC Flagstar Bancorp, Inc. of MI*	0.77	90,379	69.6	5.25	0.40	0.75	2.67	-74.16	8.45	-3.68	-5.16	4.03	4.03	185.99
GFG Guaranty Financial Group of TX*	0.26	44,700	11.6	6.75	0.25	0.35	-25.71	-94.51	-90.04	-5.84	-5.06	15.25	11.78	344.32
NYB New York Community Bcrp of NY*	10.68	344,947	3,684.0	22.00	7.68	10.68	0.00	-43.70	-10.70	0.27	0.48	12.28	4.98	93.93
NAL NewAlliance Bancshares of CT*	11.73	106,789	1,252.6	17.98	9.36	12.01	-2.33	-8.79	-10.93	0.41	0.38	13.06	7.73	79.58
PFS Provident Fin. Serv. Inc of NJ*	9.50	59,834	568.4	21.53	7.81	9.54	-0.42	-35.11	-37.91	-1.88	-1.88	14.57	8.56	109.03

AMEX Traded Companies
TSH Teche Hlding Cp of N Iberia LA*	32.50	2,118	68.8	37.50	22.35	31.00	4.84	-10.49	29.95	2.39	3.85	33.08	31.32	375.59

NASDAQ Listed OTC Companies
ABBC Abington Bancorp, Inc. of PA*	8.21	21,989	180.5	12.40	5.88	8.82	-6.92	-13.12	-11.24	0.11	0.13	10.50	10.50	54.42
ALLB Alliance Bank MHC of PA (43.2)	8.53	6,908	25.8	9.50	6.53	8.65	-1.39	-10.12	13.73	0.03	0.13	7.09	7.09	61.96
ABCW Anchor BanCorp Wisconsin of WI*	1.51	21,570	32.6	13.91	0.38	1.07	41.12	-80.93	-45.29	-8.32	-8.41	6.80	6.58	222.61
ACFC Atl Cst Fed Cp of GA MHC(35.3)	1.87	13,444	8.9	8.47	1.75	1.93	-3.11	-75.17	-52.05	-0.44	-0.23	6.01	5.80	74.01
BCSB BCSB Bancorp, Inc. of MD*	8.05	3,121	25.1	11.50	6.59	8.25	-2.42	-25.81	-7.58	0.30	0.30	15.88	15.11	189.25
BKMU Bank Mutual Corp of WI*	8.79	46,878	412.1	14.25	6.86	9.00	-2.33	-17.62	-23.83	0.41	0.35	8.53	7.37	75.05
BFIN BankFinancial Corp. of IL*	9.08	21,486	195.1	15.98	7.19	9.05	0.33	-35.14	-10.89	-1.04	0.05	12.36	11.05	72.51
BFED Beacon Federal Bancorp of NY*	9.24	7,279	67.3	10.40	6.71	9.30	-0.65	-12.50	12.68	-0.82	0.18	13.68	13.68	142.89
BNCL Beneficial Mut MHC of PA(44.3)	9.85	82,053	359.2	14.64	8.31	9.32	5.69	-9.80	-12.44	0.19	0.15	7.56	5.92	49.35
BHLB Berkshire Hills Bancorp of MA*	22.06	12,306	271.5	32.00	18.46	20.07	9.92	-8.31	-28.52	1.58	1.58	30.54	16.03	221.38
BOFI Bofi Holding, Inc. Of CA*	6.05	8,036	48.6	7.93	3.01	6.45	-6.20	-15.38	27.37	0.59	1.25	9.37	9.37	155.45
BYFC Broadway Financial Corp. of CA*	6.25	1,743	10.9	9.35	3.84	6.25	0.00	-23.59	62.76	1.15	1.17	12.83	12.83	251.70
BRKL Brookline Bancorp, Inc. of MA*	9.72	58,907	572.6	16.00	7.57	9.48	2.53	-3.48	-8.73	0.23	0.26	8.22	7.42	44.54
BFSB Brooklyn Fed MHC of NY (30.0)	11.77	12,899	46.8	15.66	9.50	11.50	2.35	-4.39	-16.23	0.41	0.51	6.75	6.75	40.00
CITZ CFS Bancorp, Inc of Munster IN*	3.93	10,724	42.1	12.20	1.71	3.92	0.26	-65.94	0.77	-1.08	-0.86	10.33	10.33	103.68
CMSB CMS Bancorp Inc of W Plains NY*	7.40	1,885	13.9	10.40	5.78	7.75	-4.52	-27.80	5.71	-0.30	-0.31	11.39	11.39	112.34
CBNJ Cape Bancorp, Inc. of NJ*	8.90	13,314	118.5	10.00	6.50	8.75	1.71	-7.58	-3.78	-3.03	-2.15	10.61	8.86	83.05
CFFN Capitol Fd Fn MHC of KS (29.6)	37.92	74,091	830.0	51.56	33.02	38.33	-1.07	-2.34	-16.84	0.87	0.86	12.37	12.37	111.62
CARV Carver Bancorp, Inc. of NY*	5.25	2,475	13.0	9.18	1.50	5.25	0.00	-38.95	5.00	-2.55	-2.46	18.26	18.11	319.76
CEBK Central Bncrp of Somerville MA*	7.49	1,640	12.3	31.50	3.04	6.49	15.41	-34.30	54.75	-3.08	0.70	19.74	18.38	336.60
CFBK Central Federal Corp. of OH*	2.75	4,102	11.3	4.10	2.00	3.00	-8.33	-24.86	-7.72	0.05	0.01	6.32	6.32	70.52
CHEV Cheviot Fin Cp MHC of OH(38.6)	8.90	8,873	30.5	9.80	5.15	9.40	-5-32	18.98	37.98	0.18	0.17	7.68	7.68	38.44
CBNK Chicopee Bancorp, Inc. of MA*	13.53	6,460	87.4	13.76	9.90	13.00	4.08	2.27	13.70	-0.01	0.00	14.49	14.49	81.33
CZWI Citizens Comm Bncorp Inc of WI*	5.50	5,477	30.1	8.50	5.27	5.80	-5.17	-28.10	-21.43	0.22	0.22	11.35	10.09	92.66
CTZN Citizens First Bancorp of MI*	0.77	7,810	6.0	7.66	0.70	0.82	-6.10	-87.48	-63.33	-8.68	-4.63	10.66	10.43	245.44
CSBC Citizens South Bnkg Corp of NC*	4.98	7,516	37.4	8.24	3.86	5.00	-0.40	-35.49	-16.86	0.31	0.36	11.20	7.15	113.28
CSBK Clifton Svg Bp MHC of NJ(37.5)	11.64	26,733	117.2	13.00	7.71	10.77	8.08	19.02	-1.85	0.17	0.18	6.42	6.42	34.93
COBK Colonial Bank MHC of NJ (44.9)	7.50	4,425	14.9	11.48	5.51	7.90	-5.06	-28.64	-4.46	0.34	0.39	9.51	9.51	121.77
CFFC Community Fin. Corp. of VA*	4.90	4,362	21.4	8.50	2.04	3.92	25.00	-30.10	27.94	-0.98	0.76	8.01	8.01	116.44
DNBK Danvers Bancorp, Inc. of MA*	13.61	17,503	238.2	15.27	10.55	13.12	3.73	23.50	1.80	0.11	0.08	13.18	13.16	99.30
DCOM Dime Community Bancshars of NY*	9.14	34,180	312.4	23.55	6.46	8.07	13.26	-47.38	-31.28	0.73	0.86	8.18	6.56	118.22
ESBF ESB Financial Corp. of PA*	15.24	12,062	183.8	15.44	7.28	13.97	9.09	62.59	41.90	0.94	0.98	12.29	8.70	164.21
ESSA ESSA Bancorp, Inc. of PA*	13.50	15,484	209.0	14.28	11.00	13.15	2.66	7.83	-4.46	0.39	0.43	12.24	12.24	67.85
ESBK Elmira Svgs Bank, FSB of NY*	13.50	1,918	25.9	16.99	7.07	16.47	-18.03	-8.60	0.00	1.32	1.53	17.84	10.94	249.10
FFDF FFD Financial Corp of Dover OH*	11.35	1,010	11.5	15.90	10.01	11.00	3.18	-10.35	3.75	0.97	0.71	17.65	17.65	186.53
FFCO FedFirst Fin MHC of PA (43.0)	3.40	6,337	9.3	8.00	3.05	3.96	-14.14	-45.16	-20.56	-0.32	0.23	6.33	6.16	53.80
FSBI Fidelity Bancorp, Inc. of PA*	6.60	3,043	20.1	14.22	5.65	7.25	-8.97	-49.23	5.94	0.08	1.10	13.91	13.03	236.72
FABK First Advantage Bancorp of TN*	9.30	4,542	42.2	12.97	8.96	9.12	1.97	-23.83	-9.27	-1.87	0.38	15.66	15.66	75.34
FBSI First Bancshares, Inc. of MO*	10.00	1,551	15.5	17.00	6.83	9.30	7.53	-28.37	-36.71	-1.88	-2.14	16.01	15.88	156.88
FCAP First Capital, Inc. of IN*	15.90	2,778	44.2	18.49	11.77	17.00	-6.47	14.88	4.06	1.25	1.16	17.12	15.10	163.42
FCLF First Clover Leaf Fin Cp of IL*	6.48	8,557	55.4	9.23	6.00	7.75	-16.39	-23.40	-5.54	0.37	0.34	10.83	8.20	74.67
FCFL First Community Bk Corp of FL*	3.76	4,151	15.6	10.90	3.00	4.00	-6.00	-64.86	-20.84	0.34	0.32	8.22	8.22	127.37
FDEF First Defiance Fin. Corp of OH*	13.62	8,117	110.6	17.66	3.76	13.00	4.77	-17.95	76.20	0.83	0.61	23.95	16.00	247.71
FFNM First Fed of N. Michigan of MI*	2.17	2,884	6.3	6.80	0.65	1.90	14.21	-64.07	73.60	-1.08	-1.06	10.25	9.85	86.60
FFBH First Fed. Bancshares of AR*	3.77	4,847	18.3	10.00	2.25	4.20	-10.24	-58.11	-50.26	-0.03	-0.07	14.83	14.83	165.75
FFSX First Federal Bankshares of IA*	1.36	3,304	4.5	9.05	1.00	1.59	-14.47	-77.33	-26.49	-5.76	-4.11	7.83	7.83	158.48
FFNW First Fin NW, Inc of Renton WA*	8.04	20,363	163.7	11.02	6.81	8.07	-0-37	-19.03	-13.92	0.07	0.11	13.92	13.22	61.96
FFCH First Fin. Holdings Inc. of SC*	9.11	11,699	106.6	42.61	4.95	9.02	1.00	-49.25	-54.99	0.65	0.66	16.18	13.10	274.09
FFHS First Franklin Corp. of OH*	4.81	1,681	8.1	11.50	1.50	5.51	-12.70	-32.73	20.25	-0.74	-1.04	14.38	14.38	188.80

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
Exhibit IV-2A (continued)
Weekly Thrift Market Line — Part One
Prices As Of June 26, 2009

										Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible
		Shares	Market				% Change From			Trailing	12 Mo.	Book	Book
	Price/	Outst-	Capital-	52 Week (1)		Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share(1)	anding	ization(9)	High	Low	Week	Week	Ago(2)	YrEnd(2)	EPS(3)	EPS(3)	Share	Share(4)	Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NASDAQ Listed OTC Companies (continued)
FKFS First Keystone Fin.. Inc of PA*	9.20	2,433	22.4	10.79	6.30	8.55	7.60	-8.00	17.05	-0.95	-0.17	13.63	13.63	215.48
FNFG First Niagara Fin. Group of NY*	11.45	118,687	1,359.0	22.39	9.48	11.93	-4.02	-16.30	-29.19	0.71	0.71	13.19	6.59	80.78
FPTB First PacTrust Bancorp of CA*	6.44	4,252	27.4	13.45	4.75	6.70	-3.88	-50.42	-33.26	-1.09	-1.03	17.94	17.94	210.79
FPFC First Place Fin. Corp. of OH*	2.94	16,973	49.9	15.00	1.40	3.55	-17.18	-73.47	-23.24	-5.60	-5.95	13.27	12.55	199.46
FSFG First Savings Fin. Grp. of IN*	9.89	2,542	25.1	10.85	8.25	9.96	-0.70	-1.10	0.82	-0.08	-0.09	20.43	20.43	93.17
FFIC Flushing Fin. Corp. of NY*	9.66	21,716	209.8	21.50	4.03	10.34	-6.58	-48.81	-19.23	0.94	1.77	11.11	10.27	187.35
FXCB Fox Chase Bncp MHC of PA(42.3)	10.65	13,978	63.7	13.25	8.05	10.45	1.91	-2.65	-3.18	0.11	0.10	8.87	8.87	81.16
GSLA GS Financial Corp. of LA*	16.75	1,276	21.4	17.44	10.51	16.01	4.62	13.56	34.00	0.19	0.30	21.95	21.95	196.71
GCBC Green Co Bcrp MHC of NY (43.8)	15.00	4,105	26.9	15.99	9.50	14.24	5.34	11.11	42.72	0.93	1.24	9.52	9.52	111.71
HFFC HF Financial Corp. of SD*	11.58	4,026	46.6	16.99	9.00	13.07	-11.40	-29.82	-9.67	1.81	1.59	17.16	15.93	291.11
HMNF HMN Financial, Inc. of MN*	3.35	4,163	13.9	17.52	1.52	5.50	-39.09	-79.28	-19.86	-3.53	-3.75	20.64	20.64	267.44
HBNK Hampden Bancorp, Inc. of MA*	9.26	7,539	69.8	11.30	7.75	10.07	-8.04	-6.18	1.31	0.05	0.05	12.88	12.88	76.63
HARL Harleysville Svgs Fin Cp of PA*	13.95	3,603	50.3	16.22	10.08	14.70	-5.10	16.15	3.87	1.42	1.54	13.60	13.60	225.85
HWFG Harrington West Fncl Grp of CA*	1.74	7,020	12.2	6.99	1.05	1.53	13.73	-56.93	-13.00	-1.38	-0.05	5.54	4.69	166.28
HBOS Heritage Fn Gp MHC of GA(25.8)	9.09	10,411	24.9	12.00	5.08	9.45	-3.81	-17.44	1.00	-0.04	0.14	6.00	5.90	47.16
HIFS Bingham Inst, for Sav. of MA*	29.46	2,124	62.6	31.49	22.10	29.33	0.44	-0.14	17.42	3.09	3.09	28.66	28.66	395.47
HBCP Home Bancorp Inc. Lafayette LA*	12.29	8,927	109.7	12.56	9.00	12.00	2.42	22.90	26.05	0.35	0.60	14.48	14.48	59.69
HOME Home Federal Bancorp Inc of ID*	11.48	16,515	189.6	13.08	6.63	10.67	7.59	13.55	7.09	0.11	0.07	12.15	12.15	41.93
HFBC HopFed Bancorp, Inc. of KY*	9.30	3,586	33.3	14.05	8.13	9.48	-1.90	-34.00	-6.91	1.14	0.96	17.25	15.41	276.39
HCBK Hudson City Bancorp. Inc of NJ*	13.44	521,260	7,005.7	25.05	7.46	13.32	0.90	-22.71	-15.79	0.93	0.93	9.69	9.39	108.53
IFSB Independence FSB of DC*	2.79	1,552	4.3	6.20	1.63	2.12	31.60	-58.67	-19.13	-0.57	-0.71	5.52	5.52	120.40
ISBC investors Bcrp MHC of NJ(40.5)	9.71	109,053	428.9	16.15	6.75	8.99	8.01	-29.43	-27.70	-0.60	0.35	7.03	7.03	67.55
JXSB Jcksnville Bcp MHC of IL(47.7)	7.84	1,921	7.4	11.49	6.79	7.95	-1.38	-22.76	-19.42	0.86	0.68	12.63	11.21	155.02
JFBI Jefferson Bancshares Inc of TN*	5.30	6,740	35.7	9.90	4.66	5.79	-8.46	-43.19	-36.90	0.35	0.35	11.71	7.49	98.38
KFED K-Fed Bancorp MHC of CA (33.9)	9.69	13,305	44.1	11.25	6.15	9.85	-1.62	-9.78	49.08	0.35	0.37	6.91	6.60	66.23
KFFB XY Fst Fed Bp MHC of XY (40.9)	12.69	7,872	41.4	13.09	8.80	11.50	10.35	32.88	30.15	0.16	0.16	7.47	5.58	30.47
KRNY Kearny Fin Cp MHC of NJ (27.7)	12.17	69,530	237.6	15.33	7.78	10.88	11.86	10.14	-4.92	0.09	0.10	6.87	5.69	30.34
LSBX LSB Corp of No. Andover MA*	9.99	4,471	44.7	17.50	7.11	10.06	-0.70	-34.06	36.66	-1.19	0.26	13.13	13.13	174.12
LSBI LSB Fin. Corp. of Lafayette IN*	13.50	1,554	21.0	19-50	8.27	12.43	8.61	-16.92	35.81	0.98	0.72	22.01	22.01	246.83
LPSB LaPorte Bancrp MHC of IN(47.3)	4.46	4,636	11.2	8.30	3.85	4.25	4.94	-36.29	-15.05	-0.02	0.10	10.17	8.10	81.92
LSBK Lake Shore Bnp MHC of NY(42.6)	7.00	6,211	18.9	10.09	4.31	7.40	-5.41	-25.37	0.00	0.20	0.40	8.76	8.76	66.66
LEGC Legacy Bancorp, Inc. of MA*	11.84	8,782	104.0	13.96	7.90	11.13	6.38	-3.58	10.86	0.03	0.35	14.13	12.72	110.24
LBCP Liberty Bancorp, Inc. of MO*	7.30	3,746	27.3	9.30	5.80	7.30	0.00	-22.34	-1.88	0.51	0.42	11.68	11.11	99.51
LABC Louisiana Bancorp, Inc. of LA*	13.45	5,425	73.0	14.66	11.42	13.54	-0.66	4.26	5.08	0.53	0.52	14.92	14.92	58.39
MSBF MSB Fin Corp MHC of NJ (43.5)	9.00	5,367	21.4	11.01	7.76	9.25	-2.70	-17.20	-11.33	0.09	0.10	7.77	7.77	65.20
MGYR Magyar Bancorp MHC of NJ(44.4)	6.00	5,767	15.3	10.01	2.65	5.18	15.83	-40.71	1.01	-1.08	-1.19	7.45	7.45	96.59
MLVF Malvern Fed Bncp MHC PA(45.0)	9.75	6,153	27.0	11.00	7.50	9.75	0.00	-9.72	5.98	0.23	0.23	11.31	11.31	110.76
MFLR Mayflower Bancorp, Inc. of MA*	6.80	2,086	14.2	11.10	4.40	7.80	-12.82	-38.79	25.93	0.02	0.46	9.27	9.26	119.63
EBSB Meridian Fn Serv MHC MA (45.0)	7.60	22,586	78.7	10.40	6.34	7.96	-4.52	-22.84	-17.84	-0.13	-0.19	8.28	8.28	49.98
CASH Meta Financial Group of IA*	21.26	2,603	55.3	28.60	5.72	21.25	0.05	-16.63	136.22	-0.15	-0.25	18.50	17.56	342.10
MFSF MutualFirst Fin. Inc. of IN*	8.25	6,985	57.6	12.40	3.50	8.30	-0.60	-21.05	22.22	0.52	0.70	14.03	13.03	203.18
NASB NASB Fin, Inc. of Grandview MO*	29.88	7,868	235.1	36.06	12.48	24.92	19.90	47.05	10.67	1.65	0.09	20.04	19.70	196.97
NECB NE Comm Bncrp MHC of NY (45.0)	9.30	13,225	55.3	11.47	6.00	9.20	1.09	-17.70	34.01	0.16	0.16	8.39	8.24	34.64
NHTB nh Thrift Bancshares of NH*	9.86	5,748	56.7	11.15	6.01	10.40	-5.19	-13.58	27.72	0.99	0.85	12.93	7.76	150.79
NVSL Naug Vlly Fin MHC of CT (40.5)	5.83	7,027	16.6	10.00	4.37	6.30	-7.46	-31.09	14.76	-0.06	0.25	6.78	6.77	77.24
NEBS New England Banchrs Inc of CT*	5.75	5,576	32.1	10.50	5.51	6.29	-8.59	-46.76	-28.13	-0.05	0.26	11.72	8.68	99.01
NFSB Newport Bancorp, Inc. of RI*	12.00	3,997	48-0	12.68	10.50	11.75	2.13	0.00	4.44	-0.23	-0.10	13.03	13.03	110.44
FFFD North Central Bancshares of IA*	13.24	1,343	17.8	24.93	9.52	16.39	-19.22	-41.42	15.13	-4.78	-1.67	26.94	26.94	356.33
NFBK Northfield Bcp MHC of NY(45.0)	12.07	45.258	243.3	13.15	8.18	11.20	7.77	14.95	7.29	0.29	0.30	8.64	8.27	40.14
NWSB Northwest Bcrp MHC of PA(37.0)	19.42	48,509	348-6	34.34	13.07	19.37	0.26	-12.13	-9.17	0.99	1.13	12.87	9.20	145.17
OSHC Ocean Shr Hldg MHC of NJ(42.8)(8)	7.96	8,323	28.4	10.22	5.85	6.80	17.06	-16.21	15.36	0.36	0.49	7.76	7.76	84.10
OCFC OceanFirst Fin. Corp of NJ*	12.94	12,365	160.0	23.00	7.13	11.59	11.65	-30.17	-22.05	1.15	1.12	9.78	9.78	154.77
ONFC Oneida Financl MHC of NY(44.6)	9.50	7,791	33.0	11.50	6.99	9.50	0.00	2.04	26.50	-0.13	-0.10	6.47	3.25	70.50
ORIT Oritani Fin Cp MHC of NJ(29.8)	13.36	37,233	156.7	20.12	9.56	14.02	-4.71	-16.55	-20.71	0.15	0.19	6.50	6.50	48.14
OSBK Osage Bancshares. Inc. of OK*	9.07	2,792	25.3	10.38	6.80	7.75	17.03	-4.53	24.93	-0.87	0.03	8.87	8.46	56.75
PSBH PSB Hldgs Inc MHC of CT (42.9)	4.85	6,531	13.6	9.50	3.23	4.60	5.43	-42.05	19.75	-0-06	0.52	5.48	4.32	73.05
PVFC PVF Capital Corp. of Solon OH*	2.09	7,774	16.2	8.09	1.20	2.40	-12.92	-73.71	17.42	-1.92	-1.99	7.45	7.45	115.47
PBCI Pamrapo Bancorp, Inc. of NJ*	9.76	4,936	48.2	15.80	4.72	9.93	-1.71	-35.15	29.61	0.38	0.45	11.03	11.03	120.01
PFED Park Bancorp of Chicago IL*	9.85	1,192	11.7	20.40	2.85	9.95	-1.01	-46.76	119.87	-2.43	-1.38	22.09	22.09	191.53
PVSA Parkvale Financial Corp of PA*	9.57	5,428	51.9	24.60	7.55	9.55	0.21	-60.13	-22.95	-1.71	1.73	21.74	16.28	351.22
PBHC Pathfinder BC MHC of NY (36.3)	6.00	2,485	5.4	13.50	4.75	7.96	-24.62	-22.08	-4.00	0.25	0.79	7.97	6.43	145.51
PCBI Peoples Community Bcrp. of OH*	0.65	4,844	3.1	2.99	0.09	0.68	-4.41	-74.90	225.00	-16.18	-15.73	1.38	0.73	148.89
PBCT Peoples United Financial of CT*	15.05	345,000	5,192.3	21.76	13.92	15.11	-0.40	-6.41	-15.59	0.44	0.42	14.96	10.52	59.95
PROV Provident Fin. Holdings of CA*	5.91	6,220	36.8	10.28	4.00	5.77	2.43	-38.44	30.75	-1.59	-2.53	18.68	18.68	251.28
PBNY Provident NY Bncrp. Inc. of NY*	8.17	39,877	325.8	16.38	7.30	7.89	3.55	-30.53	-34.11	0.62	0.51	10.57	6.37	74.10

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
Exhibit IV-2A (continued)
Weekly Thrift Market Line — Part One
Prices As Of June 26, 2009

										Current Per Share Financials
	Market Capitalization			Price Change Data									Tangible
		Shares	Market				% Change From			Trailing	12 Mo.	Book	Book
	Price/	Outst-	Capital-	52 Week (1)		Last	Last	52 Wks	MostRcnt	12 Mo.	Core	Value/	Value/	Assets/
Financial Institution	Share(1)	anding	ization(9)	High	Low	Week	Week	Ago(2)	YrEnd(2)	EPS(3)	EPS(3)	Share	Share(4)	Share
	($)	(000)	($Mil)	($)	($)	($)	(%)	(%)	(%)	($)	($)	($)	($)	($)

NASDAQ Listed OTC Companies (continued)
PBIP Prudential Bncp MHC PA (37.2)	12.10	11,070	49.8	12.51	7.50	12.30	-1.63	14.69	17.93	-0.46	-0.01	5.81	5.81	46.49
PULB Pulaski Fin Cp of St. Louis MO*	6.85	10,304	70.6	11.50	3.93	6.83	0.29	-29.82	2.39	-0.03	-0.04	8.31	7.90	141.83
RPFG Rainier Pacific Fin Grp of WA*	0.89	6,292	5.6	10.10	0.53	0.93	-4.30	-91.09	-36.43	-3.29	0.04	6.22	5.74	136.42
RIVR River Valley Bancorp of IN*	12.69	1,500	19.0	18.68	9.15	16.00	-20.69	-15.40	1.12	1.62	1.37	16.67	16.65	256.11
RVSB Riverview Bancorp, Inc. of WA*	3.00	10,924	32.8	7.75	1.57	3.22	-6.83	-60.00	33.33	-0.24	-0.08	8.12	5.74	83.70
RCKB Rockville Fin MHC of CT (42.8)	11.53	18,714	92.1	17.00	6.17	12.15	-5.10	-11.24	-17.47	-0.04	0.48	7.88	7.82	83.89
ROMA Roma Fin Corp MHC of NJ (27.9)	14.05	30,888	122.5	17.50	9.70	12.70	10.63	4.07	11.60	0.14	0.14	6.87	6.85	37.92
ROME Rome Bancorp, Inc. of Rome NY*	8.65	6,886	59.6	11.25	7.00	8.57	0.93	-21.36	-0.57	0.42	0.45	8.62	8.62	48.03
SIFI SI Fin Gp Inc MHC of CT (38.3)	4.57	11,800	20.6	10.00	2.99	4.80	-4.79	-46.55	-23.83	-0.28	0.10	6.15	5.79	73.26
SVBI Severn Bancorp, Inc. of MD*	3.00	10,067	30.2	7.10	2.63	3.00	0.00	-57.92	-29.74	0.00	-0.01	9.44	9.41	96.63
SUPR Superior Bancorp of AL(8)*	2.82	10,106	28.5	12.50	1.69	2.98	-5.37	-66.98	-11.04	-16.42	-16.11	18.58	16.61	310.16
THRD TF Fin. Corp. of Newtown PA*	16.75	2,663	44.6	23.41	15.95	18.22	-8.07	-25.82	-13.21	1.49	1.36	25.87	24.17	271.85
TFSL TFS Fin Corp MHC of OH (28.2)	10.68	309,369	951.7	13.76	9.39	11.04	-3.26	-8.33	-17.21	0.12	0.08	5.73	5.70	34.41
TONE TierOne Corp. of Lincoln NE*	2.22	18,035	40.0	7.12	1.13	2.04	8.82	-53.56	-40.80	-1.34	-1.48	14.45	14.21	184.65
TSBK Timberland Bancorp, Inc. of WA*	4.10	7,045	28.9	9.40	1.94	4.75	-13.68	-49.38	-44.97	-0.06	0.34	10.35	9.42	98.37
TRST TrustCo Bank Corp NY of NY*	6.22	76,218	474.1	13.74	4.71	6.16	0.97	-18.69	-34.60	0.41	0.40	3.12	3.11	45.62
UCBA United Comm Bncp MHC IN (41.1)	6.55	7,868	21.2	9.99	3.70	6.93	-5.48	-2.24	31.00	0.12	0.12	7.07	7.07	51.04
UCFC United Community Fin. of OH*	1.00	30,898	30.9	5.84	0.46	1.36	-26.47	-79.72	11.11	-1.17	-1.28	7.74	7.72	82.94
UBNK United Financial Bncrp of MA*	13.71	16,501	226.2	17.10	10.71	13.14	4.34	22.41	-9.45	0.45	0.50	13.18	13.17	75.34
UWBK United Western Bncp. Inc of CO*	8.68	7,253	63.0	13.68	4.40	10.00	-13.20	-33.74	-7.26	1.36	1.35	14.76	14.76	314.28
VPFG ViewPoint Finl MHC of TX(43.1)	15.35	24,929	164.9	20.00	10.47	15.84	-3.09	3.37	-4.36	0.22	-0.08	7.86	7.82	89.72
WSB WSB Holdings, Inc. of Bowie MD*	2.43	7,850	19.1	5.50	1.65	2.40	1.25	-53.80	-18.46	-0.22	-0.33	6.76	6.76	57.47
WSFS WSFS Financial Corp. of DE*	28.68	6,191	177.6	65.50	16.47	26.51	8.19	-33.43	-40.24	1.83	1.81	36.00	33.51	572.33
WVFC WVS Financial Corp. of PA*	16.00	2,078	33.2	17.45	14.50	16.78	-4.65	0.63	0.13	1.49	1.48	14.94	14.94	213.66
WFSL Washington Federal, Inc. of WA*	13.12	88,047	1,155.2	27.44	9.75	13.10	0.15	-29.76	-12.30	0.25	0.91	15.94	13.49	139.27
WSBF Waterstone Fin MHC of WI(26.2)	3.02	31,250	24.8	12.00	1.75	3.39	-10.91	-72.89	-9.85	-0.98	-1.02	5.44	5.44	61.54
WAYN Wayne Savings Bancshares of OH*	5.07	3,004	15.2	10.34	4.42	5.30	-4.34	-44.71	-32.40	0.62	0.62	11.46	10.73	134.63
WFD Westfield Fin. Inc. of MA*	9.09	31,195	283.6	11.48	8.05	9.04	0.55	-1.52	-11.92	0.19	0.20	8.42	8.42	36.09

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
Exhibit IV-2B
Weekly Thrift Market Line — Part Two
Prices As Of June 26, 2009

	Key Financial Ratios										Pricing Ratios					Dividend Data(6)
		Tang.						Asset Quality Ratios						Price/	Price/	Ind.	Divi-
	Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution	Assets	Assets	ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

Market Averages. All Public Companies(no MHCs)

All Public Companies(110)	10.31	9.40	-0.31	-1.51	0.85	-0.11	0.45	2.34	69.32	1.42	16.45	66.41	7.45	76.19	16.37	0.27	2.59	41.09
NYSE Traded Companies(7)	8.40	5.47	-1.16	-7.76	-1.79	-1.26	-5.60	2.91	57.21	1.87	27.77	50.43	5.71	86.18	20.30	0.32	3.20	68.29
AMEX Traded Companies(1)	8.81	8.38	0.65	7.42	7.35	1.05	11.95	1.05	77.74	1.06	13.60	98.25	8.65	103.77	8.44	1.40	4.31	58.58
NASDAQ Listed OTC Companies(102)	10.45	9.69	-0.26	-1.28	0.89	-0.05	0.64	2.31	70.18	1.39	15.76	67.20	7.56	75.23	16.30	0.26	2.53	39.94
California Companies(5)	6.08	5.98	-0.21	-4.05	-3.92	-0.04	0.87	3.69	48.13	1.74	7.84	42.45	2.57	43.58	5.09	0.10	1.67	8.70
Florida Companies(2)	5.09	4.94	-1.68	4.14	9.04	-1.91	3.89	5.30	42.92	2.75	11.06	33.04	1.85	33.95	11.75	0.00	0.00	0.00
Mid-Atlantic Companies(31)	9.57	8.35	0.09	1.60	1.42	0.23	3.37	1.66	70.25	1.05	17.33	82.56	7.94	99.03	14.42	0.38	3.77	46.68
Mid-West Companies(35)	8.68	8.22	-0.88	-4.29	0.78	-0.80	-4.65	3.22	49.29	1.77	14.10	51.95	4.79	56.87	15.66	0.22	2.05	42.48
New England Companies(17)	13.87	12.27	0.21	0.88	1.81	0.39	3.13	0.78	114.12	1.08	21.12	85.46	12.50	100.92	23.87	0.29	2.40	53.91
North-West Companies(5)	11.74	10.48	-0.49	-7.53	-1.67	0.23	1.85	4.37	34.13	1.69	NM	46.19	6.16	53.87	16.24	0.20	3.30	0.00
South-East Companies(11)	13.41	12.53	-0.01	0.07	-0.57	0.54	4.25	1.86	99.03	1.36	19.89	64.16	9.27	71.10	16.06	0.26	1.98	34.92
South-West Companies(2)	10.03	9.24	-1.60	-22.98	-9.59	-0.67	-16.02	1.92	70.04	1.34	NM	51.98	8.03	54.71	NM	0.17	1.87	0.00
Western Companies (Excl CA)(2)	16.84	16.84	0.35	5.14	8.31	0.30	4.94	2.33	43.03	1.47	6.38	76.65	15.07	76.65	6.43	0.23	2.34	17.65
Thrift Strategy(104)	10.40	9.51	-0.25	-1.35	1.08	-0.03	0.74	2.24	69.72	1.35	16.09	67.53	7.54	77.39	16.05	0.28	2.67	41.46
Mortgage Banker Strategy(3)	4.74	4.61	-2.63	-8.10	-26.90	-2.92	-12.90	6.08	48.01	3.23	NM	24.73	1.26	25.58	NM	0.04	0.68	0.00
Real Estate Strategy(1)	6.45	6.45	-1.68	-22.43	0.00	-1.74	-23.25	0.00	0.00	3.49	NM	28.05	1.81	28.05	NM	0.00	0.00	0.00
Diversified Strategy(2)	15.62	12.42	0.54	4.04	4.65	0.52	3.95	1.19	82.63	1.25	24.94	90.13	15.06	114.32	25.84	0.54	2.86	26.23
Companies Issuing Dividends(77)	10.88	9.71	0.13	1.61	2.32	0.29	3.11	1.87	74.88	1.21	15.85	75.91	8.53	88.61	16.30	0.38	3.67	48.13
Companies Without Dividends(33)	8.92	8.67	-1.36	-10.41	-5.49	-1.09	-6.89	3.61	54.14	1.94	21.73	43.55	4.87	46.30	16.92	0.00	0.00	0.00
Equity/Assets <6%(22)	4.66	4.34	-1.43	-8.19	5.28	-1.10	-2.89	3.25	52.09	1.90	9.61	44.33	2.23	49.43	9.45	0.19	2.19	29.20
Equity/Assets 6-12%(60)	8.70	8.09	-0.05	-0.30	0.35	0.05	1.01	2.59	63.11	1.41	13.80	65.90	5.64	72.53	14.28	0.30	2.73	42.60
Equity/Assets >12%(28)	17.99	16.03	-0.02	-0.30	0.18	0.27	1.26	1.21	93.59	1.07	25.72	84.05	15.26	104.11	24.95	0.27	2.59	43.15
Actively Traded Companies(6)	7.87	7.36	0.00	-0.49	2.30	0.41	5.08	1.99	74.79	1.23	16.41	73.99	6.05	79.15	18.09	0.35	2.63	28.98
Market Value Below $20 Million(25)	6.94	6.79	-1.12	-9.65	-3.30	-0.74	-5.37	3.05	54.42	1.76	8.84	43.68	3.25	45.96	11.63	0.13	1.53	28.60
Holding Company Structure(104)	10.37	9.45	-0.34	-1.76	0.87	-0.14	0.27	2.33	70.67	1.44	16.47	66.01	7.47	75.90	16.56	0.27	2.58	42.05
Assets Over $1 Billion(49)	10.26	8.87	-0.32	-1.04	1.69	-0.20	-0.01	2.48	69.06	1.44	17.93	72.67	8.31	88.22	16.91	0.29	2.64	45.08
Assets $500 Million-$1 Billion(35)	9.70	8.95	-0.41	-2.76	1.14	-0.14	0.96	2.41	67.08	1.50	16.77	59.12	6.24	66.18	16.65	0.26	2.61	39.15
Assets $250-$500 Million(17)	11.09	10.81	0.10	1.77	3.12	0.31	2.93	1.67	78.64	1.21	12.92	67.58	7.87	71.49	14.71	0.30	2.86	33.33
Assets less than $250 Million(9)	11.45	11.33	-0.63	-5.28	-8.69	-0.39	-3.85	2.34	63.62	1.38	11.70	59.12	6.81	59.83	15.38	0.16	1.74	70.10
Goodwill Companies(68)	9.64	8.17	-0.40	-1.67	3.12	-0.19	0.41	2.26	69.42	1.44	16.61	66.64	6.97	82.56	16.43	0.32	3.11	48.04
Non-Goodwill Companies(42)	11.38	11.38	-0.17	-1.26	-2.26	0.00	0.50	2.49	69.11	1.38	16.09	66.03	8.23	66.03	16.23	0.19	1.77	27.69
Acquirors of FSLIC Cases(2)	8.02	7.22	-0.17	-4.17	-9.26	0.01	-3.28	3.63	25.73	1.20	NM	66.43	5.87	73.90	14.42	0.10	0.76	0.00

(1)	Average of high/low or bid/ask price per share.

(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized

(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances, ROI (return on investment) is current EPS divided by current price.

(6)	Annualized, based on last regular quarterly cash dividend announcement.

(7)	Indicated dividend as a percent of trailing twelve month earnings.

(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*	Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.
Source:	SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2008 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
Exhibit IV-2B (continued)
weekly Thrift Market Line — Part Two
Prices As Of June 26, 2009

	Key Financial Ratios										Pricing Ratios					Dividend Data(6)
		Tang.						Asset Quality Ratios						Price/	Price/	Ind.	Divi-
	Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution	Assets	Assets	ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

Market Averages. MHC Institutions

All Public Companies(40)	12.73	12.06	0.10	0.41	-0.20	0.30	2.23	1.58	79.87	0.93	22.79	127.54	17.15	138.44	17.97	0.25	2.15	32.92
NASDAQ Listed OTC Companies(40)	12.73	12.06	0.10	0.41	-0.20	0.30	2.23	1.58	79.87	0.93	22.79	127.54	17.15	138.44	17.97	0.25	2.15	32.92
California Companies(1)	10.43	10.01	0.54	5.07	3.61	0.57	5.36	0.78	62.37	0.57	27.69	140.23	14.63	146.82	26.19	0.44	4.54	0.00
Mid-Atlantic Companies(23)	13.20	12.51	0.15	0.83	0.12	0.39	2.87	1.28	103.81	0.91	24.25	133.46	18.55	147.41	17.40	0.21	1.72	32.64
Mid-West Companies(8)	14.44	13.41	0.16	0.69	2.72	0.14	0.46	2.34	42.11	0.90	9.12	129.10	19.76	138.80	11.53	0.47	3.18	34.88
New England Companies(5)	10.13	9.72	-0.17	-1.65	-2.09	0.28	3.41	1.32	51.07	0.85	NM	97.38	9.88	103.31	18.89	0.12	1.86	0.00
South-East Companies(2)	10.42	10.20	-0.34	-3.78	-11.98	-0.01	-0.65	3.50	43.38	1.90	NM	91.31	10.90	93.15	NM	0.18	2.83	0.00
South-West Companies(1)	8.76	8.72	0.27	2.75	1.43	-0.10	-1.00	0.34	123.90	0.65	NM	195.29	17.11	196.29	NM	0.20	1.30	0.00
Thrift Strategy(40)	12.73	12.06	0.10	0.41	-0.20	0.30	2.23	1.58	79.87	0.93	22.79	127.54	17.15	138.44	17.97	0.25	2.15	32.92
Companies Issuing Dividends(29)	13.32	12.59	0.28	1.99	0.92	0.44	3.59	1.28	85.49	0.85	22.89	139.33	19.40	152.62	17.18	0.35	2.95	52.67
Companies without Dividends(11)	11.24	10.70	-0.35	-3.63	-3.33	-0.08	-1.23	2.25	67.60	1.14	22.06	97.51	11.43	102.36	20.59	0.02	0.14	0.00
Equity/Assets <6%(1)	5.48	4.47	0.18	3.02	4.17	0.56	9.53	0.71	98.95	1.03	24.00	75.28	4.12	93.31	7.59	0.12	2.00	48.00
Equity/Assets 6-12%(22)	9.44	8.93	-0.05	-0.48	-1.42	0.20	1.93	1.71	91.30	0.95	18.92	115.94	11.20	128.01	18.54	0.28	2.12	32.04
Equity/Assets >12%(17)	17.23	16.37	0.29	1.34	0.97	0.40	2.18	1.46	62.18	0.91	31.85	144.93	25.27	153.99	20.29	0.22	2.21	27.59
Market Value Below $20 Million(2)	6.81	5.88	0.37	5.04	7.57	0.50	7.56	0.69	107.05	1.14	16.56	68.68	4.59	81.63	9.56	0.21	2.91	41.44
Holding Company Structure(37)	12.65	11.93	0.11	0.43	-0.25	0.29	2.19	1.66	78.50	0.97	22.09	123.45	16.53	135.08	17.28	0.25	2.11	32.92
Assets Over $1 Billion(14)	13.76	13.09	0.12	0.39	0.76	0.23	1.45	1.93	53.89	0-99	19.62	160.58	22.27	170.79	22.98	0.32	1.59	18.39
Assets $500 Million-$1 Billion(12)	10.76	10.26	-0.07	-1.38	-3.49	0.16	0.68	1.63	111.43	0.88	26.15	117.09	14.03	131.45	22.95	0.19	2.11	26.09
Assets $250-$500 Million(13)	12.39	11.90	0.20	1.80	1.51	0.46	4.40	1.21	81.39	0.97	21.06	97.53	12.40	102.68	12.14	0.23	2.73	52.00
Assets less than $250 Million(1)	24.52	19.52	0.51	2.12	1.26	0.51	2.12	1.00	27.79	0.35	NM	169.88	41.65	227.42	NM	0.40	3.15	0.00
Goodwill Companies(21)	13.00	11.75	0.16	0.93	-0.40	0.36	3.04	1.32	84.53	0.96	20.10	122.13	17.25	142.38	16.74	0.23	2.31	34.51
Non-Goodwill Companies(19)	12.43	12.43	0.03	-0.21	0.05	0.22	1.29	1.89	74.34	0.91	25.47	133.85	17.04	133.85	19.93	0.28	1.97	31.32
MHC Institutions(40)	12.73	12.06	0.10	0.41	-0.20	0.30	2.23	1.58	79.87	0.93	22.79	127.54	17.15	138.44	17.97	0.25	2.15	32.92

(1)	Average of high/low or bid/ask price per share.

(2)	Or since offering price if converted or first listed in the past 52 weeks. Percent change figures are actual year-to-date and are not annualized

(3)	EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)	Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5)	ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances, ROI (return on investment) is current EPS divided by current price.

(6)	Annualized, based on last regular quarterly cash dividend announcement.

(7)	Indicated dividend as a percent of trailing twelve month earnings.

(8)	Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

*	Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.
Source:	SNL Financial, LC. and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 2008 by RP Financial, LC.

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
Exhibit IV-2B (continued)
weekly Thrift Market Line — Part Two
Prices As Of June 26, 2009

	Key Financial Ratios										Pricing Ratios					Dividend Data(6)
		Tang.						Asset Quality Ratios						Price/	Price/	Ind.	Divi-
	Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution	Assets	Assets	ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

NYSE Traded Companies
AF Astoria Financial Corp. of NY*	5.61	4.78	0.25	4.59	6.60	0.50	8.94	1.72	40.53	0.91	15.16	69.85	3.92	82.60	7.78	0.52	6.02	NM
BBX BankAtlantic Bancorp Inc of FL*	3.72	3.42	-3.63	NM	NM	-4.08	NM	7.45	38.16	3.62	NM	20.35	0.76	22.15	NM	0.00	0.00	NM
FBC Flagstar Bancorp, Inc. of MI*	2.17	2.17	-2.20	NM	NM	-3.08	NM	5.44	50.92	3.70	NM	19.11	0.41	19.11	NM	0.00	0.00	NM
GFG Guaranty Financial Group of TX*	4.43	3.46	-1.62	-37.32	NM	-1.40	-32.33	3.55	42.23	2.24	NM	1.70	0.08	2.21	NM	0.00	0.00	NM
NYB New York Community Bcrp of NY*	13.07	5.75	0.29	2.20	2.53	0.52	3.91	0.55	53.90	0.43	39.56	86.97	11.37	214.46	22.25	1.00	9.36	NM
NAL NewAlliance Bancshares of CT*	16.41	10.41	0.53	3.13	3.50	0.49	2-90	0.61	98.31	1.02	28.61	89.82	14.74	151.75	30.87	0.28	2.39	68.29
PFS Provident Fin. Serv. Inc of NJ*	13.36	8.31	-1.74	-11.41	-19.79	-1.74	-11.41	1.05	76.41	1.20	NM	65.20	8.71	110.98	NM	0.44	4.63	NM

AMEX Traded Companies
TSH Teche Hiding Cp of N Iberia LA*	8.81	8.38	0.65	7.42	7.35	1.05	11.95	1.05	77.74	1.06	13.60	98.25	8.65	103.77	8.44	1-40	4.31	58.58

NASDAQ Listed OTC Companies
ABBC Abington Bancorp, Inc. of PA*	19.29	19.29	0.21	1.00	1.34	0.25	1.18	2.33	29.29	1.08	NM	78.19	15.09	78.19	NM	0.20	2.44	NM
ALLB Alliance Bank MHC of PA (43.2)	11.44	11.44	0.05	0.42	0.35	0.21	1.83	2.52	30.03	1.14	NM	120.31	13.77	120-31	NM	0.12	1-41	NM
ABCW Anchor BanCorp Wisconsin of WI*	3.05	2.96	-3.65	NM	NM	-3.69	NM	3.80	67.27	2.99	NM	22-21	0.68	22.95	NM	0.00	0.00	NM
ACFC Atl Cst Fed Cp of GA MHC(35.3)	8.12	7.86	-0.60	-6.91	-23.53	-0.31	-3.61	5.10	28.43	1.97	NM	31.11	2.53	32.24	NM	0.04	2.14	NM
BCSB BCSB Bancorp, Inc. of MD*	8.39	8.02	0.16	1.99	3.73	0.16	1.99	0.32	158.22	0.75	26.83	50.69	4.25	53.28	26.83	0.00	0.00	0.00
BKMU Bank Mutual Corp of wi«	11.37	9.97	0.54	4.71	4.66	0.46	4.02	1.12	34.36	0.76	21.44	103.05	11.71	119.27	25.11	0.36	4.10	NM
BFIN BankFinancial Corp. of IL*	17.05	15.52	-1.49	-8.14	-11.45	0.07	0.39	1.69	55.27	1.12	NM	73.46	12.52	82.17	NM	0-28	3.08	NM
BFED Beacon Federal Bancorp of NY*	9.57	9.57	-0.57	-5.99	-8.87	0.13	1.32	0.95	126.76	1.55	NM	67.54	6.47	67.54	NM	0.20	2.16	NM
BNCL Beneficial Mut MHC of PA(44.3)	15.32	12.41	0.40	2.54	1.93	0.32	2.01	1.51	61.18	1.47	NM	130.29	19.96	166.39	NM	0.00	0.00	0.00
BHLB Berkshire Hills Bancorp of MA*	13.80	7.75	0.74	5.59	7.16	0.74	5.59	1.11	75.90	1.16	13.96	72.23	9.96	137.62	13.96	0.64	2.90	40.51
BOFI Bofi Holding, Inc. Of CA*	6.03	6.03	0.40	6.54	9.75	0.84	13.86	0.72	43.89	0.63	10.25	64.57	3.89	64.57	4.84	0.00	0.00	0.00
BYFC Broadway Financial Corp. of CA*	5.10	5.10	0.50	9.47	18.40	0.50	9.64	1.32	70.47	1.05	5.43	48.71	2.48	48.71	5.34	0.20	3.20	17.39
BRKL Brookline Bancorp, Inc. of MA*	18.46	16.96	0.53	2.73	2.37	0.60	3.08	0.48	231.77	1.36	NM	118-25	21.82	131.00	37.38	0.34	3.50	NM
BFSB Brooklyn Fed MHC of NY (30.0)	16.88	16.88	1.11	6.10	3.48	1.38	7.59	0.37	160.26	0.74	28.71	174.37	29.43	174.37	23.08	0.40	3.40	NM
CITZ CFS Bancorp, Inc of Munster IN*	9.96	9.96	-1.03	-9.65	-27.48	-0.82	-7.69	5.28	26.37	2.05	NM	38.04	3.79	38.04	NM	0.04	1.02	NM
CMSB CMS Bancorp Inc of W Plains NY*	10.14	10.14	-0.29	-2.55	-4.05	-0.30	-2.64	NA	NA	0.30	NM	64.97	6.59	64.97	NM	0.00	0.00	NM
CBNJ Cape Bancorp, Inc. of NJ*	12.78	10.90	-3.57	-24.34	NM	-2.54	-17.27	2.81	38.33	1.48	NM	83.88	10.72	100.45	NM	0-00	0.00	NM
CFFN Capitol Fd Fn MHC of KS (29.6)	11.08	11.08	0.80	7.29	2.29	0.79	7.21	0.34	26.47	0.13	NM	306.55	33.97	306.55	NM	2.00	5.27	NM
CARV Carver Bancorp, Inc. of NY*	5.71	5.67	-0.80	-12.27	NM	-0.77	-11.84	3.32	26.80	1.06	NM	28.75	1.64	28.99	NM	0.40	7.62	NM
CBBK Central Bncrp of Somerville MA*	5.86	5.48	-0.91	-14.27	NM	0.21	3.24	1.32	41.99	0.69	NM	37.94	2.23	40.75	10.70	0.20	2.67	NM
CFBK Central Federal Corp. of OH*	8.96	8.96	0.07	0.78	1.82	0.01	0.16	1.79	68.23	1.46	NM	43.51	3.90	43.51	NM	0.00	0.00	0.00
CHEV Cheviot Fin Cp MHC of OH(38.6)	19.98	19.98	0.48	2.36	2.02	0.46	2.23	NA	NA	0.39	NM	115.89	23.15	115.89	NM	0-40	4.49	NM
CBNK Chicopee Bancorp, Inc. of MA*	17.82	17.82	-0.01	-0.07	-0.07	0.00	0.00	0.60	108.93	0.82	NM	93.37	16.64	93.37	NM	0.00	0.00	NM
CZWI Citizens Comm Bncorp Inc of WI*	12.25	11.04	0.26	1.77	4.00	0.26	1.77	0.94	32.40	0.39	25.00	48.46	5.94	54.51	25.00	0.20	3.64	NM
CTZN Citizens First Bancorp of MI*	4.34	4.25	-3.37	NM	NM	-1.80	-27.14	6.97	22.23	2.12	NM	7.22	0.31	7.38	NM	0.00	0.00	NM
CSBC Citizens South Bnkg Corp of NC*	9.89	6.55	0.29	2.79	6.22	0.33	3.23	0.93	109.96	1.37	16.06	44.46	4.40	69.65	13.83	0.16	3.21	51.61
CSBK Clifton Svg Bp MHC of NJ(37.5)	18.38	18.38	0.51	2.66	1.46	0.54	2.82	0.09	195.40	0.36	NM	181.31	33.32	181-31	NM	0.20	1.72	NM
COBK Colonial Bank MHC of NJ (44.9)	7.81	7.81	0.29	3.76	4.53	0.33	4.31	0.26	159.73	0.74	22.06	78.86	6.16	78.86	19.23	0.00	0.00	0.00
CFFC Community Fin. Corp. of VA*	6.88	6.88	-0.86	-11.82	-20.00	0.67	9.17	NA	NA	NA	NM	61.17	4.21	61.17	6.45	0.00	0.00	NM
DNBK Danvers Bancorp, Inc. of MA*	13.27	13.26	0.12	0.83	0.81	0.09	0.61	0-55	131.35	1.09	NM	103.26	13.71	103.42	NM	0.08	0.59	72.73
DCOM Dime Community Bancshars of NY*	6.92	5.63	0.65	9.06	7.99	0.76	10.67	0.33	136.71	0.56	12.52	111.74	7.73	139.33	10.63	0.56	6.13	NM
ESBF ESB Financial Corp. of PA*	7.48	5.42	0.58	8.36	6.17	0.61	8.72	0.21	145.50	0.89	16.21	124.00	9.28	175.17	15.55	0.40	2.62	42.55
ESSA ESSA Bancorp, Inc. of PA*	18.04	18.04	0.60	3.02	2.89	0.66	3.33	NA	NA	0.69	34.62	110.29	19.90	110.29	31.40	0.16	1.19	41.03
ESBK Elmira Svgs Bank, FSB of NY*	7.16	4.52	0.54	7.89	9.78	0.62	9.15	0.72	93.57	1.00	10.23	75.67	5.42	123.40	8.82	0.80	5.93	60.61
FFDF FFD Financial Corp of Dover OH*	9.46	9.46	0.54	5.42	8.55	0.39	3.97	NA	NA	1.01	11.70	64.31	6.08	64.31	15.99	0.68	5.99	70.10
FFCO FedFirst Fin MHC of PA (43.0)	11.77	11.49	-0.60	-4.97	-9.41	0.43	3.57	0.33	172.37	0.84	NM	53.71	6.32	55.19	14.78	0.00	0.00	NM
FSBI Fidelity Bancorp. Inc. of PA*	5.88	5.52	0.03	0.56	1.21	0.46	7.71	0.94	55.60	0.81	NM	47.45	2.79	50.65	6.00	0.28	4.24	NM
FABK First Advantage Bancorp of TN*	20.79	20.79	-2.61	-11.51	-20.11	0.53	2.34	0.24	279.59	1.25	NM	59.39	12.34	59.39	24.47	0.20	2.15	NM
FBSI First Bancshares, Inc. of MO*	10.21	10.13	-1.19	-11.07	-18.80	-1.36	-12.60	3.32	80.53	4.40	NM	62.46	6.37	62.97	NM	0.00	0.00	NM
FCAP First Capital, Inc. of IN*	10.48	9.36	0.77	7.40	7.86	0.71	6.87	1.61	38.58	0.88	12.72	92.87	9.73	105.30	13.71	0.72	4.53	57.60
FCLF First Clover Leaf Fin Cp of IL*	14.50	11.38	0.60	3.59	5.71	0.56	3.30	1.10	57.80	0.95	17.51	59.83	8.68	79.02	19.06	0-24	3.70	64.86
FCFL First Community Bk Corp of FL*	6.45	6.45	0.27	4.14	9.04	0.25	3.89	3.14	47.68	1.87	11.06	45.74	2.95	45.74	11.75	0.00	0.00	0.00
FDBF First Defiance Fin. Corp of OH*	9.67	6.67	0.35	3-49	6.09	0.26	2.56	2.21	57.73	1.60	16.41	56.87	5.50	85.13	22.33	0.34	2.50	40.96
FFNM First Fed of N. Michigan of MI*	11.84	11.43	-1.25	-10.07	NM	-1.23	-9.88	5.71	40.41	2.90	NM	21.17	2.51	22.03	NM	0.00	0.00	NM
FFBH First Fed. Bancshares of AR*	8.95	8.95	-0.02	-0.20	-0.80	-0.04	-0.46	8.93	13.33	1.69	NM	25.42	2.27	25.42	NM	0.04	1.06	NM
FFSX First Federal Bankshares of IA*	4.94	4.94	-3.33	-45.25	NM	-2.37	-32.29	4.76	26.72	1.79	NM	17.37	0.86	17.37	NM	0.00	0.00	NM
FFNW First Fin NW. Inc of Renton WA*	22.47	21.58	0.12	0.47	0.87	0.18	0.74	6.81	16.62	1.37	NM	57.76	12.98	60.82	NM	0.34	4.23	NM
FFCH First Fin. Holdings Inc. of SC*	5.90	4.83	0.25	4.21	7.14	0.26	4.28	1.91	77.64	1.95	14.02	56.30	3.32	69.54	13.80	0.20	2.20	30.77
FFHS First Franklin Corp. of OH*	7.62	7.62	-0.39	-5.09	-15.38	-0.55	-7.15	NA	NA	1.26	NM	33.45	2.55	33.45	NM	0.00	0.00	NM
FKFS First Keystone Fin., Inc of PA*	6.33	6.33	-0.44	-6.86	-10.33	-0.08	-1.23	0.74	102.70	1.36	NM	67.50	4.27	67.50	NM	0.00	0.00	NM

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
Exhibit IV-2B (continued)
weekly Thrift Market Line — Part Two
Prices As Of June 26, 2009

	Key Financial Ratios										Pricing Ratios					Dividend Data(6)
		Tang.						Asset Quality Ratios						Price/	Price/	Ind.	Divi-
	Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution	Assets	Assets	ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

NASDAQ Listed OTC Companies (continued)
FNFG First Niagara Fin. Group of NY*	16.33	8.88	0.91	5.68	6.20	0.91	5.68	0.56	147.65	1.23	16.13	86.81	14.17	173.75	16.13	0.56	4.89	NM
FPTB First PacTrust Bancorp of CA*	8.51	8.51	-0.55	-5.76	-16.93	-0.52	-5.44	5.74	39.56	2.51	NM	35.90	3.06	35.90	NM	0.20	3.11	NM
FNFG First Niagara Fin. Group of NY*	16.33	8.88	0.91	5.68	6.20	0.91	5.68	0.56	147.65	1.23	16.13	86.81	14.17	173.75	16.13	0.56	4.89	NM
FPTB First PacTrust Bancorp of CA*	8.51	8.51	-0.55	-5.76	-16.93	-0.52	-5.44	5.74	39.56	2.51	NM	35.90	3.06	35.90	NM	0.20	3.11	NM
FPFC First Place Fin. Corp. of OH*	6.65	6.32	-2.86	-34.27	NM	-3.04	-36.41	3.08	34.34	1.33	NM	22.16	1.47	23.43	NM	0.04	1.36	NM
FSFG First Savings Fin. Grp. of IN*	21.93	21.93	-0.09	-0.50	-0.81	-0.10	-0.56	1.45	47.74	0.90	NM	48.41	10.62	48.41	NM	0.00	0.00	NM
FFIC Flushing Fin. Corp. of NY*	5.93	5.51	0.55	8.65	9.73	1.03	16.28	1.48	25.40	0.50	10.28	86.95	5.16	94.06	5.46	0.52	5.38	55.32
FXCB Fox Chase Bncp MHC of PA(42.3)	10.93	10.93	0.16	1.26	1.03	0.15	1.15	0.58	99.62	1.05	NM	120.07	13.12	120.07	NM	0.00	0.00	0.00
GSLA GS Financial Corp. of LA*	11.16	11.16	0.11	0.88	1.13	0.17	1.38	1.12	95.50	1.56	NM	76.31	8.52	76.31	NM	0.40	2.39	NM
GCBC Green Co Bcrp MHC of NY (43.8)	8.52	8.52	0.91	10.21	6.20	1.21	13.61	0.40	179.04	1.23	16.13	157.56	13.43	157.56	12.10	0.68	4.53	73.12
HFFC HF Financial Corp. of SD*	5.89	5.50	0.65	11.00	15.63	0.57	9.66	0.45	156.00	0.97	6.40	67.48	3.98	72.69	7.28	0.45	3.89	24.86
HMNF HMN Financial, Inc. of MN*	7.72	7.72	-1.32	-16.12	NM	-1.40	-17.12	6.32	24.85	1.95	NM	16.23	1.25	16.23	NM	0.00	0.00	NM
HBNK Hampden Bancorp, Inc. of MA*	16.81	16.81	0.07	0.38	0.54	0.07	0.38	1.07	64.51	1.03	NM	71.89	12.08	71.89	NM	0.12	1.30	NM
HARL Harleysville Svgs Fin Cp of PA*	6.02	6.02	0.62	10.86	10.18	0.68	11.77	NA	NA	0.45	9.82	102.57	6.18	102.57	9.06	0.72	5.16	50.70
HWFG Harrington West Fncl Grp of CA*	3.33	2.84	-0.80	-22.40	NM	-0.03	-0.81	NA	NA	1.43	NM	31.41	1.05	37.10	NM	0.00	0.00	NM
HBOS Heritage Fn Gp MHC of GA(25.8)	12.72	12.54	-0.08	-0.66	-0.44	0.30	2.31	1.90	58.32	1.82	NM	151.50	19.27	154.07	NM	0.32	3.52	NM
HIFS Hingham Inst, for Sav. of MA*	7.25	7.25	0.82	11.26	10.49	0.82	11.26	1.39	43.91	0.76	9.53	102.79	7.45	102.79	9.53	0.84	2.85	27.18
HBCP Home Bancorp Inc. Lafayette LA*	24.26	24.26	0.59	2.44	2.85	1.01	4.18	0.56	93.73	0.82	35.11	84.88	20.59	84.88	20.48	0.00	0.00	0.00
HOME Home Federal Bancorp Inc of ID*	28.98	28.98	0.25	0.89	0.96	0.16	0.57	2.85	37.18	1.62	NM	94.49	27.38	94.49	NM	0.22	1.92	NM
HFBC HopFed Bancorp, Inc. of KY*	6.24	5.61	0.46	7.00	12.26	0.39	5.90	0.80	84.22	1.07	8.16	53.91	3.36	60.35	9.69	0.48	5.16	42.11
HCBK Hudson City Bancorp, Inc of NJ*	8.93	8.68	0.94	10.02	6.92	0.94	10.02	0.59	19.63	0.22	14.45	138.70	12.38	143.13	14.45	0.60	4.46	64.52
IFSB Independence FSB of DC*	4.58	4.58	-0.53	-9.95	-20.43	-0.66	-12.39	3.05	23.70	0.90	NM	50.54	2.32	50.54	NM	0.00	0.00	NM
ISBC Investors Bcrp MHC of NJ(40.5)	10.41	10.41	-0.96	-8.16	-6.18	0.56	4.76	1.09	43.12	0.61	NM	138.12	14.37	138.12	27.74	0.00	0.00	NM
JXSB Jcksnville Bcp MHC of IL(47.7)	8.15	7.30	0.56	7.07	10.97	0.44	5.59	0.67	115.14	1.24	9.12	62.07	5.06	69.94	11.53	0.30	3.83	34.88
JFBI Jefferson Bancshares Inc of TO*	11.90	7.95	0.51	3.14	6.60	0.51	3.14	1.21	60.38	0.94	15.14	45.26	5.39	70.76	15.14	0.24	4.53	68.57
KFED K-Fed Bancorp MHC of CA (33.9)	10.43	10.01	0.54	5.07	3.61	0.57	5.36	0.78	62.37	0.57	27.69	140.23	14.63	146.82	26.19	0.44	4.54	NM
KFFB KY Fst Fed Bp MHC of KY (40.9)	24.52	19.52	0.51	2.12	1.26	0.51	2.12	1.00	27.79	0.35	NM	169.88	41.65	227.42	NM	0.40	3.15	NM
KRNY Kearny Fin Cp MHC of NJ (27.7)	22.64	19.52	0.30	1.32	0.74	0.34	1.46	NA	NA	0.61	NM	177.15	40.11	213.88	NM	0.20	1.64	NM
LSBX LSB Corp of No. Andover MA*	7.54	7.54	-0.68	-9.06	-11.91	0.15	1.98	0.35	225.85	1.27	NM	76.09	5.74	76.09	38.42	0.20	2.00	NM
LSBI LSB Fin. Corp. of Lafayette IN*	8.92	8.92	0.42	4.46	7.26	0.31	3.28	3.36	30.45	1.20	13.78	61.34	5.47	61.34	18.75	0.50	3.70	51.02
LPSB LaPorte Bancrp MHC of IN(47.3)	12.41	10.14	-0.03	-0.20	-0.45	0.13	0.99	1.69	38.69	1.09	NM	43.85	5.44	55.06	NM	0.00	0.00	NM
LSBK Lake Shore Bnp MHC of NY(42.6)	13.14	13.14	0.32	2.32	2.86	0.63	4.64	0.46	79.96	0.61	35.00	79.91	10.50	79.91	17.50	0.20	2.86	NM
LEGC Legacy Bancorp, Inc. of MA*	12.82	11.69	0.03	0.21	0.25	0.33	2.43	1.16	65.42	1.05	NM	83.79	10.74	93.08	33.83	0.20	1.69	NM
LBCP Liberty Bancorp, Inc. of MO*	11.74	11.23	0.54	4.36	6.99	0.44	3.59	2.13	33.63	0.92	14.31	62.50	7.34	65.71	17.38	0.10	1.37	19.61
LABC Louisiana Bancorp, Inc. of LA*	25.55	25.55	0.95	3.32	3.94	0.93	3.26	0.76	83.43	1.64	25.38	90.15	23.03	90.15	25.87	0.00	0.00	0.00
MSBF MSB Fin Corp MHC of NJ (43.5)	11.92	11.92	0.15	1.13	1.00	0.17	1.26	NA	NA	0.46	NM	115.83	13.80	115.83	NM	0.12	1.33	NM
MGYR Magyar Bancorp MHC of NJ(44.4)	7.71	7.71	-1.18	-13.53	-18.00	-1.31	-14.91	5-29	20.89	1.40	NM	80.54	6.21	80.54	NM	0.00	0.00	NM
MLVF Malvern Fed Bncp MHC PA(45.0)	10.21	10.21	0.22	2.19	2.36	0.22	2.19	2.16	32.88	0.81	NM	86.21	8.80	86.21	NM	0.12	1.23	52.17
MFLR Mayflower Bancorp, Inc. of MA*	7.75	7.74	0.02	0.22	0.29	0.39	5.02	0.37	139.57	0.99	NM	73.35	5.68	73.43	14.78	0.40	5.88	NM
EBSB Meridian Fn Serv MHC MA (45.0)	16.57	16.57	-0.27	-1.51	-1.71	-0.40	-2.20	1.96	33.70	1.00	NM	91.79	15.21	91.79	NM	0.00	0.00	NM
CASH Meta Financial Group of IA*	5.41	5.15	-0.05	-0.80	-0.71	-0.08	-1.33	1.24	101.91	2.61	NM	114.92	6.21	121.07	NM	0.52	2.45	NM
MFSF MutualFirst Fin. Inc. of IN*	6.91	6.44	0.26	3.71	6.30	0.34	4.99	1.90	57.75	1.39	15.87	58.80	4.06	63.32	11.79	0.48	5.82	NM
NASB NASB Fin, Inc. of Grandview MO*	10.17	10.02	0.84	8.45	5.52	0.05	0.46	1.82	46.36	0.95	18.11	149.10	15.17	151.68	NM	0.90	3.01	54.55
NECB NE Comm Bncrp MHC of NY (45.0)	24.22	23.89	0.52	1.92	1.72	0.52	1.92	0.92	45.37	0.50	NM	110.85	26.85	112.86	NM	0.12	1.29	NM
NHTB NH Thrift Bancshares of NH*	8.57	5.33	0.68	7.67	10.04	0.58	6.58	0.97	82.03	1.09	9.96	76.26	6.54	127.06	11.60	0.52	5.27	52.53
NVSL Naug Vlly Fin MHC of CT (40.5)	8.78	8.77	-0.08	-0.89	-1.03	0.34	3.72	1.38	42.03	0.71	NM	85.99	7.55	86.12	23.32	0.20	3.43	NM
NEBS New England Banchrs Inc of CT*	11.84	9.05	-0.05	-0.42	-0.87	0.27	2.16	NA	NA	1.54	NM	49.06	5.81	66.24	22.12	0.08	1.39	NM
NFSB Newport Bancorp, Inc. of RI*	11.80	11.80	-0.22	-1.65	-1.92	-0.10	-0.72	NA	NA	0.89	NM	92.10	10.87	92.10	NM	0.00	0.00	NM
FFFD North Central Bancshares of IA*	7.56	7.56	-1.32	-16.72	NM	-0.46	-5.84	NA	NA	1.36	NM	49.15	3.72	49.15	NM	0.04	0.30	NM
NTBK Northfield Bcp MHC of NY(45.0)	21.52	20.79	0.79	3.44	2.40	0.81	3.56	1.52	35.63	1.57	NM	139.70	30.07	145.95	NM	0.16	1.33	55.17
NWSB Northwest Bcrp MHC of PA(37.0)	8.87	6.50	0.69	7.73	5.10	0.79	8.83	1.70	48.15	1.11	19.62	150.89	13.38	211.09	17.19	0.88	4.53	NM
OSHC Ocean Shr Hldg MHC of NJ(42.8)(8)	9.23	9.23	0.43	4.64	4.52	0.58	6.31	0.21	196.33	0.46	22.11	102.58	9.46	102.58	16.24	0.20	2.51	55.56
OCFC OceanFirst Fin. Corp of NJ*	6.32	6.32	0.75	11.60	8.89	0.73	11.30	1.11	56.80	0.72	11.25	132.31	8.36	132.31	11.55	0.80	6.18	69.57
ONTC Oneida Financl MHC of NY(44.6)	9.18	4.83	-0.19	-1.88	-1.37	-0.14	-1.45	0.10	443.40	0.86	NM	146.83	13.48	292.31	NM	0.48	5.05	NM
ORIT Oritani Fin Cp MHC of NJ(29.8)	13.50	13.50	0.36	2.12	1.12	0.45	2.68	2.92	40.77	1.70	NM	205.54	27.75	205.54	NM	0.20	1.50	NM
OSBK Osage Bancshares, Inc. of OK*	15.63	15.02	-1.59	-8.65	-9.59	0.05	0.30	0.29	97.84	0.43	NM	102.25	15.98	107.21	NM	0.34	3.75	NM
PSBH PSB Hldgs Inc MHC of CT (42.9)	7.50	6.01	-0.08	-0.92	-1.24	0.70	7.99	1.23	34.31	0.77	NM	88.50	6.64	112.27	9.33	0.20	4.12	NM
PVFC PVF Capital Corp. of Solon OH*	6.45	6.45	-1.68	-22.43	NM	-1.74	-23.25	NA	NA	3.49	NM	28.05	1.81	28.05	NM	0.00	0.00	NM
PBCI Pamrapo Bancorp, Inc. of NJ*	9.19	9.19	0.31	3.30	3.89	0.37	3.91	2.77	31.57	1.19	25.68	88.49	8.13	88.49	21.69	0.44	4.51	NM
PFED Park Bancorp of Chicago IL*	11.53	11.53	-1.29	-10.35	-24.67	-0.73	-5.88	2.22	15.54	0.56	NM	44.59	5.14	44.59	NM	0.00	0.00	NM
PVSA Parkvale Financial Corp of PA*	6.19	4.71	-0.50	-7.22	-17.87	0.50	7.31	1.65	54.78	1.49	NM	44.02	2.72	58.78	5.53	0.20	2.09	NM
PBHC Pathfinder BC MHC of NY (36.3)	5.48	4.47	0.18	3.02	4.17	0.56	9.53	0.71	98.95	1.03	24.00	75.28	4.12	93.31	7.59	0.12	2.00	48.00
PCBI Peoples Community Bcrp. of OH*	0.93	0.49	-9.44	NM	NM	-9.18	NM	7.83	57.65	6.47	NM	47.10	0.44	89.04	NM	0.00	0.00	NM
PBCT Peoples United Financial of CT*	24.95	18.95	0.74	2.92	2.92	0.71	2.79	0.74	103.79	1.09	34.20	100.60	25.10	143.06	35.83	0.61	4.05	NM
PROV Provident Fin. Holdings of CA*	7.43	7.43	-0.62	-8.10	-26.90	-0.98	-12.90	6.99	38.61	3.07	NM	31.64	2.35	31.64	NM	0.12	2.03	NM
PBNY Provident NY Bncrp, Inc. of NY*	14.26	9.11	0.85	6.04	7.59	0.70	4.97	0.95	93.74	1.52	13.18	77.29	11.03	128.26	16.02	0.24	2.94	38.71
PBIP Prudential Bncp MHC PA (37.2)	12.50	12.50	-1.04	-7.37	-3.80	-0.02	-0.16	1.32	25.60	0.68	NM	208.26	26.03	208.26	NM	0.20	1.65	NM
PDLB Pulaski Fin Cp of St. Louis MO*	5.86	5.59	-0.02	-0.37	-0.44	-0.03	-0.49	3.68	34.38	1.42	NM	82.43	4.83	86.71	NM	0.38	5.55	NM

RP FINANCIAL, LC.
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
Exhibit IV-2B (continued)
weekly Thrift Market Line — Part Two
Prices As Of June 26, 2009

	Key Financial Ratios										Pricing Ratios					Dividend Data(6)
		Tang.						Asset Quality Ratios						Price/	Price/	Ind.	Divi-
	Equity/	Equity/	Reported Earnings			Core Earnings		NPAs	Resvs/	Resvs/	Price/	Price/	Price/	Tang.	Core	Div./	dend	Payout
Financial Institution	Assets	Assets	ROA(5)	ROE(5)	ROI(5)	ROA(5)	ROE(5)	Assets	NPAs	Loans	Earning	Book	Assets	Book	Earnings	Share	Yield	Ratio (7)
	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(%)	(X)	(%)	(%)	(%)	(x)	($)	(%)	(%)

NASDAQ Listed OTC Companies (continued)
RPFG Rainier Pacific Fin Grp of WA*	4.56	4.22	-2.41	-36.23	NM	0.03	0.44	2.96	33.24	1.32	NM	14.31	0.65	15.51	22.25	0.00	0.00	NM
RIVR River Valley Bancorp of IN*	6.51	6.50	0.67	9.57	12.77	0.56	8.10	NA	NA	0.92	7.83	76.12	4.95	76.22	9.26	0.84	6.62	51.85
RVSB Riverview Bancorp, Inc. of WA*	9.70	7.06	-0.29	-2.91	-8.00	-0.10	-0.97	4.57	40.67	2.12	NM	36.95	3.58	52.26	NM	0.00	0.00	NM
RCKB Rockville Fin MHC of CT (42.8)	9.39	9.33	-0.05	-0.50	-0.35	0.60	5.97	0.90	90.53	0.95	NM	146.32	13.74	147.44	24.02	0.20	1.73	NM
ROMA Roma Fin Corp MHC of NJ (27.9)	18.12	18.07	0.42	2.01	1.00	0.42	2.01	NA	NA	0.49	NM	204.51	37.05	205.11	NM	0.32	2.28	NM
ROME Rome Bancorp, Inc. of Rome NY*	17.95	17.95	0.87	4.63	4.86	0.94	4.96	0.54	107.45	0.65	20.60	100.35	18.01	100.35	19.22	0.34	3.93	NM
SIFI SI Fin Gp Inc MHC of CT (38.3)	8.39	7.94	-0.39	-4.41	-6.13	0.14	1.57	1.11	54.77	0.84	NM	74.31	6.24	78.93	NM	0.00	0.00	NM
SVBI Severn Bancorp, Inc. of MD*	9.77	9.74	0.00	0.00	0.00	-0.01	-0.10	7.15	27.17	2.07	NM	31.78	3.10	31.88	NM	0.12	4.00	NM
SUPR Superior Bancorp of AL(8)*	5.99	5.39	-5.42	NM	NM	-5.32	NM	3.59	26.56	1.24	NM	15.18	0.91	16.98	NM	0.00	0.00	NM
THRD TF Fin. Corp. of Newtown PA*	9.52	8.95	0.55	5.73	8.90	0.50	5.23	0.78	78.32	0.81	11.24	64.75	6.16	69.30	12.32	0.80	4.78	53.69
TFSL TFS Fin Corp MHC of OH (28.2)	16.65	16.58	0.35	1.98	1.12	0.23	1.32	2.27	24.75	0.63	NM	186.39	31.04	187.37	NM	0.28	2.62	NM
TONE TierOne Corp. of Lincoln NE*	7.83	7.71	-0.73	-8.87	NM	-0.81	-9.80	7.87	22.65	2.17	NM	15.36	1.20	15.62	NM	0.00	0.00	NM
TSBK Timberland Bancorp, Inc. of WA*	10.52	9.67	-0.06	-0.57	-1.46	0.36	3.21	3.32	52.38	2.13	NM	39.61	4.17	43.52	12.06	0.44	10.73	NM
TRST TrustCo Bank Corp NY of NY*	6.84	6.82	0.90	13.06	6.59	0.88	12.74	1.33	78.06	1.66	15.17	199.36	13.63	200.00	15.55	0.25	4.02	60.98
UCBA United Comm Bncp MHC IN (41.1)	13.85	13.85	0.25	1.71	1.83	0.25	1.71	2.46	43.13	1.50	NM	92.64	12.83	92.64	NM	0.40	6.11	NM
UCFC United Community Fin. of OH*	9.33	9.31	-1.35	-14.44	NM	-1.48	-15.80	5.28	27.97	1.75	NM	12.92	1.21	12.95	NM	0.00	0.00	NM
UBNK United Financial Bncrp of MA*	17.49	17.48	0.61	3.30	3.28	0.68	3.67	0.41	172.08	1.01	30.47	104.02	18.20	104.10	27.42	0.28	2.04	62.22
UWBK United Western Bncp, Inc of CO*	4.70	4.70	0.44	9.39	15.67	0.44	9.32	1.80	48.88	1.32	6.38	58.81	2.76	58.81	6.43	0.24	2.76	17.65
VPFG Viewpoint Finl MHC of TX(43.1)	8.76	8.72	0.27	2.75	1.43	-0.10	-1.00	0.34	123.90	0.65	NM	195.29	17.11	196.29	NM	0.20	1.30	NM
WSB WSB Holdings. Inc. of Bowie MD*	11.76	11.76	-0.38	-2.99	-9.05	-0.57	-4.48	6.38	17.35	1.96	NM	35.95	4.23	35.95	NM	0.16	6.58	NM
WSFS WSFS Financial Corp. of DE*	6.29	5.88	0.34	5.17	6.38	0.34	5.11	1.64	61.46	1.40	15.67	79.67	5.01	85.59	15.85	0.48	1.67	26.23
WVFC WVS Financial Corp. of PA*	6.99	6.99	0.72	9.78	9.31	0.71	9.71	0.37	59.59	1.65	10.74	107.10	7.49	107.10	10.81	0.64	4.00	42.95
WFSL Washington Federal, Inc. of WA*	11.45	9.86	0.18	1.60	1.91	0.67	5.84	4.21	27.75	1.49	NM	82.31	9.42	97.26	14.42	0.20	1.52	NM
WSBF Waterstone Fin MHC of WI(26.2)	8.84	8.84	-1.64	-16.78	NM	-1.71	-17.47	7.97	18.80	1.84	NM	55.51	4.91	55.51	NM	0.00	0.00	NM
WAYN Wayne Savings Bancshares of OH*	8.51	8.01	0.46	5.55	12.23	0.46	5.55	1.38	44.42	0.97	8.18	44.24	3.77	47.25	8.18	0.20	3.94	32.26
WFD Westfield Fin. Inc. of MA*	23.33	23.33	0.54	2.19	2.09	0.57	2.31	0.51	126.41	1.54	NM	107.96	25.19	107.96	NM	0.20	2.20	NM

EXHIBIT IV-3
Common Stock Valuation Applying Fully Converted P/B Ratios

RP Financial, LC.
Exhibit IV-3
Greenville Federal Financial Corporation
Common Stock Valuation Applying Fully Converted P/B Ratios

Assumptions:		Valuation Model:

Valuation P/B (PB)	50.00%
Pre-Conversion Book (B)	$18,614,000
Percent Being Sold (PCT)	55.01% (1)
Offering Expense Pct (X)	4.00%	V =	PB * B
ESOP Pct (E)	8.00%		1 - (PB * PCT * (1 - X - E - M))
MRP Pct (M)	4.00%

		V =	$9,307,000

			0.7689
Pro Forma Value (100.00%)	$12,103,617
Public Shareholder Value	$5,445,005
Per Share Value	$5.27	V =	$12,103,617

(1)	Reflects ownership interest held by MHC.

(2)	For each of the 1,033,725 shares held by non-MHC investors.

RP Financial, LC.
Exhibit IV-3 (continued)
Greenville Federal Financial Corporation
Common Stock Valuation Applying Fully Converted Tangible P/B Ratios

Assumptions:		Valuation Model:

Valuation P/TB (PTB)	53.00%
Pre-Conversion Book (TB)	$18,614,000
Percent Being Sold (PCT) (1)	55.01% (1)
Offering Expense Pct (X)	4.00%	V =	PTB * TB
ESOP Pct (E)	8.00%		1 - (PTB * PCT * (1 - X - E - M))
MRP Pct (M)	4.00%

		V =	$9,865,420

			0.7551
Pro Forma Value (100.00%)	$13,065,391
Public Shareholder Value	$5,877,675
Per Share Value	$5.69	V =	$13,065,391

(1)	Reflects ownership interest held by MHC.

(2)	For each of the 1,033,725 shares held by non-MHC investors.

EXHIBIT V-1
RP® Financial, LC.
Firm Qualifications Statement

RP® FINANCIAL, LC.
Celebrating 20 Years of Financial Advisory Services
FIRM QUALIFICATION STATEMENT
RP® Financial provides financial and management consulting, merger advisory and valuation services to the financial services industry nationwide. We offer a broad array of services, high quality and prompt service, hands-on involvement by principals and senior staff, careful structuring of strategic initiatives and sophisticated valuation and other analyses consistent with industry practices and regulatory requirements. Our staff maintains extensive background in financial and management consulting, valuation and investment banking. Our clients include commercial banks, thrifts, credit unions, mortgage companies and other financial services companies.
STRATEGIC PLANNING SERVICES
RP® Financial’s strategic planning services are designed to provide effective feasible plans with quantifiable results. We analyze strategic options to enhance shareholder value, achieve regulatory approval or realize other objectives. Such services involve conducting situation analyses; establishing mission/vision statements, strategic goals and objectives; and identifying strategies to enhance franchise and/or market value, capital management, earnings enhancement, operational matters and organizational issues. Strategic recommendations typically focus on: capital formation and management, asset/liability targets, profitability, return on equity and stock pricing. Our proprietary financial simulation models provide the basis for evaluating the impact of various strategies and assessing their feasibility and compatibility with regulations.
MERGER ADVISORY SERVICES
RP® Financial’s merger advisory services include targeting potential buyers and sellers, assessing acquisition merit, conducting due diligence, negotiating and structuring merger transactions, preparing merger business plans and financial simulations, rendering fairness opinions, preparing mark-to-market analyses and supporting the implementation of post-acquisition strategies. Through financial simulations, comprehensive data bases, valuation proficiency and regulatory familiarity, RP® Financial’s merger advisory services center on enhancing shareholder returns.
VALUATION SERVICES
RP® Financial’s extensive valuation practice includes bank and thrift mergers, thrift mutual-to-stock conversions, insurance company demutualizations, ESOPs, subsidiary companies, purchase accounting and other purposes. We are highly experienced in performing appraisals which conform to regulatory guidelines and appraisal standards. RP® Financial is the nation’s leading valuation firm for thrift mutual-to-stock conversions, with appraised values ranging up to $4 billion.
OTHER CONSULTING SERVICES
RP® Financial offers other consulting services including branching and diversification strategies, feasibility studies and special research. We assist banks/thrifts in preparing CRA plans and evaluating wealth management activities on a de novo or merger basis. Our other consulting services are aided by proprietary valuation and financial simulation models.
KEY PERSONNEL (Years of Relevant Experience & Contact Information)

Ronald S. Riggins, Managing Director (27)	(703) 647-6543	rriggins@rpfinancial.com
William E. Pommerening, Managing Director (24)	(703) 647-6546	wpommerening@rpfinancial.com
Gregory E. Dunn, Director (25)	(703) 647-6548	gdunn@rpfinancial.com
James P. Hennessey, Director (22)	(703) 647-6544	jhennessey@rpfinancial.com
James J. Oren, Director (21)	(703) 647-6549	joren@rpfinancial.com
Timothy M. Biddle, Senior Vice President (18)	(703) 647-6552	tbiddle@rpfinancial.com

Washington Headquarters
Rosslyn Center	Telephone: (703) 528-1700
1700 North Moore Street, Suite 2210	Fax No.: (703) 528-1788
Arlington, VA 22209	Toll-Free No.: (866) 723-0594
www.rpfinancial.com	E-Mail: mail@rpfinancial.com